AGREEMENT OF PURCHASE AND SALE OF ASSETS

                                  BY AND AMONG

                           MONTEREY HOMES CORPORATION,

                               LEGACY HOMES, LTD.,

                            LEGACY ENTERPRISES, INC.,

                                       AND

                         JOHN LANDON AND ELEANOR LANDON




                               Dated May 29, 1997

                    AGREEMENT OF PURCHASE AND SALE OF ASSETS
                    ----------------------------------------

ARTICLE 1.
         DEFINITIONS..............................................................................................1
                  1.1      Definitions............................................................................1
                           -----------
                  1.2      Other Definitions and Interpretations..................................................7
                           -------------------------------------

ARTICLE 2.
         PURCHASE AND SALE OF ASSETS..............................................................................8
                  2.1      Assets to be Purchased.................................................................8
                           ----------------------
                  2.2      Assets Not Being Transferred...........................................................9
                           ----------------------------
                  2.3      Liabilities to be Assumed.............................................................10
                           -------------------------
                  2.4      Liabilities Not Being Assumed.........................................................10
                           -----------------------------
                  2.5      Purchase Price........................................................................11
                           --------------
                  2.6      Method of Payment.....................................................................16
                           -----------------
                  2.7      Allocation of Purchase Price..........................................................16
                           ----------------------------
                  2.8      Transfer Fees, Title Costs, and Environmental Costs...................................16
                           ---------------------------------------------------
                  2.9      Risk of Loss..........................................................................16
                           ------------

ARTICLE 3.
         REPRESENTATIONS AND WARRANTIES OF BUYER.................................................................17
                  3.1      Organization and Qualification........................................................17
                           ------------------------------
                  3.2      Authority Relative to this Agreement..................................................17
                           ------------------------------------
                  3.3      No Conflicts..........................................................................17
                           ------------
                  3.4      No Consents...........................................................................17
                           -----------
                  3.5      SEC Documents.........................................................................17
                           -------------
                  3.6      Capitalization........................................................................18
                           --------------
                  3.7      Litigation............................................................................18
                           ----------
                  3.8      No Material Adverse Changes...........................................................18
                           ---------------------------
                  3.9      Shares................................................................................18
                           ------

ARTICLE 4.
         REPRESENTATIONS AND WARRANTIES
         OF SELLER AND SHAREHOLDERS..............................................................................19
                  4.1      Organization and Qualification........................................................19
                           ------------------------------
                  4.2      Authority Relative to this Agreement..................................................19
                           ------------------------------------
                  4.3      Legal Capacity and Authority of Shareholders and Limited Partners.....................20
                           -----------------------------------------------------------------
                  4.4      No Conflicts..........................................................................20
                           ------------
                  4.5      No Consents...........................................................................20
                           -----------
                  4.6      Capitalization........................................................................20
                           --------------
                  4.7      Subsidiaries..........................................................................21
                           ------------

                  4.8      Financial Statements..................................................................21
                           --------------------
                  4.9      Absence of Undisclosed Liabilities....................................................21
                           ----------------------------------
                  4.10     No Material Adverse Changes...........................................................21
                           ---------------------------
                  4.11     Absence of Certain Developments.......................................................22
                           -------------------------------
                  4.12     [Intentionally Omitted]...............................................................23
                            ---------------------
                  4.13     Real Property.........................................................................23
                           -------------
                  4.14     Land Contracts........................................................................24
                           --------------
                  4.15     Real Property Generally...............................................................24
                           -----------------------
                  4.16     Acquired Contracts....................................................................26
                           ------------------
                  4.17     Acquired Contracts Generally..........................................................27
                           ----------------------------
                  4.18     Warranties............................................................................29
                           ----------
                  4.19     Good Title to and Condition of Acquired Assets........................................29
                           ----------------------------------------------
                  4.20     Environmental Matters.................................................................29
                           ---------------------
                  4.21     Inventory.............................................................................31
                           ---------
                  4.22     Accounts Receivable...................................................................31
                           -------------------
                  4.23     Tax Matters...........................................................................31
                           -----------
                  4.24     Restrictions on Business Activities...................................................33
                           -----------------------------------
                  4.25     Intellectual Property.................................................................33
                           ---------------------
                  4.26     Litigation............................................................................33
                           ----------
                  4.27     Employees.............................................................................34
                           ---------
                  4.28     Employee Benefit Plans................................................................34
                           ----------------------
                  4.29     Labor Matters.........................................................................35
                           -------------
                  4.30     Insurance.............................................................................35
                           ---------
                  4.31     Affiliate Transactions................................................................36
                           ----------------------
                  4.32     Compliance with Laws..................................................................36
                           --------------------
                  4.33     Permits...............................................................................36
                           -------
                  4.34     Officers and Directors; Bank Accounts.................................................37
                           -------------------------------------
                  4.35     Minute Books..........................................................................37
                           ------------
                  4.36     HSR Act...............................................................................37
                           -------
                  4.37     Investment in Shares..................................................................37
                           --------------------
                  4.38     Disclosure............................................................................38
                           ----------

ARTICLE 5.
         CONDUCT OF SELLER PENDING THE CLOSING...................................................................38
                  5.1      Conduct of Business Pending the Closing...............................................39
                           ---------------------------------------
                  5.2      Business Relationships................................................................40
                           ----------------------
                  5.3      Access to Information.................................................................40
                           ---------------------
                  5.4      Representations and Warranties at Closing.............................................41
                           -----------------------------------------
                  5.5      Tax on Prior Sales....................................................................41
                           ------------------
                  5.6      Notification of Certain Matters.......................................................41
                           -------------------------------
                  5.7      Transfer of Permits...................................................................41
                           -------------------

                  5.8      Closing...............................................................................41
                           -------
                  5.9      Shareholder Covenants.................................................................41
                           ---------------------

ARTICLE 6.
         ADDITIONAL AGREEMENTS...................................................................................41
                  6.1      Employment............................................................................41
                           ----------
                  6.2      No Negotiations.......................................................................42
                           ---------------
                  6.3      Public Announcements..................................................................42
                           --------------------
                  6.4      Confidentiality.......................................................................42
                           ---------------
                  6.5      Books and Records.....................................................................43
                           -----------------
                  6.6      Additional Agreements.................................................................43
                           ---------------------
                  6.7      Non-Compete...........................................................................43
                           -----------
                  6.8      Broker................................................................................43
                           ------
                  6.9      Environmental Review..................................................................44
                           --------------------
                  6.10     Title Matters.........................................................................44
                           -------------
                  6.11     Key Employees.........................................................................45
                           -------------
                  6.12     [Intentionally Omitted................................................................45
                           ----------------------
                  6.13     Registration Rights Agreement.........................................................45
                           -----------------------------
                  6.14     Additional Shares.....................................................................45
                           -----------------

ARTICLE 7.
         CONDITIONS..............................................................................................45
                  7.1      Conditions to Obligations of Each Party...............................................45
                           ---------------------------------------
                  7.2      Additional Conditions to Obligation of Seller and Shareholders........................46
                           --------------------------------------------------------------
                  7.3      Additional Conditions to Obligation of Buyer..........................................48
                           --------------------------------------------

ARTICLE 8.
         THE CLOSING.............................................................................................50
                  8.1      Closing...............................................................................50
                           -------
                  8.2      Seller's Obligations..................................................................50
                           --------------------
                  8.3      Buyer's Obligations...................................................................51
                           -------------------

ARTICLE 9.
         INDEMNITIES.............................................................................................52
                  9.1      Survival of Representations and Warranties............................................52
                           ------------------------------------------
                  9.2      Nature of Statements..................................................................52
                           --------------------
                  9.3      Indemnification of Parties............................................................52
                           --------------------------
                  9.4      Arbitration...........................................................................52
                           -----------
ARTICLE 10.
         TERMINATION.............................................................................................53

                  10.1     Termination...........................................................................53
                           -----------
                  10.2     Effect of Termination.................................................................53
                           ---------------------

ARTICLE 11.
         GENERAL PROVISIONS......................................................................................53
                  11.1     Notices...............................................................................53
                           -------
                  11.2     Counterparts..........................................................................54
                           ------------
                  11.3     Governing Law.........................................................................54
                           -------------
                  11.4     Assignment............................................................................54
                           ----------
                  11.5     Gender and Number.....................................................................55
                           -----------------
                  11.6     Schedules and Exhibits................................................................55
                           ----------------------
                  11.7     Waiver of Provisions..................................................................55
                           --------------------
                  11.8     Costs.................................................................................55
                           -----
                  11.9     Amendment.............................................................................55
                           ---------
                  11.10    Expenses..............................................................................55
                           --------
                  11.11    Severability..........................................................................55
                           ------------
                  11.12    Extent of Obligations.................................................................56
                           ---------------------

                               INDEX OF SCHEDULES

Schedule 2.1(a)     March 1997 Balance Sheet
Schedule 2.1(b)     Real Property
Schedule 2.1(c)     Land Contracts
Schedule 2.1(d)     Acquired Contracts
Schedule 2.1(e)     FFE
Schedule 2.1(f)     Trade Secrets and Intellectual Property
Schedule 2.1(g)     Consents, Licenses, Permits and Governmental Agreements
Schedule 2.3        Assumed Liabilities
Schedule 2.7        Allocation of Purchase Price
Schedule 3.7        Litigation Against Buyer
Schedule 3.8        No Material Adverse Changes to Buyer's Business
Schedule 4.1        Qualification to do Business
Schedule 4.4        Conflicts
Schedule 4.5        Required Consents
Schedule 4.7        Subsidiaries
Schedule 4.8        Financial Statements
Schedule 4.9        Absence of Undisclosed Liabilities
Schedule 4.10       No Material Adverse Changes
Schedule 4.11       Certain Developments
Schedule 4.15       Title to Real Property
Schedule 4.17       Acquired Contracts Generally
Schedule 4.18       Warranties
Schedule 4.19       Title to Acquired Assets
Schedule 4.20       Environmental Matters
Schedule 4.23       Tax Matters
Schedule 4.26       Litigation
Schedule 4.27       Employees
Schedule 4.28       Employee Benefit Plans
Schedule 4.30       Insurance
Schedule 4.31       Affiliate Transactions
Schedule 4.32       Compliance with Laws
Schedule 4.33       Permits
Schedule 4.34       Officers and Directors and Bank Accounts
Schedule 4.37       Name and Address of Each Seller and Shareholder

                                LIST OF EXHIBITS


Exhibit A  -        Non Compete Agreement
Exhibit B  -        Employment Agreement
Exhibit C  -        Bill of Sale and Assumption
Exhibit D  -        Indemnification Agreement
Exhibit E  -        Registration Rights Agreement
Exhibit F  -        Intentionally Omitted
Exhibit G  -        Dispute Resolution Procedures
Exhibit H  -        Intentionally Omitted
Exhibit I  -        Merger Agreement

                    AGREEMENT OF PURCHASE AND SALE OF ASSETS
                    ----------------------------------------


         This AGREEMENT OF PURCHASE AND SALE OF ASSETS (the "Agreement") is made as of May 29, 1997, by and among MONTEREY HOMES CORPORATION, a Maryland corporation ("Buyer"); LEGACY HOMES LTD., a Texas limited partnership ("Legacy Homes") and LEGACY ENTERPRISES, INC., a Texas corporation ("LEI") (collectively Legacy Homes and LEI shall be referred to as "Seller"), and JOHN LANDON ("J. Landon") and ELEANOR LANDON ("E. Landon") (collectively J. Landon and E. Landon shall be referred to as "Shareholders"; individually as a "Shareholder").

                                    RECITALS

         A. Legacy Homes operates a home building and related businesses in the State of Texas (the "Business").

         B. LEI is the general partner of Legacy Homes and owns assets used in connection with the Business.

         C. Upon the terms and subject to the conditions set forth herein, Seller desires to sell to Buyer or an entity or entities controlled by Buyer, and Buyer desires to purchase from Seller, substantially all the assets of Seller (but excluding LEI's general partnership interest in Legacy Homes) related to the Business.

         NOW, THEREFORE, in consideration of the covenants and mutual agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in reliance upon the representations and warranties contained herein, the parties hereto do hereby agree as follows:

                                   ARTICLE 1.
                                   DEFINITIONS

         1.1 Definitions. The following terms shall have the meanings set forth below where used in this Agreement and identified with initial capital letters.

         "Aboveground Storage Tank" shall have the meaning ascribed to such term in Section 6901 et seq., as amended, of RCRA, or any applicable state or local statute, law, ordinance, code, rule, regulation, order ruling, or decree governing Aboveground Storage Tanks.

         "Accounting Arbitrator" shall have the meaning set forth in Section 2.5(e).

         "Acquired Assets" shall have the meaning set forth in Section 2.1.

         "Acquired  Contracts"  shall  have the  meaning  set  forth in  Section
         2.1(d).

         "Assumed Liabilities" shall have the meaning set forth in Section 2.3.

         "Audited  Financial  Statements"  shall have the  meaning  set forth in
         Section 4.8.

         "Average Market Price" shall mean the average per share closing price of the Buyer's Common Stock, as reported on the New York Stock Exchange for the ten (10) most recent trading days ending one day prior to the public announcement of the execution of this Agreement.

         "Book Value" shall mean the sum of (i) the Acquired Assets (net of the amount of all appropriate allowances for doubtful accounts and inventory valuation adjustments), as reflected on the Final Balance Sheet of Seller, less the liabilities thereon and (ii) the book value of Texas Mortgage, after giving effect to the Property Transfer, all as determined in accordance with GAAP.

         "Business" shall have the meaning set forth in the Recitals.

         "Buyer" shall have the meaning set forth in the Preamble.

         "Closing" shall have the meaning set forth in Section 8.1.

         "Closing Date" means the date and time as of which the Closing actually takes place.

         "Closing Balance Sheet" shall have the meaning set forth in Section 2.5(b).

         "Code" shall mean the Internal Revenue Code of 1986, as amended. All references to sections of the Code shall include any amendments or any successor provisions thereof.

         "Company" shall mean Monterey Homes Corporation and its subsidiaries as reported on a GAAP basis.

         "Company Financials" shall have the meaning set forth in Section 3.5.

         "Company's Pre-Tax Income" shall mean the net income of Company (without regard to net operating loss carry forwards) before income taxes determined in accordance with GAAP and as reported in or consistent with Buyer's audited financial statements.

         "Consultant" shall have the meaning set forth in Section 6.11.

         "Current  Financial  Statements"  shall have the  meaning  set forth in
         Section 4.8.

         "Default Exception" shall have the meaning set forth in Section 2.5(f).

         "Discharge" means any manner of spilling, leaking, dumping, discharging, releasing, or emitting, as any of such terms may further be defined in any Environmental Law, into any medium including, without limitation, ground water, surface water, soil, or air.

         "Earn-Out" shall have the meaning set forth in Section 2.5(c).

         "Earn-Out Payment" shall have the meaning set forth in Section 2.5(c).

         "Earn-Out Period" shall mean for the first Earn-Out Period, the period commencing on the first day of the month in which the Closing Date occurs and ending December 31, 1997; subsequent Earn-Out Periods shall mean calendar years 1998, 1999, and 2000 and the last Earn-Out Period shall mean the period from January 1, 2001 to the fourth anniversary of the first day of the month in which the Closing Date occurs.

         "Environmental Assessments" shall have the meaning set forth in Section 6.9.

         "Environmental Laws" means all federal, state, regional, or local statutes, laws, rules, regulations, codes, orders, plans, injunctions, decrees, rulings, and changes or ordinances or judicial or administrative interpretations thereof, or similar laws of foreign jurisdictions where Seller conducts business, whether currently in existence or hereafter enacted or promulgated, any of which govern (or purport to govern) or relate to pollution, protection of the environment, public health and safety, air emissions, water discharges, hazardous or toxic substances, solid or hazardous waste, or occupational health and safety, as any of these terms are or may be defined in such statutes, laws, rules, regulations, codes, orders, plans, injunctions, decrees, rulings, and changes or ordinances, or judicial or administrative interpretations thereof, including, without limitation: the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendment and Reauthorization Act of 1986, 42 U.S.C. Section 9601, et seq. (collectively "CERCLA"); the Solid Waste Disposal Act, as amended by the Resource Conversation and Recovery Act of 1976 and subsequent Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. Section 6901 et seq. (collectively "RCRA"); the

         Hazardous Materials Transportation Act, as amended, 49 U.S.C. Section 1801 et seq.; the Clean Water Act, as amended, 33 U.S.C. Section 1311 et seq.; the Clean Air Act, as amended, 42 U.S.C. Section 7401-642; the Toxic Substances Control Act, as amended, 15 U.S.C. Section 2601 et seq.; the Federal Insecticide, Fungicide, and Rodenticide Act as amended, 7 U.S.C. Section 136-136y ("FIFRA"); the Emergency Planning and Community Right-to-Know Act of 1986 as amended, 42 U.S.C. Section 11001 et seq. (Title III of SARA) ("EPCRA"); and the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. Section 651 et seq. ("OSHA").

         "ERISA" shall mean Title IV of the Employee Retirement Income Security Act of 1974, as amended.

         "Excluded Assets" shall have the meaning set forth in Section 2.2.

         "Excluded Liabilities" shall have the meaning set forth in Section 2.4.

         "Final  Balance  Sheet"  shall  have the  meaning  set forth in Section
         2.5(b).

         "GAAP"  shall  mean  United  States   generally   accepted   accounting
         principles as in effect from time to time.

         "Handle" means any manner of generating, accumulating, storing, treating, disposing of, transporting, transferring, labeling, handling, manufacturing, or using, as any of such terms may further be defined in any Environmental Law, of any Hazardous Substances.

         "Hazardous Substances" shall be construed broadly to include any toxic or hazardous substance, material, or waste, and any other contaminant, pollutant, or constituent thereof, whether liquid, solid, semi-solid, sludge, and/or gaseous, including without limitation, chemicals, compounds, by-products, pesticides, asbestos containing materials, petroleum or petroleum products, and polychlorinated biphenyls, the presence of which requires investigation or remediation under any Environmental Laws or which are or become regulated, listed, or controlled by, under, or pursuant to any Environmental Laws, including, without limitation, RCRA, CERCLA, the Hazardous Materials Transportation Act, the Toxic Substances Control Act, the Clean Air Act, the Clean Water Act, FIFRA, EPCRA, and OSHA, or any similar state statute, or any future amendments to, or regulations implementing such statutes, laws, ordinances, codes, rules, regulations, orders, rulings, or decrees, or which has been or shall be determined or interpreted at any time by any Governmental Authority to be a hazardous or toxic substance regulated under any other statute, law, regulation, order, code, rule, order, or decree.

         "H-S-R" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "Insiders" shall have the meaning set forth in Section 4.31.

         "Intellectual Property" shall have the meaning set forth in Section 2.1(f).

         "Intercompany Interest" shall have the meaning set forth in Section 2.5(f).

         "Intercompany Receivable" shall have the meaning set forth in Section 2.5(f).

         "Knowledge" with respect to a company, shall mean knowledge after reasonable investigation by the company with respect to any matters that the company has made inquiry of employees and officers of the company who have within their job responsibilities the duty to monitor such matters.

         "Land Contracts" shall mean contracts relating to the Land Contract Property and the Option Real Property described in Section 4.14 hereof.

         "Land Contract Property" shall have the meaning set forth in Section 4.14.

         "Limited Partners" shall mean the Shareholders.

         "March 1997 Balance Sheet" shall have the meaning set forth in Section 2.1(a).

         "Merger Agreement" shall mean the Agreement and Plan of Reorganization by and among Buyer, Buyer's wholly-owned subsidiary Monterey Mortgage Acquisition Corporation, Texas Mortgage and Shareholders in substantially the form attached hereto as Exhibit I.

         "Mortgage Banking Business" shall mean the business to be acquired pursuant to the Merger Agreement.

         "Notices" shall have the meaning set forth in Section 4.20(b).

         "Option  Real  Property"  shall have the  meaning  set forth in Section
         4.14.

         "Permits" shall have the meaning set forth in Section 4.33.

         "Permitted Liens" shall have the meaning set forth in Section 4.19.

         "Pre-Tax Texas Income" shall mean, subject to Section 2.5 of this Agreement, the net income of the Texas Division before income taxes determined in accordance with GAAP, and including any debits or credits of interest set forth in Section 2.5; provided, however, the effect of the following items shall be excluded: any goodwill or amortization of goodwill, any increase in basis in the valuation of the assets of the Texas Division as a result of purchase accounting, resulting from the acquisition of the Texas Division, and any parent overhead or other costs of any other division or affiliate of Buyer.

         "Proceeding" shall mean claims, suits, actions, judgments, penalties, fines or administrative or judicial investigations or proceedings.

         "Property Leases" shall have the meaning set forth in Section 4.16(e).

         "Property Transfer" shall mean the transfer of all assets in the Mortgage Banking Business to Texas Mortgage, as described in Section 4B.2 of the Merger Agreement.

         "Purchase Price" shall have the meaning set forth in Section 2.5.

         "Real Property" shall have the meaning set forth in Section 2.1(b).

         "Remediation Standard" shall have the meaning set forth in Section 6.9.

         "Replacement Guarantee" shall have the meaning set forth in Section 7.2(j).

         "SEC Documents" shall have the meaning set forth in Section 3.5.

         "Seller" shall have the meaning set forth in the Preamble.

         "Shareholder" or "Shareholders" shall have the meaning set forth in the Preamble.

         "Shares" shall have the meaning set forth in Section 2.5.

         "Subsidiary" shall have the meaning set forth in Section 4.7 hereof.

         "Taxes" any and all federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, payroll, employment, recapture, disability, real property, personal property, sales, use, transfer, registration, value-added, alternative or add-on minimum, estimated, or any other taxes, assessments, or government charges of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

         "Tax Returns" shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         "Texas Book Value" shall mean $5 million.

         "Texas Division" shall have the meaning set forth in Section 2.5(f).

         "Texas Equity" shall have the meaning set forth in Section 2.5(f).

         "Texas Mortgage" shall mean Texas Home Mortgage Corporation, a Texas corporation owned by the Shareholders.

         "Threatened" shall have the meaning set forth in Section 3.7 or Section 4.26, as the case may be.

         "Title Commitment" shall have the meaning set forth in Section 6.10.

         "Title Company" shall have the meaning set forth in Section 6.10.

         "Trade Secrets" shall have the meaning set forth in Section 2.1(f).

         "Underground Storage Tank" shall have the meaning ascribed to such term in Section 6901 et seq., as amended, of RCRA, or any applicable state or local statute, law, ordinance, code, rule, regulation, order ruling, or decree governing Underground Storage Tanks.

         "Warranty Reserve" shall have the meaning set forth in Section 4.18.

         1.2 Other Definitions and Interpretations. For purposes of this Agreement (except where the context otherwise requires), the term "parties" means Buyer, Seller and Shareholders; and the term "person" includes any natural person, firm association, partnership, corporation, governmental agency, or other entity other than the parties. The table of contents and the headings of the Articles and Sections of this Agreement have been included herein for convenience of reference only and shall not be deemed to affect the meaning of the operative provisions of this Agreement. All dollar amounts referred to herein are in United States Dollars.

                                   ARTICLE 2.
                           PURCHASE AND SALE OF ASSETS

         2.1 Assets to be Purchased. Upon the terms and subject to the conditions set forth herein, and in reliance on the respective representations and warranties of the parties, at the Closing, Seller shall sell, convey, assign, transfer, and deliver to the Buyer, and the Buyer shall purchase and acquire from Seller all right, title and interest in and to Seller's Business on the Closing Date the following (collectively, the "Acquired Assets"):

                  (a) All of the assets reflected on the Closing Balance Sheet of Seller and all assets subsequently acquired, except for the Excluded Assets reflected thereon and those assets disposed of in the ordinary course of business consistent with the past practices and this Agreement. Schedule 2.1(a) sets forth a list of assets as of the March 31, 1997 Balance Sheet ("March 1997 Balance Sheet").

                  (b) All real property, including (i) all land and buildings, fixtures, and improvements located thereon or attached thereto, (ii) all lots under development and finished lots, and all houses under development, completed homes, and model homes as of the Closing Date, and (iii) easements, franchises, licenses, permits, and rights-of-way appurtenant to or otherwise benefiting, and all development rights, mineral rights, water rights, utility capacity reservations, and other rights and appurtenances affecting or pertaining to, the foregoing (collectively, "Real Property"). Schedule 2.1(b) sets forth a listing and description of these assets.

                  (c) All rights and benefits of Seller or any affiliate of Seller for its benefit under all contracts and option agreements for the purchase of lots or land for development ("Land Contracts"), a list and description which is set forth on Schedule 2.1(c).

                  (d) All rights and benefits of Seller in all other written and oral agreements, arrangements, contracts, commitments and leases listed and described on Schedule 2.1(d) hereto, and all agreements, arrangements, commitments, contracts, leases, that Seller enters into after the date hereof in the ordinary course of business consistent with past practices and this Agreement (the "Acquired Contracts").

                  (e) All equipment, furniture, furnishings, inventory, machinery, software, supplies, tools, vehicles, and other personal property used in connection with the Business as set forth in Schedule 2.1(e).

                  (f) All rights and benefits of Seller in (i) all architectural, building, and engineering designs, drawings, specifications, and plans, (ii) all processes, know-how, technical data, and other trade secrets (the "Trade Secrets"), (iii) all sales forms and promotional and advertising materials, (iv) all copyrights, patents, trademarks, and applications, registrations, and renewals with respect thereto, a list and description of which is set forth on Schedule 2.1(f) hereto, and the name "Legacy Homes", and all variations of or derivations from such name and any and all logos used in connection therewith (collectively, the "Intellectual Property"), and (v) all other proprietary information or rights of Seller. The rights and benefits transferred shall also include all goodwill associated therewith.

                  (g) To the extent transferable, all approvals, authorizations, certificates, consents, franchises, licenses, permits, rights, variances, and waivers acquired or used in connection with the Business, and all agreements with governmental and other authorities in the nature thereof, a list and description of which is set forth on
         Schedule 2.1(g).

                  (h) All of Seller's prepaid expenses and all accounts and notes receivable and other receivables of Seller.

                  (i) All rights and benefits of Seller under any manufacturer's, subcontractor's, supplier's, merchant's, repairmen's, or other third-party warranties, guarantees, and service or replacement programs relating to any Acquired Asset or the Business.

                  (j) All of the books, instruments, papers, and records of whatever nature and wherever located that relate to the Business, whether in written form or another storage medium, including without limitation (i) accounting and financial records, (ii) property records and reports, (iii) customer, subcontractor, and supplier lists, (iv) environmental records and reports, (v) personnel and labor relations records, and (vi) property, sales, or transfer tax records and returns, provided that such books, instruments, papers, and records shall exclude any documents relating exclusively to the Excluded Assets.

         2.2 Assets Not Being Transferred. Seller shall retain and Buyer shall not purchase the following ("Excluded Assets"):

                  (a) All of Seller's right, title and interest under or related to this Agreement, including, without limitation, the consideration delivered to Seller pursuant to this Agreement;

                  (b) The minute books, ownership record books and information, seals, blank share certificates, and other documents and things relating to organizational matters and the existence of Seller as a corporation; and the income tax returns of Seller; and

                  (c) The general partnership interest owned by LEI in Legacy Homes.

         2.3 Liabilities to be Assumed. Upon the terms and subject to the terms of this Agreement, at the Closing, Buyer shall assume:

                  (a) All liabilities or obligations reflected on the Closing Balance Sheet;

                  (b) All other liabilities or obligations incurred in or arising from Seller's Business whether or not such liabilities are required to be disclosed on the Closing Balance Sheet in accordance with GAAP (provided, however, that all liabilities required to be so recorded shall be), including, without limitation, all obligations relating to the period after the Closing Date under the written or oral agreements identified on the Schedules hereto that were entered into in the ordinary course of Seller's Business, consistent with past practices and this Agreement (the foregoing liabilities described in this Section 2.3(a), and (b) shall be referred to herein as "Assumed Liabilities").

                  Buyer shall discharge the Assumed Liabilities in accordance with their terms. It is expressly understood and agreed that Buyer shall not be liable for any of the obligations or liabilities of Seller of any kind or nature other than those specifically assumed by Buyer under this Section 2.3.

         2.4 Liabilities Not Being Assumed. Anything contained herein to the contrary notwithstanding, Seller shall remain responsible for and Buyer shall not assume the following liabilities or obligations, whether fixed or contingent, known or unknown, matured or unmatured, executory or non-executory, of Seller which liabilities and obligations shall at and after the Closing remain the exclusive responsibility of Seller ("Excluded Liabilities"):

                  (a) All liabilities and obligations of Seller under this Agreement or with respect to or arising out of the consummation of the transactions contemplated by this Agreement;

                  (b) All liabilities and obligations of Seller for Seller's fees and expenses and taxes incurred by Seller in connection with, relating to, or arising out of the consummation of the transactions contemplated by this Agreement, except as specifically contemplated herein;

                  (c) (i) Any liabilities, obligations or expenses for Taxes (including property taxes for property of Seller closed prior to the Closing Date, but not including property taxes for property of Seller which has not closed prior to such Date) of the Seller or Shareholders (regardless of when incurred) or of any other person (regardless of when incurred) under Treas. Reg. 1502-6 (or any similar provision of state, local, or foreign law) as a transferee or successor, by contract or otherwise; (ii) any liabilities or obligations or expenses of the Seller or Shareholders related to pending or Threatened litigation of Seller or the Shareholders or otherwise related to the Business or Acquired Assets as of the Closing Date and disclosed on Schedule
4.26 (or that should have been disclosed pursuant to Section 4.26); (iii) any liabilities, obligations, or expenses relating to or consisting of any lien, encumbrance or claim affecting the title to (A) the Acquired Assets and (B) liabilities, obligations or expenses under the Land Contracts arising or relating to the period prior to the Closing Date, in each case other than Permitted Liens; and (iv) any liabilities, obligations or expenses relating to any environmental matter or condition not disclosed in Schedule 4.20 (but, based on the Knowledge of Seller or Shareholders, should have been disclosed pursuant to Section 4.20). Seller shall discharge all Excluded Liabilities and, without limitation of the foregoing, if Seller shall liquidate, dissolve, or wind-up after the Closing, Seller shall pay, post security for, or otherwise make provision for all such liabilities.

         2.5 Purchase Price. In addition to assuming the Assumed Liabilities, Buyer agrees to pay to Seller, subject to the terms and conditions of this Agreement, a purchase price (the "Purchase Price") equal to (1) the Book Value of Seller as of the Closing Date, (2) Six Hundred Twenty-Three Thousand Dollars ($623,000), (3) Three Million Dollars of common stock of Buyer, based upon the Average Market Price of such shares (the "Shares"), less the value of shares issued pursuant to the Merger Agreement; provided, that the total number of Shares that Seller and the Shareholders of Texas Mortgage shall receive upon the Closing of the transactions in this Agreement and the Merger Agreement, respectively, shall not exceed 666,667 Shares, and if the Average Market Price multiplied by that number of Shares does not equal Four Million Dollars, then the shortfall shall be paid in cash by Buyer to Seller, (4) to the extent earned, the Earn-Out; all as specified and subject to the provisions set forth below.

                  (a) Seller and Shareholders represent, warrant and covenant that (i) the book value at March 31, 1997 was approximately $13,000,000; (ii) that Seller has operated since such date and will up through Closing operate only in the ordinary course of business, consistent with past practices; (iii) Seller may incur additional indebtedness prior to Closing consistent with past practices and subject to Buyer's consent, which shall not be unreasonably withheld. Seller acknowledges that Buyer may withhold consent if any such borrowing would, upon Closing, result in a default by Buyer of any covenants under its or Seller's borrowing arrangements assumed hereunder; and (iv) Seller may make distributions to its Shareholders in amounts that will not reduce Book Value below $0 (provided that in no event shall the Book Value exceed $5,000,000) as of Closing. To the extent the Book Value is less than $0, at Closing the Shareholders of Seller shall contribute funds to Seller to be transferred to Buyer to achieve this minimum threshold as of the Closing.

                  (b) For the purpose of making an initial determination of Book Value, Seller shall deliver to Buyer a combined closing balance sheet of the Business and Texas Mortgage dated the last day of the month ending immediately prior to Closing (the "Closing Balance Sheet"). The Closing Balance Sheet shall be prepared in accordance with GAAP; without limitation of the foregoing, Seller shall make appropriate accruals for any severance or vacation pay or other obligations or liabilities due or related to Seller's employees. As soon as practicable after Closing, Buyer's independent accountants shall prepare a final balance sheet as of the Closing

("Final Balance Sheet"), in accordance with GAAP. Seller's accountants will be permitted to participate in the process, at Seller's expense. The Final Balance Sheet shall be provided to all parties and all parties shall have the right to inspect the work papers generated by Buyer's accountants in preparation of the Final Balance Sheet. Any difference in favor of Buyer in Book Value on the Final Balance Sheet from the Closing Balance Sheet shall be treated as a reduction in the Purchase Price and shall be promptly reimbursed by Seller or Shareholders. Any difference in favor of Seller shall be promptly paid to Seller or Shareholders.

                  (c) The Purchase Price includes five (5) deferred contingent payments (collectively referred to herein as the "Earn-Out", individually referred to herein as an "Earn-Out Payment") for each of the five (5) consecutive Earn-Out Periods following the Closing Date, equal to (i) twenty percent (20%) of the Pre-Tax Texas Income of the Texas Division; plus (ii) twelve percent (12%) of Company's Pre-Tax Income. In no event shall the total of all Earn-Out Payments exceed $15 million or shall an Earn-Out Payment exceed $5 million in any one Earn- Out Period. In the event an Earn-Out Payment would exceed $5 million, the excess of $5 million shall accrue interest at the rate of 10% per annum and such excess (over $5 million) of the Earn- Out Payment plus accrued interest shall be payable when the next succeeding Earn-Out Payment is due. Any Earn-Out Payments due to Seller shall be subject to Buyer's rights of set-off under the Indemnification Agreement in the form of Exhibit D attached hereto, to be executed by the parties at Closing.

                  (d) Buyer shall pay to Seller ninety percent (90%) of each estimated Earn-Out Payment for the previous (i.e., just ended) Earn-Out Period on the earlier to occur of Buyer's announcement of its earnings for a calendar year or January 31, following the relevant Earn-Out Period and on or before the 30th day following the last Earn-Out Period. Thereafter, within ninety (90) days after completion of each Earn-Out Period, Buyer shall deliver to Seller a reasonably detailed calculation notice of the Pre-Tax Texas Income and Company Pre-Tax Income for such Period and the remaining amount, if any, of any Earn-Out Payment due to Seller, together with a check in the amount of the balance due. Seller shall notify Buyer within fifteen (15) days after the delivery of the calculation notice referenced above of any dispute relating to calculation of the Earn-Out Payment. Buyer shall, upon Seller's request made within the same period, make available to Seller the books and records of Seller, and any related work papers, related to computation of the Earn-Out Payment. If Seller establishes a mistake in the calculation which Buyer does not dispute, the Earn-Out Payment shall be adjusted accordingly and the party in whose favor the mistake was made shall promptly pay the other party the amount due.

                  (e) If Buyer and Seller are unable to resolve any dispute regarding the calculation of an Earn-Out Payment within thirty (30) calendar days of Seller's notice under this Section 2.5, then the parties shall arbitrate the dispute in the manner provided in Exhibit G, except that the arbitrator shall be Arthur Andersen or such other accounting firm of national repute (other than the firm currently serving as auditor for Buyer or the firm serving as auditor for Seller) as may be mutually agreed upon by Buyer and Seller (the "Accounting Arbitrator"). The arbitration award shall be final and binding on all parties, and judgment on the arbitration award may be enforced in any court having jurisdiction over the subject matter of the controversy. In the event that the Accounting Arbitrator determines that Buyer underpaid an Earn-Out Payment by more than $36,000, Buyer shall pay the fees and expenses of the Accounting Arbitrator and shall reimburse Seller for the cost of its accounting professionals in reviewing Buyer's calculation of the Earn-Out Payment and in participating in the arbitration procedure. In the event that the Accounting Arbitrator determines that Buyer underpaid an Earn-Out Payment by less than $36,000 or overpaid an Earn-Out Payment by less than $36,000, Buyer and Seller shall each pay their cost of its own accounting professionals and shall bear equally the fees and expenses of the Accounting Arbitrator. In the event that the Buyer overpaid an Earn-Out Payment by more than $36,000, Seller shall pay the fees and expenses of the Accounting Arbitrator and shall reimburse the Buyer for the cost of its accounting professionals in reviewing Buyer's calculation of the Earn-Out Payment and in participating in the arbitration procedure. Any reimbursement amount due under this paragraph shall be added to the arbitration award.

                  (f) In order to facilitate the calculation of the Earn Out, the Business and the Mortgage Banking Business shall be operated as a separate division(s) or subsidiary(s) of Buyer (collectively, the "Texas Division"). The following specific provisions shall apply to the Earn- Out: (i) For so long as
J. Landon is President of the Texas Division, he shall operate the Division in a manner intended to optimize its profitability, with due regard to prudent operations, (ii) the Texas Division shall be allocated equity capital equal to the Book Value at Closing, as finally determined pursuant to Section 2 (provided that if as a result of permitted distributions the Texas Division's Book Value is less than $5 million at Closing, promptly following Closing Buyer shall contribute sufficient assets to raise the Texas Division's Book Value to $5 million); and (iii) Seller acknowledges that cash management operations shall be handled by Buyer.

         The Texas Division shall retain the Texas Book Value plus (i) for the first three (3) years after the Closing Date all earnings of the Texas Division less imputed taxes at the maximum combined federal and state tax rates and without regard to any net operating loss carry forwards or other similar tax benefits; and (ii) thereafter, all earnings of the Texas Division less (A) actual Earn-Out Payments and (B) federal and state taxes at the actual tax rate of the Company ("Texas Equity"). The Earn-Out Payments with respect to the first three years after Closing shall not be payable from the Texas Division.

         Additionally, with respect to the working capital availability the following shall apply: in the event working capital is needed or at Buyer's direction, the Texas Division shall borrow against its assets in a manner consistent with past practice (or on more favorable borrowing terms from its lenders as may be negotiated by Company), provided, however, Buyer and Seller agree that the Texas Division shall be operated in such a manner so as to reduce the leverage of the combined companies to a liabilities-to-equity ratio measured at the end of each calendar quarter set forth below of not higher than:

                  2.75 to 1 by September 30, 1997
                  2.50 to 1 by December 31, 1997
                  2.75 to 1 by March 31, 1998
                  2.25 to 1 by June 30, 1998
                  2.25 to 1 by September 30, 1998
                  2.00 to 1 by December 31, 1998


  Any unused excess cash in the Texas Division will be paid to and invested by Buyer (at Buyer's direction) with a corresponding receivable in favor of the Texas Division. No assets (other than cash to be evidenced in the form of an Intercompany Receivable) shall be removed by Buyer from the Texas Division without the written consent of J. Landon. The Company shall return cash represented by an Intercompany Receivable in favor of the Texas Division upon its written request, unless such event would result in a default under Buyer's bank debt or other institutional debt or subordinated debt that would, based upon reasonable financial assumptions, have a material adverse effect on the Company (the "Default Exception"), provided that Buyer shall diligently pursue reasonable alternatives to avoid and cure any such default, and to make available to the Texas Division the funds requested as soon as practicable. In the event an Intercompany Receivable due to the Texas Division is generated, Buyer shall credit the Pre-Tax Texas Income with Intercompany Interest on the amount of the Intercompany Receivable. Similarly, in the event the Texas Division generates an Intercompany Receivable due to Buyer, Pre-Tax Texas Income shall be charged for such borrowing at the rate of the Intercompany Interest. The "Intercompany Receivable," as determined on a monthly basis, which shall equal the difference determined by subtracting (i) all assets of the Texas Division (less any intercompany receivables or payables on the Texas Division balance sheet) from (ii) all liabilities and Texas Equity of the Texas Division. "Intercompany Interest" shall mean the weighted average of the cost of borrowings of the Texas Division, except as to funds withheld under the Default Exception in which case it shall mean the weighted average rate of interest on the debt that would have become subject to default. The last Earn-Out Period shall be extended for any period during which the Default Exception is in effect.

         At his election, J. Landon may consent in writing to the Company utilizing funds represented by an Intercompany Receivable for projects at other divisions or subsidiaries. Any such sums shall not be considered assets of the Texas Division or an Intercompany Receivable and shall not be available for use by the Texas Division or carry any Intercompany Interest.

         Also, for so long as J. Landon is employed by the Texas Division, in the event Buyer acquires a homebuilding business within 100 miles of Seller's current projects, Seller shall have the option, to be made by written notice given to within fifteen (15) days after Buyer notifies Seller of its intention to acquire such business, which notice shall include the general terms of the acquisition and financial information regarding the business to be acquired, to include the operations of the business in the Pre-Tax Texas Income for purpose of computing the Earn-Out.

                  (g) Upon a termination of J. Landon's Employment Agreement:

                           (i) if J.  Landon  is  terminated  without  Cause  or
                  resigns for Good Reason, each as defined therein, he may, within fifteen (15) days of the Date of Termination (as defined therein) by written notice to Buyer, elect to either
                  (A) have his Earn-Out continue under the general terms hereof, or (B) have the remainder of his Earn-Out determined based upon the Pre-Tax Texas Income and Company Pre-Tax Income for the twelve month period ending with the fiscal quarter immediately preceding termination, provided that if J. Landon is terminated without Cause within twelve months of Closing, he may make such decision no later than fifteen (15) days after notice of the Earn-Out calculation for the completion of the first twelve months of operation of the Texas Division following Closing;

                           (ii) for death or Disability, as defined therein, his
                  estate or he may, within fifteen (15) days of the Date of Termination by written notice to Buyer, elect to either (A) have the Earn-Out continue under the general terms hereof or
                  (B) have the remainder of the Earn Out determined based upon the Pre-Tax Texas Income and Company Pre-Tax Income for the twelve month period ending with the fiscal quarter immediately preceding termination less a 25% reduction; provided that if
                  J. Landon is disabled within twelve months of Closing, he may make such decision no later than fifteen (15) days after notice of the Earn-Out calculation for the completion of the first twelve months of operation of the Texas Division following Closing and if J. Landon dies within twelve months of Closing, his estate may make such decision within the earlier to occur of 120 days following J. Landon's death or 30 days following the date on which his will is admitted to probate;

                           (iii) if J. Landon is terminated with Cause or resigns without Good Reason, Buyer shall have the option, within fifteen (15) days of the Date of Termination by written notice to J. Landon and Seller to either (A) have the Earn-Out continue under the general terms hereof or (B) have the remainder of the Earn- Out determined based upon the Pre-Tax Texas Income and Company Pre-Tax Income for the twelve month period ending with the fiscal quarter immediately preceding termination less a 25% reduction;

                           (iv) in  either  (i),  (ii) or (iii)  above the Buyer
                  shall promptly make and deliver the calculation of the Earn-Out for the twelve-month period within thirty

                  (30) days following such twelve-month period (and all provisions of this Section 2.6 shall apply if there is a good faith dispute regarding such calculation); and, the Earn-Out shall be paid at the times set forth in this Section 2.5 and shall be subject to Buyer's rights as set forth pursuant to the Indemnification Agreement referred to herein. In the event of a default in making an Earn-Out Payment when due, Seller shall have the right to acceleration of all future Earn-Out Payments, after written notice to Buyer of such default, and an opportunity for Buyer to cure such default within 10 days of receipt of such notice; provided, however, Buyer shall have the right to two notices of default before Seller shall have the right to acceleration (provided Buyer has cured each default within the applicable cure period), but in no event shall the receipt of two such notices for the same default invoke Seller's right to accelerate unless Buyer does not make the Earn-Out Payment within thirty (30) days of the first notice, and further provided that any Earn-Out Payment not paid when due shall bear interest at the rate of fifteen percent (15%) per annum but not including Earn-Out Payments which are being disputed in good faith in accordance with
                  Section 2.5(e).

         2.6 Method of Payment. The Purchase Price shall be payable as follows:

                  (a) At Closing, Buyer (i) shall pay to Seller an amount equal to the Book Value by cash, wire transfer or other immediately available funds,
(ii) $623,000 in cash or other immediately available funds, and (iii) shall deliver to Seller certificates representing the Shares.

                  (b) Thereafter and subject to the other provisions hereof, Buyer shall make the Earn-Out Payments due Seller in accordance with Section 2.5.

         2.7 Allocation of Purchase Price. The Purchase Price and the Assumed Liabilities shall be allocated among the Acquired Assets in accordance with
Section 197 and 1060 of the Code and the regulations thereunder and set forth on
Schedule 2.7, to be delivered at Closing. Such allocation shall be reported by Buyer and Seller on Internal Revenue Service Form 8594, Asset Acquisition Statement, which will be filed with Buyer's and Seller's Federal Income Tax Return for the tax year that includes the Closing Date.

         2.8 Transfer Fees, Title Costs, and Environmental Costs. Seller shall pay any recording fees, sales or similar taxes or assessments and transfer and assumption fees relating to the sale of the Acquired Assets by Seller to Buyer, and for the Title Commitments to be obtained hereunder.

         2.9 Risk of Loss. All risk of loss with respect to the Acquired Assets and the Business of Seller on or before the Closing Date shall remain the sole risk of Seller.

                                   ARTICLE 3.
                     REPRESENTATIONS AND WARRANTIES OF BUYER

                  As of the date hereof and as of the Closing Date, Buyer hereby represents and warrants to Seller and the Shareholders each of the following:

         3.1 Organization and Qualification. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Maryland, and has the requisite corporate power and authority to own and operate its properties and to carry on its business as now conducted in every jurisdiction where the failure to do so would have a material adverse effect on its business, properties, or ability to conduct the business currently conducted by it.

         3.2 Authority Relative to this Agreement. Buyer has the requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated hereby have been duly authorized by Buyer, and no other corporate proceedings on the part of Buyer are necessary to authorize this Agreement and such transactions. This Agreement has been duly executed and delivered by Buyer and constitutes a valid and binding obligation of Buyer, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, or other similar laws relating to the enforcement of creditors' rights generally and by general principles of equity.

         3.3 No Conflicts. Buyer is not subject to, or obligated under, any provision of (a) its Certificate of Incorporation or Bylaws, (b) any material agreement, arrangement, or understanding (other than its lending arrangements)
(c) any material license, franchise, or permit, or (d) any law, regulation, order, judgment, or decree, which would be breached or violated, or in respect of which a right of termination or acceleration would arise, or pursuant to which any encumbrance on any of its or any of its subsidiaries' material assets would be created, by its execution, delivery, and performance of this Agreement and the consummation by it of the transactions contemplated hereby.

         3.4 No Consents. Except for such filings to be made pursuant to federal or state securities or other laws and regulations and except for consents to be obtained of Buyer's lenders, no authorization, consent, or approval of, or filing with, any public body, court, or authority is necessary on the part of Buyer for the consummation by Buyer of the transactions contemplated by this Agreement.

         3.5 SEC Documents. Buyer has delivered to Seller and its Shareholders true and correct copies of its Annual Report on Form 10-K for the fiscal year ended December 31, 1996, its Form 10-Q for period ended March 31, 1997, all as filed with the United States Securities and Exchange Commission ("SEC"), and a draft preliminary Proxy Statement relating to its Annual

Meeting of Shareholders scheduled for July 24, 1997 (collectively, "SEC Documents"). The SEC Documents contain an audited balance sheet of Company as of December 31, 1996 and the related audited statements of income and cash flow for the year then ended and the audited balance sheet of the Company as of March 31, 1997 and the related audited statements of income and cash flow for the period then ended (the "Company Financials"). The Company Financials are correct in all material respects and have been prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated and consistent with each other. The Company Financials present fairly the financial condition and operating results and cash flows of the Company as of the dates and during the periods indicated therein.

         3.6 Capitalization. The authorized equity capitalization of Buyer consists of fifty million (50,000,000) shares of common stock. As of the date hereof, 4,580,611 shares are validly issued, fully paid and nonassessable, including 53,046 shares held in treasury. Except as disclosed in any SEC
Documents or pursuant to any plan described therein, there are no options, warrants, conversion privileges or other rights agreements, arrangements or commitments obligating Buyer to issue or sell any shares of capital stock of Buyer or of any other corporation, nor are there any stock appreciation, phantom stock or similar rights outstanding based upon the book value or any other attribute of Buyer. No holders of outstanding shares of Buyer's common stock are entitled to preemptive or other similar rights.

         3.7 Litigation. Except as set forth on Schedule 3.7, there are no suits, claims, actions, arbitrations, investigations, or proceedings entered against, now pending, or to the best of Buyer's Knowledge Threatened against Buyer before any court, arbitration, administrative or regulatory body, or any governmental agency which may result in any judgment, order, award, decree, liability, or other determination which will or could reasonably be expected to have any material effect upon Buyer. "Threatened" shall include those threats made in writing against Buyer or verbally to officers or senior management of Buyer by attorneys or government personnel who have identified themselves as such.

         3.8 No Material Adverse Changes. Except as set forth in Schedule 3.8 hereto, since the date of the Company Financials, there has not been any material adverse change in the assets, financial condition, or operating results, customer, employee, or supplier relations, business condition or prospects, or financing arrangements of Buyer.

         3.9 Shares. The Shares, when issued in accordance with this Agreement, will be legally issued, fully paid and nonassessable.

                                   ARTICLE 4.
                         REPRESENTATIONS AND WARRANTIES
                           OF SELLER AND SHAREHOLDERS

         As of the date hereof and as of the Closing Date, Legacy Homes, LEI, each Shareholder and each Limited Partner hereby jointly and severally represent and warrant to Buyer each of the following:

         4.1 Organization and Qualification.

                  (a) LEI is a corporation duly organized, validly existing, and in good standing under the laws of the State of Texas, and has the requisite corporate power and authority to own and operate its properties and to carry on its business as now conducted. LEI has delivered to Buyer complete and correct copies of its Articles of Incorporation and Bylaws, each as amended to the date hereof, and all recorded actions and minutes of the Shareholders and the Board of Directors of LEI and the committees thereof. LEI is duly qualified to do business and is in good standing in each jurisdiction where the failure to be so qualified would have a material adverse effect on its business, properties, or ability to conduct the business currently conducted by it. Schedule 4.1 lists each jurisdiction in which LEI is qualified to do business.

                  (b) Legacy Homes is a Texas limited partnership duly organized and validly existing under the laws of the State of Texas, and has the requisite partnership power and authority to own and operate its properties and to carry on its business as now conducted. Legacy Homes has delivered to Buyer complete and correct copies of its Limited Partnership Certificate and Limited Partnership Agreement, each as amended to the date hereof, and all recorded actions and minutes of the Limited Partners and the General Partner of Legacy Homes and the committees thereof. Legacy Homes is duly qualified to do business in each jurisdiction where the failure to be so qualified would have a material adverse effect on its business, properties, or ability to conduct the business currently conducted by it. Schedule 4.1 lists each jurisdiction in which Legacy Homes is qualified to do business.

         4.2 Authority Relative to this Agreement. Legacy Homes and LEI have the requisite partnership and corporate power respectively and authority to enter into this Agreement and to carry out their obligations hereunder. The execution and delivery of this Agreement by Legacy Homes and LEI and the consummation by Seller of the transactions contemplated hereby has been duly authorized by the General Partner and Board of Directors of Legacy Homes and LEI, respectively, and has been duly approved by all of the shareholders or limited partners as the case may be of each Seller, and no other partnership or corporate proceedings on the part of Legacy Homes or LEI are necessary to authorize this Agreement and such transactions. This Agreement has been duly executed and delivered by Seller and constitutes a valid and binding obligation of Seller, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, or other similar laws relating to the enforcement of creditors' rights generally and by general principles of equity.

         4.3 Legal Capacity and Authority of Shareholders and Limited Partners. The Shareholders and Limited Partners possess the legal capacity to execute and deliver each document to which he, she, or it is a party, to perform his, her or its obligations thereunder, and to consummate the transactions contemplated thereby. Neither Shareholder or Limited Partner is subject to or obligated under, any provision of any agreement, arrangement or understanding or any law, regulation, order, judgment or decree, which would be breached or violated or in respect of which a right to termination or acceleration would arise, or pursuant to which any encumbrance on any of their assets would be created by the execution, delivery, and performance of this Agreement and the consummation by each Shareholder and Limited Partner of the transactions contemplated hereby. No authorization, consent, or approval to, or filing with, any public body, court, or authority is necessary on the part of either Shareholder or Limited Partner for the consummation by each Shareholder and Limited Partner of the transaction contemplated by this Agreement. With respect to each document to which Shareholders and Limited Partner are a party, at the Closing, Shareholders and Limited Partner will duly execute and deliver such documents which will be a valid, legal and binding obligation of Shareholders enforceable against each Shareholder and Limited Partner in accordance with its terms.

         4.4 No Conflicts. Except as set forth in Schedule 4.4 hereto, neither Legacy Homes nor LEI is subject to, or obligated under, any provision of (a) its Certificate of Limited Partnership or Limited Partnership Agreement in the case of Legacy Homes or Articles of Incorporation or Bylaws in the case of LEI, (b) any material agreement, arrangement, or understanding, (c) any material license, franchise, or permit or (d) any law, regulation, order, judgment, or decree, which would be breached or violated, or in respect of which a right of termination or acceleration would arise, or pursuant to which any encumbrance on any of its assets would be created, by its execution, delivery, and performance of this Agreement and the consummation by it of the transactions contemplated hereby.

         4.5 No Consents. Except as set forth in Schedule 4.5 hereto, no authorization, consent, or approval of, or filing with, any public body, court, or authority is necessary on the part of Seller for the consummation by Seller of the transactions contemplated by this Agreement.

         4.6 Capitalization.

                  (a) All of the issued and outstanding shares of capital stock of LEI are owned free and clear by the Shareholders and there are no other shares of capital stock of Seller outstanding. There are no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating LEI to issue or to transfer from treasury any additional shares of its capital stock.

                  (b) All of the outstanding  limited  partnership  interests of
Legacy Homes are owned free and clear by the Limited Partners and there are no other interests in Legacy Homes outstanding, there are no outstanding subscriptions, options, rights or other agreements or commitments, obligating Legacy Homes or its general partner to issue or transfer any partnership interest in Legacy Homes.

         4.7 Subsidiaries. Except as disclosed in Schedule 4.7 hereto, Seller does not have, nor has it ever had, any Subsidiaries and Seller does not own, and has never otherwise owned, any stock, partnership interest, joint venture interest, or any other security issued by or equity interest in any other corporation, organization, association, or entity. For purposes of this Agreement, the term "Subsidiary" means any corporation of which securities having a majority of the ordinary voting power in electing directors are owned by Seller directly or through another Subsidiary. Each Subsidiary listed on
Schedule 4.7 is duly organized validly existing and in good standing under the laws of its respective state, and has the requisite power and authority to carry on its business as now conducted in every jurisdiction where the failure to do so would have a material adverse effect on its business.

         4.8 Financial Statements. The audited financial statements of Seller for and as of the fiscal years ended December 31, 1994, 1995, and 1996 (the "Audited Financial Statements") and Seller's unaudited balance sheet as of March 31, 1997 and the related unaudited statements of income and cash flow for the three month period then ended (collectively, the "Current Financial Statements") have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved and fairly present the financial position of Seller as of the dates thereof and the results of its operations and cash flows for the periods then ended. The Audited Financial Statements and the Current Financial Statements have been delivered to Buyer and are attached hereto on Schedule 4.8.

         4.9 Absence of Undisclosed Liabilities. Except as set forth in Schedule
4.9 hereto, Seller has no obligations or liabilities (whether accrued, absolute, contingent, liquidated, unliquidated, or otherwise, whether due or to become due and regardless of when asserted), except (a) liabilities reflected on the March 1997 Balance Sheet, (b) liabilities which have arisen in the ordinary course of business after the date of March 1997 Balance Sheet and (c) liabilities specifically disclosed in any Schedule to this Agreement.

         4.10 No Material Adverse Changes. Except as set forth in Schedule 4.10 hereto, since the date of the Audited Financial Statements, there has not been any material adverse change in the assets, financial condition, or operating results, customer, employee, or supplier relations, business condition or prospects, or financing arrangements of Seller.

         4.11 Absence of Certain  Developments.  Except as set forth in Schedule
4.11 hereto or except as contemplated in and consistent with the terms of this Agreement, since the date of the December 31, 1996 Balance Sheet Seller has not:

                  (a) Changed its accounting methods or practices (including any change in depreciation or amortization policies or rates) or revalued any of its assets;

                  (b) Redeemed or purchased, directly or indirectly, any shares of its capital stock, or declared or paid any dividends or distributions with respect to any shares of its capital stock except as permitted hereby;

                  (c)   Issued  or  sold  any  equity   securities,   securities
convertible into or exchangeable for equity securities, warrants, options, or other rights to acquire equity securities, or bonds or other debt securities;

                  (d) Borrowed any amount under existing lines of credit, or otherwise incurred or become subject to any material indebtedness, except as is reasonably necessary for the ordinary operation of its business and in a manner and in amounts that are in keeping with its historical practice, or except as is consistent with the transactions contemplated hereby;

                  (e) Discharged or satisfied any lien or encumbrance or paid any material liability, other than current liabilities (or current installments due on intermediate or long-term liabilities) paid in the ordinary course of business;

                  (f) Except as is reasonably necessary for the ordinary operation of its business and in a manner and in amounts that are in keeping with its historical practice, mortgaged, pledged, or subjected to any lien, charge, or other encumbrance, any of its assets with a fair market value in excess of $25,000, except liens for current property taxes not yet due and payable;

                  (g) Sold, assigned, or transferred (including, without limitation, transfers to any employees, shareholders, or affiliates of it) any assets, except in the ordinary course of business, or canceled any debts or claims;

                  (h) Sold, assigned, or transferred (including, without limitation, transfers to any employees, shareholders, or affiliates) any patents, trademarks, trade names, copyrights, trade secrets, or other intangible assets, except in the ordinary course of business, or disclosed any proprietary or confidential information to any person other than Buyer;

                  (i) Suffered any extraordinary loss or waived any right or claim, whether or not in the ordinary course of business or consistent with past practice, including any write-off or compromise of any contract or other account receivable;

                  (j) Taken any other action or entered into any other transaction other than in the ordinary course of business and in accordance with past custom and practice, or entered into any transaction with any related party of Seller or Shareholders;

                  (k) Suffered any theft, damage, destruction, or loss of or to any material property or properties owned or used by it, whether or not covered by insurance;

                  (l) Increased the annualized level of compensation of or granted any extraordinary bonuses, benefits, or other forms of direct or indirect compensation to any employee, officer, director, or consultant, or increased, terminated, or amended or otherwise modified any plans for the benefit of employees, except in the ordinary course of business and consistent with historical adjustments to such compensation and benefits;

                  (m) Except as is reasonably necessary for the ordinary operation of its business and in a manner and in amounts that are in keeping with its historical practice, made any capital expenditures or commitments therefor that aggregate in excess of $50,000;

                  (n) Engaged or agreed to engage in any extraordinary transactions or distributions, or entered into any contract, written or oral, that involves consideration or performance by it of a value exceeding $50,000 or a term exceeding six months;

                  (o) made any loans or advances to, or guarantees for the benefit of, any persons; or

                  (p) made charitable contributions or pledges which in the aggregate exceed $5,000.

         4.12     [Intentionally Omitted].

         4.13     Real Property.

                  (a) Schedule 2.1(b) hereto sets forth the legal description of each parcel of developed Real Property as of the date hereof. The developed Real Property has all necessary access to and from public highways, streets, and roads and no pending or, to the Knowledge of the Seller and the Shareholders, threatened Proceeding or other fact or condition exists that could limit or result in the termination of such access. The developed Real Property is connected to and serviced by electric, gas (if applicable), sewage, telephone, and water facilities, which facilities are in compliance, in all material respects, with all applicable laws and all installation and connection charges with respect thereto have been paid in full. With respect to any developed Real Property acquired by Seller after the date hereof, and prior to the Closing Date, such developed Real Property will satisfy all of the representations and warranties set forth herein concerning the developed Real Property as of the Closing Date.

                  (b) Schedule 2.1(b) hereto sets forth the legal description of each parcel of undeveloped Real Property Seller owns as of the date hereof. To the Knowledge of Seller and Shareholders there is no condition that could preclude (a) the undeveloped Real Property from having access to and from public highways, streets, and roads, or (b) the undeveloped Real Property from being connected to and serviced by electric, gas, sewage, telephone, and water facilities. With respect to any undeveloped real property acquired by Seller after the date hereof and prior to the Closing Date, such undeveloped Real Property will satisfy all of the representations and warranties set forth herein concerning the undeveloped Real Property as of the Closing Date.

         4.14 Land Contracts. Schedule 2.1(c) hereto lists all written and oral agreements, arrangements, contracts, and commitments to which Seller is a party or bound pursuant to which Seller is obligated to purchase any developed or undeveloped real property (the "Land Contract Property") as of the date hereof or possesses an option to acquire any developed or undeveloped real property (the "Option Real Property") as of the date hereof. Schedule 2.1(c) also contains or references the Title Commitment (delivered by Seller to Buyer hereunder) of various properties which sets forth the legal description of each parcel of Land Contract Property and Option Real Property. Each such parcel of developed real property included in the Land Contract Property satisfies all of the representations and warranties of Seller and, to the Knowledge of Seller and Shareholders, the other contracting parties, set forth herein concerning the developed Real Property and each such parcel of undeveloped real property included in the Land Contract Property satisfies all of the representations and warranties of Seller and, to the Knowledge of Seller and Shareholders, the other contracting parties, set forth herein concerning the undeveloped Real Property.

         4.15 Real Property Generally.

                  (a) Seller has good and marketable title in fee simple to its Real Property, subject to the Permitted Liens referred to in Section 4.19 hereof except that Seller will not acquire such title to its Land Contract Property until the acquisition thereof. The Real Property constitutes all the real property which Seller owns.

                  (b) Except as set forth on Schedule 4.15 hereto, with respect to any agreements, arrangements, contracts, covenants, conditions, deeds, deeds of trust, rights-of-way, easements, mortgages, restrictions, surveys, title insurance policies, and other documents granting to Seller title to or an interest in or otherwise affecting its Real Property, no breach or event of default exists, and no condition or event has occurred that with the giving of notice, the lapse of time, or both would constitute a breach or event of default, by Seller or, to the Knowledge of the Seller and the Shareholders, any other person.

                  (c) No condemnation, eminent domain, or similar proceeding exists, is pending or, to Seller's and Shareholders' Knowledge, is threatened with respect to, or that could affect, the Real Property.

                  (d) The buildings and improvements on the developed Real Property and the subdivision and improvements of the undeveloped Real Property do not violate, in any material respect, (i) any applicable law, including any building, set-back, or zoning law, ordinance, regulation, or statute, or other governmental restriction in the nature thereof, or (ii) any restrictive covenant affecting any such property.

                  (e) There are no parties in possession of any portion of the Real Property as lessees, tenants at sufferance, or to the Knowledge of Seller or Shareholders, trespassers.

                  (f) Except as set forth on Schedule 4.15, there are no unpaid charges, debts, liabilities, claims, or obligations arising from the construction, occupancy, ownership, use, or operation of the Real Property (other than those being assumed by the Buyer pursuant to Section 2.3 hereof). No such Real Property is subject to any condition or obligation to any governmental entity or other person requiring the owner or any transferee thereof to donate land, money or other property or to make off-site public improvements.

                  (g) Except as set forth on Schedule 4.15, no developer-related charges or assessments for public improvements or otherwise made against the developed Real Property or any lots included therein are unpaid, including without limitation those for construction of sewer lines, water lines, storm drainage systems, electric lines, natural gas lines, streets (including perimeter streets), roads and curbs.

                  (h) The developed Real Property and all lots included therein conform in all material respects to the appropriate governmental authority's subdivision standards.

                  (i) There is no moratorium applicable to any of the Real Property on (i) the issuance of building permits for the construction of houses, or certificates of occupancy therefor, or (ii) the purchase of sewer or water taps.

                  (j) Each of the lots included in the developed Real Property is stable and otherwise suitable for the construction of a residential structure by customary means and without extraordinary site preparation measures.

                  (k) The Real Property does not contain wetlands or to the Knowledge of Seller and Shareholders a level of radon above action levels of the U.S. Environmental Protection Agency and is not located within a "critical", "preservation", "conservation" or similar type of area. No portion of the Real Property is situated within a "noise cone" such that the Federal Housing Administration will not approve mortgages due to the noise level classification of such real property.

                  (l) None of the Real Property has been used as a gravesite and/or landfill area.

                  (m) Except as set forth on Schedule 4.26 hereto, no legal Proceeding is pending or, to Seller's or Shareholders' Knowledge, threatened which involves any of the Real Property or against Seller with respect to any of the Real Property; all of the developed Real Property and the lots included therein are in compliance, in all material respects, with all applicable zoning and subdivision ordinances; to the Knowledge of Seller and Shareholders none of the development-site preparation and construction work performed on the Real Property has concentrated or diverted surface water or percolating water improperly onto or from the Real Property.

                  (n) Seller has not granted to any person any contract or other right to the use of any portion of the Real Property or to the furnishing or use of any facility or amenity on or relating to the Real Property.

                  (o) All of the Real Property is zoned (if applicable) to permit single-family home construction and occupancy thereon, except as set forth on Schedule 4.15.

                  (p) Neither Seller nor Shareholders are a "foreign person" within the meaning of Sections 1445 and 7701 of the Code.

         4.16 Acquired Contracts. Schedules 2.1(c) and 2.1(d) hereto list as of the date hereof all written and oral agreements, arrangements, contracts, commitments, and leases to which Seller is a party including Land Contracts and including the following:

                  (a) All home contracts and development agreements pursuant to which Seller is obligated to construct a residence or other building or improvement or which relates to the development of any Real Property or interest in Real Property;

                  (b) All subcontractors' contracts pursuant to which any person provides services to Seller in connection with the construction of homes or the development of Real Property and which is not terminable by Seller without further liability on not more than 30 days' notice;

                  (c) All supplier contracts pursuant to which any person provides material to Seller in connection with the construction of homes or the development of real property and which is not terminable by Seller without further liability on not more than 30 days' notice;

                  (d) All agreements or indentures relating to the borrowing of money in excess of $25,000 or to mortgaging, pledging, or otherwise placing a lien on any of its assets or guaranty of any obligation for borrowed money or otherwise, other than endorsements made for collection;

                  (e) All personal and real property leases pursuant to which Seller is the lessor or the lessee of any real personal property, or holds or operates any equipment, machinery, vehicle, or other tangible personal property owned by a third party and used in connection with the Business (the "Property Leases");

                  (f) All contracts or groups of related contracts with the same party for the purchase or sale of products or services, under which the undelivered balance of such products and services has a purchase price in excess of $25,000;

                  (g) All other contracts or groups of related contracts with the same party continuing over a period of more than six months from the date or dates thereof or involving more than $25,000; or

                  (h) All other agreements material to the Business or not entered into in the ordinary course of business. Schedule 2.1(d) sets forth the term of each contract or commitment listed in this Section 4.16 and identifies each contract or commitment which is not terminable at will by Seller.

                  (i) Prior to the date of this Agreement, Seller has furnished Buyer with a true and correct copy of each written contract or commitment, and a written description of each oral contract or commitment, referred to in Schedule 2.1(d), and Schedule 2.1(c) together with all amendments, waivers, or other changes thereto.

         4.17 Acquired Contracts Generally.

                  (a) Each Acquired Contract is valid, binding, and in full force and effect. Except as set forth on Schedule 2.1(c) or 2.1(d) hereto, no Acquired Contract has been amended or supplemented in any way and no party thereto has assigned any of its rights or delegated any of its duties thereunder. True and complete copies of the Acquired Contracts have been delivered to the Buyer.

                  (b) Except as set forth on Schedule 4.17, no breach of default exists under any Acquired Contract and no event has occurred with respect thereto that with the lapse of time or action or inaction by Seller or, to the Knowledge of the Seller or Shareholders, any other party thereto, would result in a breach thereof or a default thereunder.

                  (c) Except as specifically  disclosed in Schedule 4.17 hereto:
(i) since the date of the March 1997 Balance Sheet, no supplier or materialman has indicated that it will stop or decrease the rate of business done with Seller, except for changes in the ordinary course of the Business; (ii) Seller has performed in all material respects the obligations required to be performed by it in connection with the contracts or commitments and Seller has not been advised of or received any claim of default under any contract or commitment required to be disclosed under such caption; (iii) Seller has no present expectation or intention of not fully performing any obligation pursuant to any contract or commitment; and (iv) there has been no material breach and there is no anticipated material breach by any other party to any contract or commitment.

                  (d) Upon the assignment of each Acquired Contract to the Buyer pursuant hereto, all rights of the Seller with respect to the Acquired Contract will inure to the Buyer and the Acquired Contract will be enforceable by the Buyer in accordance with the Acquired Contract's terms.

                  (e) The assignment to the Buyer of all of Seller's right, title, and interest in, to and under each Acquired Contract pursuant hereto will be free and clear of any lien except for Permitted Liens set forth in Schedule 4.19.

                  (f) As of the Closing, Seller will not owe any amount (whether absolute, contingent, or otherwise) with respect to any Acquired Contract, other than amounts incurred in the ordinary course of business consistent with past practices and this Agreement, which amounts will be properly recorded in the accounts payable ledger of Seller.

                  (g) Except as disclosed therein, no Acquired Contract (i) requires Seller to make purchases or pay for services in excess of the requirements of its Business, or (ii) guarantees any obligation of another person or provides any type of indemnification whatsoever.

                  (h) Seller has paid all rental and other payments due under each personal property lease and real property lease (collectively, the "Property Leases") under which such Seller is the lessee in accordance with its terms. With respect to each such Lease, the Seller has been in peaceable possession of the buildings, equipment, machinery, real property, vehicles, or other tangible property covered thereby since the commencement of the original term of such Lease. No indulgence, postponement, or waiver of Seller's obligations under any such Lease has been granted by the lessor. Subject to the terms of the Leases, Seller possesses full right and power to occupy or possess, as the case may be, all of the buildings, equipment, machinery, real property, vehicles, and other tangible property covered by such Leases.

                  (i) With respect to any written or oral agreement, arrangement, commitment, contract, or lease that Seller enters into, or entered into on behalf thereof, after the date hereof, such agreement, arrangement, commitment, contract, or lease will satisfy all the representations and warranties set forth in this Section 4.17, except that only such leases under which the Seller is the lessee will satisfy the representations and warranties set forth in Section 4.17(h) hereof.

         4.18 Warranties. There are no, nor is there any basis for, warranty claims that will exceed the amounts reserved therefor as set out in the Audited Financial Statements and Final Balance Sheet (the "Warranty Reserve"). Except as set forth on Schedule 4.18, Seller has not given or made any other express warranties to third parties with respect to any products sold or services performed by Seller, Seller and Shareholders have no Knowledge of any state of facts or the occurrence of any event forming the basis of any present claim against Seller for liabilities due to any express or implied warranty that in the aggregate will exceed the Warranty Reserve. Schedule 4.18 also includes copies of the standard terms and conditions of sales or leases containing applicable guaranty, warranty, and indemnity provisions.

         4.19 Good Title to and Condition of Acquired Assets. All of the Acquired Assets that are tangible personal property are in good condition and repair, ordinary wear and tear excepted, and are usable in the ordinary course of business. Seller's title to its Acquired Assets is free and clear of all liens, other than the liens listed on Schedule 4.19 hereto (collectively, the "Permitted Liens"). Seller owns, or leases under valid leases, all property, machinery, equipment, and other tangible and intangible assets necessary for the conduct of the Business. The Acquired Assets to be acquired by Buyer represent all of the assets of Seller necessary or required by Buyer to continue to operate the Business after the Closing Date as presently conducted by Seller. Shareholders do not directly or indirectly own any assets, licenses, permits or other authorizations relating to the Business, other than assets or authorizations held by Seller to be transferred hereunder.

         4.20 Environmental Matters.

                  (a) Seller has at all times been in material compliance with all Environmental Laws governing its Business, operations, properties, and assets, including, without limitation: (i) all requirements relating to the Discharge and Handling of Hazardous Substances; (ii) all requirements relating to notice, record keeping, and reporting; (iii) all requirements relating to obtaining and maintaining Permits for the ownership of its properties and assets and the operation of the Business, including Permits relating to the Handling and Discharge of Hazardous Substances; or (iv) all applicable writs, orders, judgments, injunctions, governmental communications, decrees, informational requests, or demands issued pursuant to, or arising under, any Environmental Laws.

                  (b) There are no (and to the Knowledge of the Shareholders or Seller, there is no basis for any) orders, warning letters, notices of violation (collectively "Notices") or Proceedings pending or, to Seller's and Shareholders' Knowledge, threatened against or involving Seller, the Business, or the Acquired Assets issued by any Governmental Authority or third party with respect to any Environmental Laws or Permits issued to Seller thereunder in connection with, related to, or arising out of the ownership by Seller of its properties or assets or the operation of the Business which have not been resolved to the satisfaction of the issuing Governmental Authority or third party in a manner that would not impose any material obligation, burden, or continuing liability on Buyer in the event that the transactions contemplated by this Agreement are consummated, or which could have a material adverse effect on Seller's Business, financial condition, or results of operations including, without limitation: (i) Notices or Proceedings related to Seller being a potentially responsible party for a federal or state environmental cleanup site or for corrective action under any applicable Environmental Laws; (ii) Notices or Proceedings in connection with any federal or state environmental cleanup site, or in connection with any of the real property or premises where Seller has transported, transferred, or disposed of Hazardous Substances; (iii) Notices or Proceedings relating to Seller being responsible to undertake any response or remedial actions or clean-up actions of any kind; or (iv) Notices or Proceedings related to Seller being liable under any Environmental Laws for personal injury, property damage, natural resource damage, or clean up obligations.

                  (c) Except as set forth on Schedule 4.20(c), Seller has not Handled or Discharged, nor to the Knowledge of Shareholders or Seller, allowed or arranged for any third party to Handle or Discharge, Hazardous Substances to, at, or upon: (i) any location other than a site lawfully permitted to receive such Hazardous Substances; (ii) any of the Real Property or leased real property; or (iii) any site (x) which, pursuant to CERCLA or any similar state law has been placed on the National Priorities List or its state equivalent; or
(y) with respect to which the Environmental Protection Agency or the relevant state agency or other Governmental Authority has notified Seller that such Governmental Authority has proposed or is proposing to place on the National Priorities List or its state equivalent. There has not occurred, nor is there presently occurring, a Discharge, or threatened Discharge, of any Hazardous
Substance on, into, or beneath the surface of, or to the Knowledge of Shareholders or Seller, adjacent to, any of the Real Property in an amount or otherwise requiring a Notice or report to be made to a Governmental Authority or in violation of any applicable Environmental Laws.

                  (d) Schedule 4.20(d) identifies the operations and activities, and locations thereof, which have been conducted and are being conducted by Seller, on any of the Real Property or Leased Property which have involved the Handling or Discharge of Hazardous Substances.

                  (e) Except as set forth on Schedule 4.20(e), Seller does not use, and has never used, any Aboveground Storage Tanks or Underground Storage Tanks, and there are not now nor have there ever been any Underground Storage Tanks beneath any of the Real Property or leased property that are required to be registered and/or upgraded under applicable Environmental Laws.

                  (f) Schedule 4.20(f) identifies (i) all environmental audits, assessments, or occupational health studies undertaken since January 1, 1994 by Seller or its agents or undertaken by any Governmental Authority or any third party, relating to or affecting Seller or any of the Real Property or leased real property; (ii) the results of any ground, water, soil, air, or asbestos monitoring undertaken by Seller or its agents or undertaken by any Governmental Authority or any third party, relating to or affecting Seller or any of the Real Property which indicate the presence of Hazardous Substances at levels requiring a notice or report to be made to a Governmental Authority or in violation of any applicable Environmental Laws; (iii) all material written communications between Seller or Shareholders and any Governmental Authority arising under or related to Environmental Laws; and (iv) all outstanding citations issued under OSHA, or similar state or local statutes, laws, ordinances, codes, rules, regulations, orders, rulings, or decrees, relating to or affecting either Seller or any of the Real Property or leased property.

         4.21 Inventory. Seller's inventory is adequate for the conduct of its Business. The inventory level of Seller is not in excess of the normal operating requirements of Seller's Business, consistent with past practices.

         4.22 Accounts Receivable. Seller's notes and accounts receivable, including Acquired Contracts recorded in the Current Financial Statements and those arising since the date thereof, are valid and collectible in accordance with their terms, subject to no valid counterclaims or setoffs other than the reserve for uncollectible accounts reflected on the balance sheet included therein. All such accounts receivable of Seller arose in the ordinary course of business and are carried at values determined in accordance with generally accepted accounting principles consistently applied. No request for deduction or discount has been made with respect to any of such accounts receivable.

         4.23 Tax Matters.

                  (a) Except for current filings which are the subject of extensions under applicable procedures and which are identified in Schedule 4.23, the Seller has filed all Tax Returns that the Seller was required to file prior to the date hereof. All such Tax Returns were correct and complete in all material respects. Except as set forth in Schedule 4.23, all Taxes owed by the Seller (whether or not shown on any Tax Return) with respect to Tax Returns the due date of which preceded the date hereof have been paid. Except as set forth in Schedule 4.23, all other Taxes due and payable by the Seller with respect to periods ending on or as of the date of the Closing (whether or not a Tax Return is due on such date) have been paid or are accrued on the applicable Current Financial Statements or will be accrued on the books and records of the Seller as of the Closing and made available to the Buyer.

                  (b) Except as set forth on Schedule 4.23, with respect to each taxable period for the Seller ending prior to the date hereof or prior to the date of the Closing, (i) either such taxable period has been audited by the relevant taxing authority or the time for assessing or collecting Taxes with respect to each such taxable period has closed and each taxable period is not subject to review by an relevant taxing authority; (ii) no deficiency or proposed adjustment which has not been settled or otherwise resolved for any amount of Taxes has been asserted or assessed by any taxing authority against the Seller; (iii) the Seller has not consented to extend the time in which any Taxes may be assessed or collected by any taxing authority; (iv) the Seller has not requested or been granted an extension of the time for filing any Tax Return to a date later than the Closing; (v) there is no action, suit, taxing authority proceeding, or audit or claim for refund now in progress, pending or threatened against or with respect to the Seller regarding Taxes; (vi) the Seller has not made an election or filed a consent under Section 341(f) of the Code (or any corresponding provision of state, local or foreign law); (vii) there are no liens on the assets of the Seller relating or attributable to Taxes (other than liens for sales and payroll Taxes not yet due and payable) and the Sellers and the Shareholders have no knowledge of any reasonable basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any lien on the assets of the Seller; (viii) the Seller will not be required (A) as a result of a change in method of accounting for a taxable period ending on or prior to the date of the Closing, to include any adjustment under Section 481 of the Code (or any corresponding provision of state, local or foreign law) in taxable income for any taxable period (or portion thereof) beginning after the date of the Closing or (B) as a result of any "closing agreement," as described in Section 7121 of the Code (or any corresponding provision of state, local or foreign law), to include any item of income or exclude any item of deduction from any taxable period (or portion thereof) beginning after the date of the Closing; (ix) the Sellers has not been a member of an affiliated group (as defined in Section 1504 of the Code) or filed or been included in a combined, consolidated or unitary income Tax Return; (x) the Seller is not a party to or bound by any tax allocation or tax sharing agreement and has no current or potential contractual or other obligation to indemnify any other person with respect to Taxes; (xi) no taxing authority will claim or assess any additional Taxes against the Seller for any period for which Tax Returns have been filed; (xii) no claim has ever been made by a taxing authority in a jurisdiction where the Seller does not file Tax Returns that the Seller is or may be subject to Taxes assessed by such jurisdiction; (xiii) the Seller does not have a permanent establishment in any foreign country, as defined in the relevant tax treaty between the United States of America and such foreign country; (xiv) true, correct and complete copies of all income and sales Tax Returns filed by or with respect to the Seller for the past three (3) years have been furnished or made available to the Buyer; (xv) the Seller has disclosed on each Tax Return filed by the Seller all positions taken thereon that could give rise to a substantial understatement of penalty of federal income Taxes within the meaning of Code Section 6662; (xvi) LEI was not acquired in a qualified stock purchase under Code Section 338(d)(3) and no elections under Code Section 338(g), protective carryover basis elections, or offset prohibition elections are applicable to LEI; (xvii) LEI has in effect, a valid election as an S corporation under Code Section 1361 et. seq. (and any corresponding provisions of all applicable state and local laws) and LEI will be treated as an "S corporation" under the Code (and all such state and local laws) through the day following the Closing; (xviii) LEI has no unpaid liabilities for Taxes under Sections 1363(d), 1374, or 1375 and LEI has or will have as of the date of the Closing no exposure to liabilities for Taxes under Code Sections 1363(d), 1374, or 1375 (and any corresponding provisions of all applicable state and local laws); and (xix) no sales or use tax will be payable by Seller as a result of this transaction, and there will be no non-recurring intangible tax, documentary stamp tax, or other excise tax (or comparable tax imposed by an governmental entity) as a result of this transaction.

                  (c) Any reference to the term "Seller" in this Section 4.23 shall refer to the Seller, any predecessor entity, and any subsidiary of the Seller (whether or not such subsidiary qualifies as a "qualified subchapter S subsidiary" (within the meaning of Code Section 1361(b)(3)(B).

         4.24 Restrictions on Business Activities. There is no agreement (noncompete or otherwise), commitment, judgment, injunction, order, or decree to which Seller or any Shareholder is a party or otherwise binding on Seller which has or reasonably could be expected to have the effect of prohibiting or impairing any business practice of Seller, any acquisition of property (tangible or intangible) by Seller, or the conduct of the Business.

         4.25 Intellectual Property. Seller has the full legal, right, title, and interest in and to all Intellectual Property used in the conduct of its business and set forth on Schedule 2.1(f). The conduct of Seller's Business as presently conducted and the unrestricted conduct and the unrestricted use and exploitation of the Intellectual Property does not infringe or misappropriate any rights held or asserted by any person, and to the Knowledge of the Shareholders and Seller, no person is infringing on the Intellectual Property. No payments are required for the continued use of the Intellectual Property. None of the Intellectual Property has ever been declared invalid or unenforceable,  or is the  subject  of any  pending  or  threatened  action  for opposition, cancellation, declaration, infringement, invalidity, unenforceability, or misappropriation or like claim, action, or proceeding.
Schedule 2.1(f) sets forth a list of all Intellectual Property owned by Seller and lists all trademark, trade name, and patent applications that are currently pending.

         4.26 Litigation. Except as set forth on Schedule 4.26, there are no suits, claims, actions, arbitrations, investigations, or proceedings entered against, now pending, or to Seller's or Shareholders' Knowledge Threatened against Seller before any court, arbitration, administrative or regulatory body, or any governmental agency which may result in any judgment, order, award, decree, liability, or other determination which will or could reasonably be expected to have any material effect upon Seller, the Acquired Assets, or the Business. Seller is not subject to any continuing court or administrative order, writ, injunction, or decree applicable to it or the Business, or to its property or employees, and Seller is not in default with respect to any order, writ, injunction, or decree of any court or federal, state, municipal, or other governmental department, commission, board, agency, or instrumentality. "Threatened" shall include only those threats made in writing against Seller or verbally to officers or senior management of Seller by Attorneys or government personnel who have identified themselves as such.

         4.27 Employees. Attached hereto as Schedule 4.27 is a list of names, current annual rates of salary, bonus, employee benefits, accrued vacation and sick time, sick pay, and other compensation and benefits and perquisites, including the provision of company owned automobiles, of all the employees and agents of Seller whose work relates, directly or indirectly, to the operation of the Business and who will be employed by Buyer. To the Knowledge of Seller and Shareholders, no key employee of Seller, and no group of Seller's other employees, has any plans to terminate his, her, or its employment, Seller has no material labor relations problems pending, and Seller's labor relations are satisfactory in all material respects. Seller has complied in all material respects with all laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining, and the payment of social security and other taxes. Except as set forth in Schedule 4.27, Seller may terminate any employee, with or without cause, without liability or obligation other than for salary accrued through the date of any such termination.

         4.28 Employee Benefit Plans.

                  (a) With respect to all employees and former employees of Seller, except as set forth in Schedule 4.28 hereto, Seller does not presently maintain, contribute to, or have any liability (including current or potential multi-employer plan withdrawal liability under ERISA) under any: (i) non-qualified deferred compensation or retirement plan or arrangement which is an "employee pension benefit plan" as such term is defined in Section 3(2) of ERISA; (ii) defined contribution retirement plan or arrangement designed to satisfy the requirements of section 401(a) of the Code, which is an employee pension benefit plan, (iii) defined benefit pension plan or arrangement designed to satisfy the requirements of section 401(a) of the Code, which is an employee pension benefit plan; (iv) "multi-employer plan" as such term is defined in
Section 3(37) of ERISA; (v) unfunded or funded medical, health, or life insurance plan or arrangement for present or future retirees or present or future terminated employees which is an "employee welfare benefit plan" as such term is defined in Section 3(1) of ERISA, except as required by section 4980B of the Code or sections 601 through 609 of ERISA; or (vi) any other employee welfare benefit plan.

                  (b) With respect to each of the employee benefit plans listed in Schedule 4.28 hereto, Seller has furnished to Buyer true and complete copies of: (i) the plan documents (including any related trust agreements); (ii) the most recent determination letter received from the Internal Revenue Service;
(iii) the latest actuarial valuation; (iv) the latest financial statement; (v) the last Form 5500 Annual Report; and (vi) all related trust agreements, insurance contracts, or other funding agreements which implement such employee benefit plan. Neither Seller, nor any of its respective directors, officers, employees or any other "fiduciary", as such term is defined in Section 3(21) of ERISA, has any liability for failure to comply with ERISA or the Code for any action or failure to act in connection with the administration or investment of such plans.

                  (c) With respect to each plan listed in Schedule  4.28 hereto:
(i) Seller has performed all obligations required to be performed by it under each such plan and each such plan has been established and maintained in accordance with its terms and in compliance with all applicable laws, statutes, rules, and regulations, including but not limited to the Code and ERISA; (ii) there are no actions, suits, or claims pending or threatened or anticipated (other than routine claims for benefits) against any such plan; (iii) each such plan can be amended or terminated after the Closing in accordance with its terms, without liability to Seller or Buyer; and (iv) there are no inquiries or proceedings pending or threatened by the Internal Revenue Service or the Department of Labor with respect to any such plan.

                  (d) With respect to the insurance contracts or funding agreements which implement any of the employee benefit plans listed in Schedule 4.28, such insurance contracts or funding agreements are fully insured or the reserves under such contracts are sufficient to pay claims incurred.

                  (e) Each plan listed in Schedule 4.28 hereto that is intended to be qualified under section 401(a) of the Code has been determined by the Internal Revenue Service to so qualify and each trust created thereunder has been determined by the Internal Revenue Service to be exempt from tax under section 501(a) of the Code and nothing has occurred since the date of the most recent determination that would be reasonably likely to cause any such plan or trust to fail to qualify under section 401(a) of the Code.

         4.29 Labor Matters. Seller is not a party to any collective bargaining agreement with any labor union or association. There are no discussions, negotiations, demands, or proposals that are pending or that have been conducted or made with or by any labor union or association, and there are no pending or threatened labor disputes, strikes, or work stoppages that may have a material and adverse effect upon Seller, the Acquired Assets, or the Business. Seller is in material compliance with all federal and state laws respecting employment and employment practices, terms and conditions of employment, and wages and hours, and is not engaged in any unfair labor practices.

         4.30 Insurance. Schedule 4.30 hereto lists and briefly describes each insurance policy and fidelity bond maintained by Seller with respect to its respective properties, assets, employees, officers, and directors and sets forth the date of expiration of each such insurance policy. All of such insurance policies are in full force and effect and Seller is not in default with respect to its obligations under any of such insurance policies. There is no claim of Seller pending under any of such policies or bonds as to which coverage has been questioned, denied, or disputed by the underwriters of such policies or bonds and there has been no threatened termination of, or material premium increase with respect to, any of such policies. To the Knowledge of the Shareholders and Seller, the insurance coverage of Seller is customary for entities of similar size engaged in similar lines of business.

         4.31 Affiliate Transactions. Except as set forth on Schedule 4.31, no officer, director, or shareholder of Seller or any member of the immediate family of any such officer, director, or shareholder, or any entity in which any of such persons owns any beneficial interest (other than a publicly held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than 1% of the stock of which is beneficially owned by any of such persons) (collectively "Insiders") has any agreement with Seller or any interest in any property (real, personal, or mixed, tangible or intangible) used in or pertaining to the Business. For purposes of the preceding sentence, the members of the immediate family of an officer, director, or, shareholder shall consist of the spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law of such officer, director, or shareholder.

         4.32 Compliance with Laws. Seller and its officers, directors, agents, and employees have complied in all material respects with all applicable laws and regulations of foreign, federal, state, and local governments and all agencies thereof which affect the Business or the Acquired Assets and to which Seller may be subject, and no claims have been filed against Seller alleging a violation of any such law or regulation, except as set forth in Schedule 4.32 hereto. Without limiting the generality of the foregoing, Seller has not violated, or received a notice or charge asserting any violation of, the Occupational Safety and Health Act of 1970, or any other state or federal acts (including rules and regulations thereunder) regulating or otherwise affecting employee health and safety. Seller has not given or agreed to give any money, gift, or similar benefit (other than incidental gifts of articles of nominal value) to any actual or potential customer, supplier, governmental employee, or any other person in a position to assist or hinder Seller in connection with any actual or proposed transaction.

         4.33  Permits.   Seller   possesses  all   approvals,   authorizations,
certificates, consents, franchises, licenses, permits, rights, variances, and waivers necessary for the lawful conduct of its Business, the absence of which would materially adversely affect the Acquired Assets or the Business (collectively, the "Permits"). Schedule 4.33 sets forth a list (including the expiration dates thereof) of each Permit. Seller has made available to Buyer each permit for Buyer's review. All Permits are in full force and effect, no violations have occurred with respect thereto, and no basis exists for any limitation, revocation, or withdrawal thereof or any denial of any extension or renewal with respect thereto. Except as indicated on Schedule 4.33, each Permit is transferable to the Buyer.

         4.34 Officers and Directors; Bank Accounts. Schedule 4.34 hereto lists all officers and directors of Seller and all of Seller's bank accounts (designating each authorized signer).

         4.35 Minute Books. The minute books of Seller made available to counsel for Buyer are the only minute books of LEI and Legacy Homes and contain an accurate summary of all meetings of directors (or committees thereof) and shareholders (or partners, as the case may be) or actions by written consent since the time of incorporation of LEI or the organization of Legacy Homes.

         4.36 HSR Act. Neither Seller, Shareholders, or any "acquired person" of which Seller may be deemed to be a part has $100 million or more in assets or annual net sales, all as determined in accordance with the HSR Act as of Seller's latest reporting date.

         4.37 Investment in Shares. Seller and each Shareholder represents that:

                  (a) They have been advised that the Shares have not been registered under the Securities Act of 1933 ("1933 Act") nor qualified under any state securities laws on the grounds that no distribution or public offering of the Shares is to be effected, and that in this connection the Buyer is relying in part on the representations of Seller and each Shareholder set forth herein.

                  (b) The Shares are being acquired for Seller's and Shareholders' own account for the purpose of investment and not with a view to distribution or resale thereof, and that neither has any present intention of selling, granting any participation in, or otherwise distributing the Shares that it acquires.

                  (c) Seller and each Shareholder is able to bear the economic risks of an investment in the Shares acquired by them pursuant to this Agreement and without materially impairing its financial condition, can hold the Shares for an indefinite period of time and can afford to suffer complete loss on its investment.

                  (d) Seller and each Shareholder is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the 1933 Act, and has such knowledge and experience in financial and business matters as to be capable of evaluating the risks and merits of acquiring the Shares. No Seller or Shareholder has been formed or organized for the specific purpose of acquiring the Shares. Seller and each Shareholder has received all the information it has requested from the Buyer it considers necessary or appropriate for deciding whether to accept the Shares of the Buyer's common stock.

                  (e) Seller and each Shareholder is aware that the Shares may be resold without registration or qualification under the Securities Act and applicable state securities laws only in certain limited circumstances and if certain conditions are met. Seller and each Shareholder is also aware that none of the Shares may be sold pursuant to Rule 144 adopted under the 1933 Act unless certain conditions have been met and until Seller or Shareholder have held the Shares for at least the holding period required by such rule.

                  (f)  Seller  and  each  Shareholder   acknowledges   that  the
certificates representing the Shares, when issued, shall contain the following legend, as well as any legends regarding applicable state securities laws:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933; THEY HAVE BEEN ACQUIRED BY THE HOLDER FOR INVESTMENT AND MAY NOT BE PLEDGED, HYPOTHECATED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT AS MAY BE AUTHORIZED UNDER THE SECURITIES ACT OF 1933, THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

                  (g) Seller and each Shareholder represents that the address or addresses set forth below its name on Schedule 4.37 hereto is or are the true and correct addresses of Seller and each Shareholder, as the case may be, and, if not the principal place of business of Seller or Shareholders, then it is the address from which Seller or Shareholders negotiated the investment of the Shares.

         4.38 Disclosure. Neither this Agreement nor any of the Schedules or Exhibits hereto contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading, and there is no fact which has not been disclosed to Buyer which materially adversely affects or could reasonably be anticipated to materially adversely affect the assets, including the Acquired Assets, financial condition or results of operations, customer, employee or supplier relations, business condition, prospects, or financing arrangements of Seller.





                                   ARTICLE 5.
                      CONDUCT OF SELLER PENDING THE CLOSING

         Seller and Shareholders hereby covenant and agree that from the date hereof to the Closing Date:

         5.1 Conduct of Business Pending the Closing. Except as specifically contemplated in this Agreement, from the date hereof to the Closing Date, the Business of Seller shall be conducted only in, and Seller shall take no action except in, the ordinary course, on an arm's length basis, and in accordance with all applicable laws, rules, and regulations and past custom and practice, including, without limitation, making any loans or any cash payments, or transferring any other assets or properties of Seller to any employee, officer, shareholder, or director of Seller; and Seller shall maintain its facilities in good operating condition, ordinary wear and tear excepted; and Seller will not, directly or indirectly, do or permit to occur any of the following:

                  (a) Cancel or terminate or permit to be canceled or terminated its current insurance (or reinsurance) policies or permit any of the coverage thereunder to lapse, unless simultaneous with such termination, cancellation, or lapse, replacement policies providing coverage equal to or greater than the coverage under the canceled, terminated, or lapsed policies for substantially similar premiums are in full force and effect;

                  (b)   Default   under  any   material   contract,   agreement,
commitment, or undertaking;

                  (c) Knowingly violate or fail to comply with any laws applicable to it or the Business;

                  (d) Commit any act or permit the occurrence of any event or the existence of any condition of the type described in Section 4.11 hereof;

                  (e) Fail to maintain and repair its assets and properties in accordance with good standards of maintenance and as required in any leases or other agreements pertaining thereto;

                  (f) Except in the ordinary course of business consistent with historical practices enter into or modify any employment, severance, or similar agreements or arrangements with, or grant any bonuses, salary increases, or severance or termination pay to, any officers, directors, employees, or consultants, or adopt or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment, or other benefit plan, trust, fund, or group arrangement for the benefit or welfare of any officers, directors, or employees;

                  (g) Directly or indirectly, enter into or modify any contract, agreement, or understanding, written or oral, that involves consideration or performance of a value exceeding $25,000 or a term exceeding six months, or enter into any contract, commitment, or transaction not in the ordinary course of business;

                  (h) Cancel, without full payment, any note, loan, or other obligation owing to Seller relating to the Business except in the ordinary course of business;

                  (i) Acquire (by merger, exchange, consolidation, acquisition of stock or assets, or otherwise) any corporation, partnership, joint venture, or other business organization or division or material assets thereof;

                  (j) Amend LEI's Articles of Incorporation or Bylaws or Legacy Homes Certificate of Limited Partnership or Limited Partnership Agreement;

                  (k) Issue any additional shares of its capital stock or declare any dividends thereon in the case of LEI or issue any additional partnership interests in the case of Legacy Homes;

                  (l) Issue or create any warrants, obligations, subscriptions, options, convertible securities, or other commitments under which any additional shares of its capital stock of any class might be directly or indirectly authorized, issued, or transferred from treasury, or incur any indebtedness for borrowed money or issue any debt securities except the borrowing of working capital in the ordinary course of business and consistent with past practice;

                  (m) Pay any obligation or liability, fixed or contingent, other than current liabilities;

                  (n) Waive or compromise any right or claim (other than as required to resolve any pending or Threatened litigation disclosed in the Schedules attached hereto) or warranty claims within the limits of the Warranty Reserve;

                  (o) Agree to do any of the actions described in the preceding clauses (a) through (n).

         5.2 Business Relationships. Seller will exercise its best efforts to preserve intact its business organization and goodwill, keep available the services of its officers and employees as a group, and maintain satisfactory relationships with suppliers, distributors, customers, and others having business relationships with it.

         5.3 Access to Information. Buyer and its counsel, accountants, and other representatives and Seller and its counsel, accountants and other representatives have had the opportunity to make a due diligence review of the books, records, business, and affairs of each other prior to the execution of this Agreement. Each party shall cooperate to provide continued access to its books, records, business and affairs as may be necessary to consummate this Agreement. Such due diligence review shall not interfere with Buyer or Seller's business.

         5.4 Representations and Warranties at Closing. Seller and Shareholders shall exercise best efforts to ensure that all representations and warranties of Seller and Shareholders set forth in this Agreement and in any written statements delivered to Buyer by Seller under this Agreement will also be true and correct as of the Closing Date as if made on that date.

         5.5 Tax on Prior Sales. To the extent such certificates are prepared by the applicable state taxing authority, Seller agrees to furnish to Buyer certificates from the state taxing authorities and any related certificates that Buyer may reasonably request as evidence that all sales and use tax liabilities of Seller accruing before the Closing Date have been fully satisfied or provided for.

         5.6 Notification of Certain Matters. Seller shall (i) confer on a regular basis with representatives of Buyer and report operational matters and the general status of ongoing operations, (ii) notify Buyer of any material adverse change in the normal course of its business or in the operation of its properties and of any governmental or third party complaints, investigations, or hearings (or communications indicating that the same may be contemplated); and
(iii) promptly notify Buyer if Seller shall discover that any representation or warranty made by it in this Agreement was when made, or has subsequently become, untrue.

         5.7 Transfer of Permits. Seller will use its best efforts to assist Buyer to effect the assignment or other transfer of Permits from Seller to Buyer as of or as soon as practicable after the Closing Date.

         5.8 Closing. Seller shall use its best efforts to cause the conditions specified in Section 8.1 hereof to be satisfied at or prior to the Closing Date hereof.

         5.9 Shareholder Covenants. Shareholders shall exercise best efforts to ensure compliance with all covenants applicable to them and shall use responsible best efforts to ensure compliance by Seller of all of its covenants and agreements hereunder.

                                   ARTICLE 6.
                              ADDITIONAL AGREEMENTS

         6.1 Employment. All employees of Seller, including Shareholders will be terminated by Seller on or before the Closing Date. Seller shall be responsible for any severance and/or other payments, including, but not limited to, other compensation, benefits, and perquisites, incurred in connection therewith and during the period prior to the Closing Date; Seller shall make proper accruals for the same on the Closing Balance Sheet. After the Closing Date, Buyer will agree to hire such employees of Seller on an "at will" basis as Buyer determines in its sole discretion, and Seller will cooperate with Buyer to that end; provided, however, that Buyer hereby agrees to engage J. Landon as an employee of Buyer pursuant to the terms of that certain Landon

Employment Agreement, to be entered into, by and between Buyer and J. Landon, in the form attached hereto as Exhibit B. Any statement in this Section 6.1 to the contrary notwithstanding, except for J. Landon, Seller makes no representations that all (or any specific) employee or employees of Seller will, if requested, become employed by Buyer.

         6.2 No Negotiations. Neither Seller nor Shareholders shall, directly or indirectly, through any officer, director, agent, or otherwise, solicit, initiate, or encourage submission of any proposal or offer from any person or entity (including any of its or their officers or employees) relating to any liquidation, dissolution, recapitalization, merger, consolidation, or acquisition or purchase of all or a material portion of the assets of, or any equity interest in, Seller or other similar transaction or business combination involving Seller, or participate in any negotiations regarding, or furnish to any other person any information with respect to, or otherwise cooperate in any way with, or assist, participate in, facilitate, or encourage, any effort or attempt by any other person or entity to do or seek any of the foregoing. Seller or Shareholders shall promptly notify Buyer if any such proposal or offer, or any inquiry from or contact with any person with respect thereto, is made and shall promptly provide Buyer with such information regarding such proposal, offer, inquiry, or contact as Buyer may request. Neither Buyer nor its officers, employees, agents or representatives shall solicit, encourage, or participate in any manner in discussions or negotiations with any person or entity operating in the State of Texas in connection with the possible acquisition of a business similar to Seller's prior to the termination of this Agreement.

         6.3 Public Announcements. The parties hereto shall not issue any press release or public announcement, including announcements by any party for general reception by or dissemination to employees, agents, or customers, with respect to this Agreement and the other transactions contemplated by this Agreement without the prior written consent of the other parties hereto (which consent shall not be withheld unreasonably); provided, however, that Buyer may make any disclosure or announcement of only that information, which, in the opinion of its counsel, it is obligated to make pursuant to applicable law or regulation of the New York Stock Exchange or any national securities exchange, as applicable, in which case Buyer shall reasonably consult with Seller prior to making such disclosure or announcement; provided further, that, upon the last of the execution of this Agreement, receipt by Buyer of its fairness opinion, or satisfaction of Section 8.3(g), Buyer may make a public announcement of such occurrence in a press release reviewed by Seller prior to publication which shall contain only that information which Buyer, in the opinion of its counsel, is obligated to make.

         6.4 Confidentiality. Each party hereto, and its officers, directors, agents, and affiliates, will hold in strict confidence, and will not divulge, communicate, use to the detriment of any other party hereto or for the benefit of any other person or persons, or misuse in any way, any financial information or other data obtained in connection with this Agreement, including, without limitation, any confidential information or trade secrets of such other party, personnel information, secret processes, know how, customer lists, formulas, or other technical data; and if the transactions contemplated by this Agreement are not consummated, each party hereto, and its officers, directors, agents, and affiliates, will return to each other party all such data and information, including, without limitation, work sheets, test reports, manuals, lists, memoranda, and other documents prepared by or made available in connection with this transaction (and all copies of same). The parties hereto may disclose such information to their respective attorneys, accountants and other agents so long as they agree to keep such information confidential.

         6.5 Books and Records. Seller will make available to Buyer, at Buyer's request and expense, from time to time, all books and records of Seller relating, directly or indirectly, to the Business which are reasonably necessary with respect to Buyer's ongoing operations for inspection or copying by Buyer at any reasonable time, but in no event less than a four (4) year period after the Closing Date, and to offer same to Buyer, from time to time, at Buyer's expense, prior to the destruction of all or any part thereof.

         6.6 Additional Agreements. Subject to the terms and conditions herein provided, each of the parties hereto agrees to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper, or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, including obtaining all necessary waivers, consents, and approvals and effecting all necessary registrations and filings and submissions of information requested by governmental authorities. Seller and the Shareholders, at any time before or after the Closing, will execute, acknowledge, and deliver any further deeds, assignments, conveyances, and other assurances, documents, and instruments of transfer reasonably requested by Buyer, and will take any other action consistent with the terms of this Agreement that may reasonably be requested by Buyer, for the purpose of assigning, transferring, granting, conveying, and confirming to Buyer, or reducing to possession, any or all property to be conveyed and transferred by this Agreement. If requested by Buyer, Seller further agrees to prosecute or otherwise enforce in its own name for the benefit of Buyer, any claims, rights, or benefits that are transferred to Buyer by this Agreement and that require prosecution or enforcement in Seller's name. Any prosecution or enforcement of claims, rights, or benefits under this Section shall be solely at Buyer's expense, unless the prosecution or enforcement is made necessary by a breach of this Agreement by Seller or the Shareholders.

         6.7 Non-Compete. Legacy Homes, LEI and E. Landon shall enter into a Non-Compete Agreement with Buyer pursuant to which Seller and E. Landon shall agree not to compete with Buyer; such Non-Compete Agreement shall be in the form of Exhibit A attached hereto.

         6.8 Broker. Neither Seller and Shareholders nor Buyer have dealt with any broker, finder, or other person entitled to any brokerage commissions, finders' fees, or similar compensation in connection with the transactions contemplated by this Agreement.

         6.9 Environmental Review. Seller has provided to Buyer copies of Phase I environmental site assessments with respect to the Real Property. After review of such assessments, Buyer at its expense, may order Phase II environmental site assessments for the Real Property sites set forth on Schedule 6.9. Buyer may select a consultant (the "Consultant") to perform the Phase II environment site assessments. Upon its availability, Buyer will deliver the final report of such assessments to Seller. In the event any of the Environmental Assessments reveals any remediation work or other actions which must be completed in order to bring the Real Property into compliance with applicable Environmental Laws or to eliminate any potential environmental liability, the Consultant shall be directed at Buyer's expense to prepare and to deliver to each of Seller and Buyer a written proposal setting forth in reasonable detail the scope of required remediation and an estimate of the cost of completing such remediation. For the purposes of Section 6.9, "required remediation" shall mean any action necessary to (i) comply with any governmental order, (ii) comply with any Environmental Law effective at the Closing or (iii) eliminate a potential environmental liability (collectively the "Remediation Standard"), as applicable to the Real Property or the operation thereof by Seller as of the Closing Date. For the purposes of Section 6.9 and with respect to any Underground Storage Tanks at the Real Property, "necessary remediation" also shall include obtaining a closure letter from the governing state agency confirming that the state agency has approved closure of the Underground Storage Tanks and will not take any further action related to any liability associated with any Underground Storage Tank at the Facilities.

         If the cost of any required remediation is $100,000 or less, the site shall be included in the Acquired Assets and the cost of the remediation shall be considered a claim by Buyer for indemnification by Seller pursuant to the Indemnification Agreement.

         If the cost of the remediation is more than $100,000, the site shall not be included as an "Acquired Asset" and the book value of such site shall be deducted from the Purchase Price.

         6.10 Title Matters. Prior to Closing, the Seller shall provide to Buyer commitments for title insurance from a title insurance company acceptable to Buyer (the "Title Company") for each Real Property and Land Contract Property for the Buyer to review, together with copies of all documents and exceptions listed thereon. At Closing, for each Real Property and Land Contract Property, Seller shall deliver to Buyer, a title commitment (a "Title Commitment") naming the Buyer as insured, which commitment shall only be subject to (a) ad valorem and real property taxes for the current tax year that have not yet become due,
(b) Permitted Liens, and (c) such other matters as are acceptable to the Buyer in the Buyer's sole discretion. Each Title Commitment shall provide that at Buyer's request and at Buyer's expense an Owner's Policy of Title Insurance will be issued by the Title Company in an amount equal to the fair market value of such Real Property or Land Contract Property.

         6.11 Key Employees. Seller shall use commercially reasonable efforts to cause those employees of Seller designated by Buyer to enter into employment agreements with Buyer on mutually satisfactory terms and conditions.

         6.12 [Intentionally Omitted].

         6.13 Registration Rights Agreement. Seller, Shareholders and Buyer shall have entered into the Registration Rights Agreement substantially in the form attached as Exhibit E.

         6.14 Additional Shares. Seller and each Shareholder covenant and agree that, except for the Shares of the Buyer acquired in connection with this Agreement and the Merger Agreement and the Stock Option Agreement, to be executed at the Closing, between J. Landon and Buyer (the "Stock Option Agreement"), it or they will not directly or indirectly, alone or with others, acquire beneficial ownership (as defined and interpreted under Section 13(d) of the Securities and Exchange Act of 1934) of any shares of voting securities of the Buyer, whether on the open market or otherwise which would adversely affect the use of the Buyer's net operating loss carryovers pursuant to the Internal Revenue Code of 1986, as amended; provided the Buyer shall cooperate with and inform Seller or Shareholders from time to time (upon request by Seller or Shareholders) regarding any purchase limitations applicable on account of the Buyer's net operating loss carryovers. Unless the Shares are sold, the Shares shall be held by Seller for at least nineteen (19) months from the Closing and Seller shall remain in existence for such period.


                                   ARTICLE 7.
                                   CONDITIONS

         7.1 Conditions to Obligations of Each Party. The respective obligations of each party to effect the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing of the following conditions:

                  (a) There shall not be threatened, instituted, or pending any action or proceeding, before any court or governmental authority or agency, domestic or foreign: (i) challenging or seeking to make illegal, or to delay or otherwise directly or indirectly to restrain or prohibit, the consummation of the transactions contemplated hereby, or seeking to obtain damages in connection therewith; (ii) seeking to prohibit direct or indirect ownership or operation by Buyer or any of its subsidiaries of all or a material portion of the Business or the Acquired Assets of Seller, or to compel Buyer or any of its subsidiaries to divest of or to hold separately all or a material portion of the Business or the Acquired Assets of Seller as a result of the transactions contemplated hereby;
(iii) seeking to impose or confirm limitations on the ability of Buyer effectively to exercise directly or indirectly full rights of ownership of any of the Acquired Assets or properties of Seller; (iv) seeking or causing any material diminution in the direct or indirect benefits expected to be derived by Buyer as a result of the transactions contemplated by this Agreement; (v) invalidating or rendering unenforceable any material provision of this Agreement (including without limitation any of the Exhibits or Schedules hereto); or (vi) which otherwise might materially adversely affect Buyer or any of its subsidiaries or Seller as determined by Buyer;

                  (b) There shall not be any action taken, or any statute, rule, regulation, judgment, order, or injunction proposed, enacted, entered, enforced, promulgated, issued, or deemed applicable to the transactions contemplated hereby by any federal, state, or foreign court, government, or governmental authority or agency, which may, directly or indirectly, result in any of the consequences referred to in (a) above or otherwise prohibit consummation of the transactions contemplated hereby;

                  (c) No party hereto shall have terminated this Agreement as permitted herein; and

                  (d) There shall not have occurred any of the following events having a material adverse effect on Buyer or Seller: (i) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation by United States authorities on the extension of credit by lending institutions; (ii) a commencement of war, armed hostilities, or other international or national calamity directly or indirectly involving the United States; (iii) any suspension of trading of Buyer's common stock or any material adverse change in the United States' stock markets generally; or (iv) in the case of any of the foregoing existing at the date hereof, a material acceleration or worsening thereof.

                  (e) Consummation of the transactions set forth in the Merger Agreement, which shall be deemed to occur simultaneously herewith.

         7.2 Additional Conditions to Obligation of Seller and Shareholders. The obligation of Seller and Shareholders to effect the transactions contemplated hereby is also subject to the fulfillment at or prior to the Closing of the following conditions:

                  (a) The  representations  and warranties of Buyer set forth in
Article 3 shall be true and correct as of the Closing Date as if made at and as of the Closing Date, and Buyer shall in all material respects have performed each obligation and agreement and complied with each covenant to be performed and complied with by it hereunder at or prior to the Closing;

                  (b) Buyer shall have furnished to Seller a certificate in which it shall certify that the conditions set forth in Section 7.2(a) have been fulfilled;

                  (c) Buyer shall have furnished to Seller: (i) a copy of the text of the resolutions by which the corporate action on the part of Buyer necessary to approve this Agreement and the transaction contemplated herein were taken together with copies of Buyer's articles or certificate of incorporation, and all amendments thereto, and Buyer's Bylaws and all amendments thereto; and
(ii) a certificate executed on behalf of Buyer by its corporate secretary or one of its assistant corporate secretaries certifying to Seller that such copies are true, correct, and complete copies of such resolutions and the articles or certificate of incorporation, and Bylaws; and that such resolutions and the articles or certificate of incorporation, and Bylaws were duly adopted and have not been amended or rescinded; and

                  (d) Seller shall have received from the chief financial officer of Buyer, a letter, dated the Closing Date, that on the basis of a review (not an audit) of the latest available accounting records of Buyer, consultations with other responsible officers of Buyer, and other pertinent inquiries that he or she may deem necessary, he or she has no reason to believe that during the period from the date of the Company Financials to the Closing Date, except as may otherwise be set forth on any Schedule hereto, there has been any change in the financial condition or results of operations of the business, except changes incurred in the ordinary and usual course of business during that period that in the aggregate are not materially adverse, and other changes or transactions, if any, contemplated by this Agreement.

                  (e) Buyer shall have obtained a fairness opinion, satisfactory in form and substance to Buyer and shall have delivered to Seller a copy of same and a written acknowledgment by Buyer of its satisfaction with same.

                  (f) Buyer shall have obtained all necessary consents and prerequisites to the transactions contemplated hereby, including, without limitation, the following: (i) the approval of the transaction by all governmental authorities exercising jurisdiction over Buyer; (ii) the approval by all governmental authorities with respect to the issuance to, or assumption by, Buyer of all permits required to own the Acquired Assets and operate the Business formerly owned by Seller, and (iii) each other consent and approval necessary in order that the transactions contemplated herein not constitute a breach or violation of, or result in a right of termination or acceleration with respect to, or result in any encumbrance on any of Buyer's assets, including the Acquired Assets, pursuant to the provisions of any agreement, arrangement, or understanding or any license, franchise, or Permit of Buyer.

                  (g) Seller and Shareholders shall have received an opinion of counsel to Buyer addressed to Seller and Shareholders in a form reasonably acceptable to Seller and Shareholders.

                  (h) There shall have been no damage, destruction, or loss of or to any property or properties owned by or used by Buyer, whether or not covered by insurance, which in the aggregate may have a material adverse effect on the business, financial condition, or results of operations of Buyer or on Seller's rights under the Earn-Out provisions.

                  (i) Buyer shall have executed and delivered the Merger Agreement and satisfied all its conditions to Closing thereof.

                  (j) Buyer shall have executed an agreement (the "Replacement Guarantee") with Seller's lenders to replace the Shareholders as guarantors of indebtedness (which indebtedness must be on terms and conditions satisfactory to Buyer) as the Seller may incur prior to Closing to reduce the Book Value of Seller to $5 million in connection with the contemplated distributions to the Shareholders prior to Closing.

                  (k) The form and substance of all certificates, instruments, opinions, and other documents delivered to Seller under this Agreement shall be reasonably satisfactory in all respects to Seller and its counsel.

         7.3 Additional Conditions to Obligation of Buyer. The obligations of Buyer to effect the transactions contemplated herein are also subject to the fulfillment at or prior to the Closing of the following conditions:

                  (a) The representations and warranties of Seller and Shareholders in this Agreement and in any certificate or other instrument delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby shall be true and correct as of the Closing Date as if made at and as of the Closing Date, and Seller and Shareholders shall in all material respects have performed each obligation and agreement and complied with each covenant to be performed and complied with by them hereunder at or prior to the Closing;

                  (b) Seller and Shareholders shall have furnished to Buyer a certificate in which it or they, as appropriate, shall certify that the conditions set forth in Section 7.3(a) have been fulfilled;

                  (c) Seller shall have furnished to Buyer: (i) copies of the texts of the resolutions by which the corporate action on the part of LEI and its Shareholders and the partnership action on the part of Legacy Homes and its general partner and Limited Partners necessary to approve this Agreement and the transactions contemplated hereby were taken together with copies LEI's articles or certificate of incorporation and all amendments thereto and LEI's Bylaws and all amendments thereto and Legacy Homes' certificate of limited partnership and partnership agreement and all amendments thereto; and (ii) certificates executed on behalf of LEI by its corporate secretaries or of its assistant corporate secretaries and a certificate executed on behalf of Legacy Homes by its general partner certifying to Buyer that such copies are true, correct and complete copies of such resolutions and articles or certificate of incorporation and

Bylaws or certificate of limited partnership and partnership agreement, as the case may be, and that such resolutions and the articles or certificate of incorporation and Bylaws or certificate of limited partnership and partnership agreement, as the case may be, were duly adopted and have not been amended or rescinded.

                  (d) Buyer shall have received from the chief financial officer and general partner of LEI and Legacy Homes, respectively, a letter, dated the Closing Date, that on the basis of a review (not an audit) of the latest available accounting records of Seller, consultations with other responsible officers of Seller, and other pertinent inquiries that he or she may deem necessary, he or she has no reason to believe that during the period from the date of the March 1997 Balance Sheet to the Closing Date, except as may otherwise be set forth on any Schedule hereto, there has been any change in the financial condition or results of operations of the Business, except changes incurred in the ordinary and usual course of business during that period that in the aggregate are not materially adverse, and other changes or transactions, if any, contemplated by this Agreement.

                  (e) Buyer shall have received a fairness opinion, satisfactory in form and substance to Buyer.

                  (f) Seller shall have obtained all necessary consents to the transactions contemplated hereby, including, without limitation, the following:
(i) the approval of the transaction by all governmental authorities exercising jurisdiction over the ownership of the Acquired Assets; (ii) the approval by all governmental authorities with respect to the issuance to, or assumption by, Buyer of all Permits required to own the Acquired Assets and operate the Business, and (iii) each other consent and approval necessary in order that the transactions contemplated herein not constitute a breach or violation of, or result in a right of termination or acceleration with respect to, or result in any encumbrance on any of Seller's assets, including the Acquired Assets, pursuant to the provisions of any agreement, arrangement, or understanding or any license, franchise, or Permit.

                  (g) Buyer shall have received an opinion of counsel to Seller addressed to Buyer in a form reasonably acceptable to Buyer.

                  (h) There shall have been no damage, destruction, or loss of or to any property or properties owned or used by Seller, whether or not covered by insurance, which in the aggregate may have a material adverse effect on the business, financial condition, or results of operations of Seller.

                  (i) Seller and Shareholders shall have executed and delivered the Merger Agreement and satisfied all their conditions to Closing thereof, and the Schedules shall not disclose any material contingent liabilities.

                  (j) The form and substance of all certificates, instruments, opinions, and other documents delivered to Buyer under this Agreement shall be reasonably satisfactory in all respects to Buyer and its counsel.

                                   ARTICLE 8.
                                   THE CLOSING

         8.1 Closing. The closing (the "Closing") of the transactions contemplated herein shall be held on or before June 30, 1997 unless extended pursuant to Section 8.3(g) (the "Closing Date"), or on such other date at a time and place as the parties shall mutually agree.

         8.2 Seller's Obligations. In addition to any other documents required to be delivered by Seller and Shareholders at Closing, Seller shall deliver to Buyer at Closing the following documents:

                  (a) An executed Bill of Sale and Assumption, in the form attached hereto as Exhibit C, and other instruments of transfer, with warranties of title consistent with this Agreement, dated as of the Closing Date, conveying to Buyer all of Seller's right, title, and interest in and to the Acquired Assets, all in form and substance satisfactory to the parties and their respective counsel;

                  (b) Executed assignments of all Acquired Contracts (with consents if required);

                  (c) Lease assignments with respect to the Property Leases which are to be assumed by Buyer hereunder and other leases being assigned;

                  (d) Estoppel Certificates with respect to the Land Contract Property and Option Real Property in form and substance reasonably acceptable to Buyer and Buyer's counsel;

                  (e) The executed Employment Agreement of J. Landon in the form of Exhibit B executed by J. Landon;

                  (f) Executed assignments of all assignable Permits issued to Seller by any governmental entity or vendor;

                  (g) An executed Indemnification Agreement in the form of Exhibit D executed by Seller and each of the Shareholders and each of the Limited Partners.

                  (h) All books, records, and other data relating to the Business (other than corporate records);

                  (i) Properly executed and acknowledged warranty deeds with respect to the Real Property all in form and substance acceptable to Buyer's counsel;

                  (j) The certificate(s) as provided for in Section 7.3(b) hereof;

                  (k) The certificate of LEI's chief financial officer and Legacy Homes's general partner as provided for in Section 7.3(d) hereof;

                  (l) Certified resolutions of the Board of Directors and Shareholders of Seller as provided for in Section 7.3(c) hereof;

                  (m) The consents contemplated by Section 7.3(f) hereof; and

                  (n) The Title Commitment contemplated by Section 6.10 hereof; and

                  (o) The executed Non-Compete Agreement of Seller and E. Landon in the form of Exhibit A executed by Seller and E. Landon.

                  (p) The opinion letter addressed to Buyer from counsel for Seller based on customary reliance and subject to customary qualifications.

                  (q) The executed Registration Rights Agreement in the Form of Exhibit E executed by Seller and the Shareholders.

                  (r) Such other documents as Buyer or its counsel or any lender of Buyer may reasonably request in order to effectuate the transactions contemplated under this Agreement.

         8.3 Buyer's Obligations. Buyer shall deliver to Seller and Shareholders at Closing the following:

                  (a) The Purchase Price including the Certificates representing the Shares contemplated by Section 2.6 hereof;

                  (b) Executed counterparts of such of the closing documents of Seller as shall require acceptance by Buyer including, without limitation, the Bill of Sale and Assumption, the Employment Agreement of J. Landon, the Indemnification Agreement and the Registration Rights Agreement;

                  (c) The certificate(s) as provided in Section 7.2(b).

                  (d) Certified resolutions of the Board of Directors of Buyer as provided for in Section 7.2(c) hereof.

                  (e) The opinion letter addressed to Seller from counsel for Buyer based on customary reliance and subject to customary qualifications.

                  (f) Such other documents as Seller or its counsel may reasonably request in order to effectuate the transactions contemplated by this Agreement.

                  (g) The Replacement Guarantee.

                                   ARTICLE 9.
                                   INDEMNITIES

         9.1 Survival of Representations and Warranties. Regardless of any investigation at any time made by or on behalf of any party hereto, or of any information any party may have in respect thereof, all representations, and warranties made hereunder or pursuant hereto or in connection with the transactions contemplated hereby shall survive for two (2) years except for a breach of a representation or warranty related to litigation, Taxes or title to property which are included in Excluded Liabilities and which shall survive indefinitely.

         9.2 Nature of Statements. All statements contained herein, in any Schedule or Exhibit hereto, or in any certificate or other written instrument delivered by or on behalf of Seller, Shareholders, or Buyer pursuant to this Agreement, or in connection with the transactions contemplated hereby, shall be deemed representations and warranties by Seller, Shareholder, or Buyer, as the case may be.

         9.3 Indemnification of Parties. After the Closing, the parties agree that the Indemnification Agreement to be entered among the parties in the form of Exhibit D shall contain the sole and exclusive remedies of the parties hereunder for any breach of any representation or warranty (and certain covenants as referenced in the Indemnification Agreement) made by the parties under this Agreement.

         9.4 Arbitration. Except for the provisions of the Indemnification Agreement which shall govern certain rights and remedies of the Parties after Closing, any other dispute, controversy or claim, whether contractual or non-contractual, between Buyer and Seller or Shareholders arising directly or indirectly out of or connected with this Agreement, relating to the breach or alleged breach of any representation, warranty, agreement, or covenant under this Agreement or otherwise relating to this Agreement (including the Earn-Out provisions) unless mutually settled by Buyer and Seller or Shareholders, shall be resolved in accordance with the dispute resolution procedures attached hereto as Exhibit G, which are incorporated herein by this reference, except for the Accounting Arbitration procedures which shall apply where applicable.

                                   ARTICLE 10.
                                   TERMINATION

         10.1 Termination. This Agreement may be terminated at any time prior to the Closing:

                  (a) By mutual written consent of duly authorized officers of Buyer and Seller;

                  (b) By either Buyer or Seller if the other party breaches any of its material representations, warranties, or covenants contained herein and, if such breach is curable, such breach is not cured within ten (10) business days after notice thereof and the notifying party is not then in a similar breach situation;

                  (c) By either Buyer or Seller if the transactions contemplated herein and in the Merger Agreement shall not have been consummated on or before June 30, 1997 (or, upon the written notice of Buyer to extend the Closing in order to satisfy Section 8.3(g), on or before July 31, 1997), or such later date as may be mutually agreed upon by the parties.

         10.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 10.1(a), this Agreement shall become void and there shall be no liability or further obligation hereunder on the part of Buyer or Seller or their respective shareholders, partners, officers, or directors, except as set forth in Sections 11.8 and 11.10 hereof and except that (i) if a party terminates the Agreement under Section 10.1(b), or this Agreement terminates under Section 10.1(c) because a party has failed to satisfy its conditions to Closing hereunder unless the party used good faith efforts to satisfy such condition, the nonbreaching party (Seller and Shareholders on the one hand and Buyer on the other hand) shall be entitled to the prompt payment of $500,000 as liquidated damages and not as a penalty; provided, however, if either party fails to satisfy its conditions it shall pay $400,000 to the other party plus the $100,000 in Escrow according to the terms and conditions of that certain letter of intent dated May 6, 1997.

                                   ARTICLE 11.
                               GENERAL PROVISIONS

         11.1 Notices. All notices, consents, and other communications hereunder shall be in writing and deemed to have been duly given when (i) delivered by hand, (ii) sent by telecopier (with receipt confirmed), provided that a copy is mailed by registered mail, postage pre-paid return receipt requested, or (iii) when received by the addressee, if sent by Express Mail, Federal Express, or other express delivery service (postage pre-paid return receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate as to itself by notice to the other):


          If to Buyer:                  Monterey Homes Corporation
                                        6613 North Scottsdale Road, Suite 200
                                        Scottsdale, Arizona 85250
                                        Phone: (602) 998-8700
                                        FAX:   (602) 998-9162
                                        Attn: Chief Financial Officer

          With a copy to:               Snell & Wilmer L.L.P.
                                        One Arizona Center
                                        Phoenix, Arizona 85004-0001
                                        Phone: (602) 382-6252
                                        FAX:  (602) 382-6070
                                        Attn:  Steven D. Pidgeon, Esq.

          If to Seller or Shareholders: John Landon
                                        1508 Eastwick Lane
                                        Plano, Texas 75093
                                        FAX:  (972) 250-6857

          With a copy to:               Kroney Silverman Mincey, Inc.
                                        1210 Three Forest Plaza
                                        12221 Merit Drive
                                        Dallas, Texas 75251
                                        FAX:   (972) 701-0307
                                        Attn: James M. Mincey, Jr.

         11.2 Counterparts. This Agreement may be executed in any number of counterparts, and each counterpart shall constitute an original instrument, but all such separate counterparts shall constitute one and the same agreement.

         11.3 Governing Law. The validity, construction, and enforceability of this Agreement shall be governed in all respects by the laws of the State of Arizona, without regard to its conflict of laws rules.

         11.4 Assignment. This Agreement shall not be assigned by operation of law or otherwise, except that Buyer may assign all or any portion of its rights under this Agreement to any wholly owned subsidiary, but no such assignment shall relieve Buyer of its obligations hereunder, and except that this Agreement may be assigned by operation of law to any corporation or entity with or into which Buyer may be merged or consolidated or to which Buyer transfers all or substantially all of its assets, and such corporation or entity assumes this Agreement and all obligations and undertakings of Buyer hereunder.

         11.5 Gender and Number. The masculine, feminine, or neuter pronouns used herein shall be interpreted without regard to gender, and the use of the singular or plural shall be deemed to include the other whenever the context so requires.

         11.6 Schedules and Exhibits. The Schedules and Exhibits referred to herein and attached hereto are incorporated herein by such reference as if fully set forth in the text hereof. At Closing, Seller shall update all Schedules, specifically identifying any variance from the original Schedules delivered hereunder.

         11.7 Waiver of Provisions. The terms, covenants, representations, warranties, and conditions of this Agreement may be waived only by a written instrument executed by the party waiving compliance. The failure of any party at any time to require performance of any provisions hereof shall, in no manner, affect the right at a later date to enforce the same. No waiver by any party of any condition, or breach of any provision, term, covenant, representation, or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or of the breach of any other provision, term, covenant, representation, or warranty of this Agreement.

         11.8 Costs. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees, accounting fees, and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

         11.9 Amendment. This Agreement may not be amended except by an instrument in writing approved by the parties to this Agreement and signed on behalf of each of the parties hereto.

         11.10 Expenses. Except as otherwise expressly provided herein, each party shall bear its own expenses incident to this Agreement and the transactions contemplated hereby, including without limitation, all fees of counsel, consultants, and accountants.

         11.11 Severability. If any term, provision, covenant, or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants, and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired, or invalidated and the court shall modify this Agreement or, in the absence thereof, the parties shall negotiate in good faith to modify this Agreement to preserve each party's anticipated benefits under this Agreement.

         11.12   Extent  of   Obligations.   All   covenants,   representations,
warranties, indemnities, and agreements made by Seller and Shareholders herein shall be deemed joint and several as to each of them.

         IN WITNESS WHEREOF, Buyer, Seller, and Shareholders have caused this Agreement to be executed on the date first written above by their respective officers thereunder duly authorized.


                                        MONTEREY HOMES CORPORATION,
                                        a Maryland corporation


                                        By: /s/ William W. Cleverly
                                           -------------------------------------
                                        Name: William W. Cleverly
                                        Title:   Chairman


                                        By: /s/ Steven J. Hilton
                                           -------------------------------------
                                        Name:  Steven J. Hilton
                                        Title:    President


                                        LEGACY HOMES LTD.,
                                        a Texas limited partnership

                                        By: Legacy Homes, Inc.
                                           -------------------------------------
                                        Its:  General Partner


                                        By: /s/ John Landon
                                           -------------------------------------
                                        Name: John Landon
                                        Its: President


                                        LEGACY ENTERPRISES, INC.,
                                        a Texas corporation


                                        By: /s/ John Landon
                                           -------------------------------------
                                        Name:
                                        Title:

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                                        JOHN LANDON

                                        /s/ John Landon
                                        ----------------------------------------
                                        John Landon


                                        ELEANOR LANDON

                                        /s/ Eleanor Landon
                                        ----------------------------------------
                                        Eleanor Landon

                                    EXHIBIT G

                          DISPUTE RESOLUTION PROCEDURES


         All claims, disputes and other matters in controversy (herein called "dispute") arising directly or indirectly out of or related to this Agreement, or the breach thereof, whether contractual or noncontractual, and whether during the term or after the termination of this Agreement, shall be resolved exclusively according to the procedures set forth in this Exhibit G.

         A. Negotiation. The parties shall attempt to settle disputes arising out of or relating to this Agreement or the breach thereof by a meeting of two designated representatives of each party within five (5) days after a request by either of the parties to the other party asking for the same.

         B. Mediation. If such dispute cannot be settled at such meeting either party within five (5) days of such meeting may give a written notice (a "Dispute Notice") to the other party setting forth the nature of the dispute. The parties shall attempt in good faith to resolve the dispute by mediation in Phoenix, Arizona under the Commercial Mediation Rules of the American Arbitration
Association ("AAA") in effect on the date of the Dispute Notice. The parties shall select a person who will act as the mediator under this Paragraph B within 60 days of the date of the Agreement. If the dispute has not been resolved by mediation as provided above within thirty (30) days after delivery of the Dispute Notice, then the dispute shall be determined by arbitration in accordance with the provisions of Paragraph C hereof.

         C. Arbitration. Any dispute that is not settled through mediation as provided in Paragraph B above shall be resolved by arbitration in Phoenix, Arizona, governed by the Federal Arbitration Act, 9 U.S.C. ss. 1 et seq, and administered by the AAA under its Commercial Arbitration Rules in effect on the date of the Dispute Notice, as modified by the provisions of this Section C, by a single arbitrator. The arbitrator selected, in order to be eligible to serve, shall be a lawyer with at least 15 years experience specializing in either general commercial litigation or general corporate and commercial matters. In the event the parties cannot agree on a mutually acceptable single arbitrator from the list submitted by the AAA, the AAA shall appoint the arbitrator who shall meet the foregoing criteria. The arbitrator shall base the award on applicable law and judicial precedent and, unless both parties agree otherwise, shall include in such award the findings of fact and conclusions of law upon which the award is based. Judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

         Notwithstanding the foregoing:

                  (a) Upon the application by either party to a court for an order confirming, modifying or vacating the award, the court shall have the power to review whether, as a matter of law based on the findings of fact determined by the arbitrator, the award should be confirmed, modified or vacated in order to correct any errors of law made by the arbitrator. In order to effectuate such judicial review limited to issues of law, the parties agree (and shall stipulate to the court) that the findings of fact made by the arbitrator shall be final and binding on the parties and shall serve as the facts to be submitted to and relied on by the court in determining the extent to which the award should be confirmed, modified or vacated.

                  (b) Either party shall have the right to apply to any court for an order to enforce any of the ownership and confidentiality provisions contained in the Agreement.

         D. Costs and Attorneys' Fees. If either party fails to proceed with mediation or arbitration as provided herein or unsuccessfully seeks to stay such mediation or arbitration, or fails to comply with any arbitration award, or is unsuccessful in vacating or modifying the award pursuant to a petition or application for judicial review, the other party shall be entitled to be awarded costs, including reasonable attorneys' fees, paid or incurred by such other party in successfully compelling such arbitration or defending against the attempt to stay, vacate or modify such arbitration award and/or successfully defending or enforcing the award.

         E. Tolling of Statute of Limitations. All applicable statutes of limitations and defenses based upon the passage of time shall be tolled while the procedures specified in this Exhibit G are pending. The parties will take such action, if any, required to effectuate such tolling.

                                    EXHIBIT B
                           TO ASSET PURCHASE AGREEMENT


                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (the "Agreement") is dated as of May , 1997 by and among Monterey Homes Corporation, a Maryland corporation (the "Company"), Legacy Homes Limited Partnership, an Arizona limited partnership, Texas Home Mortgage Corporation, a Texas corporation (collectively Legacy Homes Limited Partnership and Texas Home Mortgage Corporation are referred to as the "Texas Division") and John Landon ("Employee"). All capitalized terms used herein and not otherwise defined shall have the same meaning as set forth in the Agreement of Purchase and Sale of Assets among the Company, Employee and others dated May
   , 1997 ("Acquisition Agreement").

                                    RECITALS

         WHEREAS, the Company desires to obtain the services of Employee, and Employee desires to provide services to the Company and Texas Division, in accordance with the terms, conditions and provisions of this Agreement;

         NOW, THEREFORE, the Company and Employee agree as follows:

         1. Employment. Subject to the terms and conditions of this Agreement, the Company agrees to employ Employee as Co-Chief Executive Officer and Chief Operating Officer of the Company and as President and as Chief Executive Officer of the Texas Division, and Employee agrees to perform the duties associated with such positions diligently. Employee will devote substantially all of his business time, attention and energies to the business of the Texas Division and Company and will comply with the policies and guidelines established by the Company from time to time applicable to its senior management executives (including its Chief Executive Officer and President).

         2. Term. Employee will be employed under this Agreement for a term beginning on May , 1997 (the "Effective Date") and ending on May , 2001, unless Employee's employment is terminated earlier pursuant to Section 7 or extended at Employee's election for any period during which a Default Exception is in effect.

         3. Base Salary. The Texas Division will pay Employee the Base Salary (as defined below). For purposes of this Agreement, the term "Base Salary" shall mean until December 31, 1997 an amount equal to $200,000 per year, pro rated as appropriate. For each year thereafter during the term hereof, the Base Salary shall be equal to 105% of the previous Base Salary. Salary will be payable biweekly in accordance with the payroll practices of the Texas Division in effect from time to time. All of Employee's compensation under this Agreement will be subject to deduction and withholding authorized or required by applicable law.

         4. Incentive Compensation. Employee will be entitled to incentive compensation based on the achievement of certain budgeted income projections specified in Exhibit A hereto, pro rated as appropriate. The incentive compensation shall be paid by the Company.

         5. Employee Benefits. During the term of this Agreement, the Company will provide to Employee such fringe benefits and other employee benefit plans as are regularly maintained by the Company for its senior executives, in accordance with the policies of the Company in effect from time to time.

         6. Reimbursement of Expenses. The Texas Division will reimburse Employee for reasonable out-of-pocket business, entertainment and travel expenses incurred and documented in accordance with the policies of the Texas Division in effect from time to time. Further, the Company will reimburse Employee for reasonable, out-of-pocket business, entertainment and travel expenses incurred in connection with Employee's duties and responsibilities as Chief Operating Officer and Director (or advisory member or attendee at Board meetings prior to his appointment to the Board) and documented in accordance with the policies of the Company in effect from time to time.

         7. Options/Stock. Employee agrees that except for the shares of common stock of the Company acquired in connection with the (i) Acquisition Agreement and (ii) Merger Agreement by and among Company, Texas Home Mortgage Corporation and Monterey Acquisition Co., dated May _______ , 1997, and the 166,667 shares of common stock acquired pursuant to the Stock Option Agreement [subject to Board approval], dated May , 1997, between the Company and Employee, attached hereto as Exhibit B, he shall not directly or indirectly alone or with others acquire beneficial ownership (as defined and interpreted under Section 13(d)1 of the Securities and Exchange Act of 1934) of any shares of the capital stock of the Company whether on the open market or otherwise, which would adversely affect the use of the Company's net operating loss carryovers pursuant to the Internal Revenue Code of 1986, as amended; provided, the Company shall cooperate with and inform Employee from time to time (upon request by Employee) regarding any purchase limitations applicable on account of the Company's net operating loss carryovers. Employee shall be permitted to participate in any stock option plan adopted by the Company for senior management executives.

         8. Election of Director. Subject to the Company amending its Articles of Organization and Bylaws to increase the number of directors serving on the Company Board of Directors to a number greater than five, Employee and the Company shall use reasonable best efforts to cause Employee to be elected to (and be maintained as a member of) the Board of Directors. Prior to

Employee's election, Employee shall be permitted to attend all Board of Directors meetings of the Company at Company's expense as an observer or advisory board member, except as to matters that are or may be a conflict of interest.

         9. Termination.

                  (a) If Employee voluntarily terminates his employment with the Company other than a resignation for "Good Reason" (as defined below) or if the Company discharges Employee for Cause (as defined below), then the Company's obligations to pay the Base Salary and incentive compensation under this Agreement will terminate immediately, except for the payment of the Base Salary through the Date of Termination. For purposes of this Agreement, "Cause" is defined to mean (i) Employee's wrongful misappropriation of any money or other assets or properties of the Company or any subsidiary or affiliate of the Company resulting or intended to result directly or indirectly in substantial personal gain or enrichment to Employee, (ii) the conviction of Employee for any felony, or (iii) Employee's willful disregard of his primary duties to the Company or Texas Division, provided, however, that Company's Board of Directors shall give Employee prior written notice with a detailed description of Employee's purported violation under the foregoing subparagraph (iii) and Employee shall have thirty (30) days to cure such violation (or to provide a written explanation satisfactory to the Board of Directors of his action) following notice, and provided further the Company shall not have the right to terminate Employee for "Cause" under the foregoing subparagraph (iii) unless Employee has received two written notices of his willful disregard of the same primary duty within a period of twelve months and in each case Employee has failed to cure the violation (or to provide written explanation satisfactory to the Board of Directors of his action as provided above). Notwithstanding the foregoing, Employee shall not be deemed to have been terminated for Cause under the provisions of this Section 9(a) unless and until there shall have been delivered to Employee a copy of a resolution duly adopted by the affirmative vote of not less than three quarters of the entire membership of the Company's Board of Directors (excluding Employee if he is then a director) at a meeting of the Board called and held for the purpose (after reasonable notice to Employee and an opportunity for Employee, together with his counsel, to be heard before the Board), finding that in the good faith opinion of the Board, Employee was guilty of conduct meeting the criteria set forth above and specifying the particulars thereof.

                  (b) If Employee's employment with the Company is terminated by the Company without Cause or as a result of Employee's death or Disability (as defined below) or if Employee resigns for Good Reason (as defined in Section 9(f) below), then (i) the Company will be obligated to pay Employee's then current Base Salary pursuant to Section 3 (A) through the end of the stated term of employment hereunder in the event of termination by the Company without Cause or resignation for Good Reason or (B) for six months after the Date of Termination in the event of death or Disability and (ii) within 90 days after the Date of Termination, the Company will pay Employee pro rated incentive compensation pursuant to Section 4 through the Date of Termination. For purposes hereof, "Disability" means a disability that results or, in the judgment of a physician mutually agreeable to the Company and Employee, is likely to result in Employee being unable to fulfill his duties under this Agreement for 120 consecutive days or 180 days in any twelve month period.

                  (c) Any termination by the Company for Cause or Disability pursuant to Section 8(a) or 8(b), respectively, shall be communicated by written Notice of Termination. Any termination by Employee, with or without Good Reason, shall be communicated to the Company by Notice of Termination delivered by Employee. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Employee's employment under the provision so indicated. For purposes of this Agreement, no such purported termination shall be effective without such Notice of Termination.

                  (d) For purposes of this Agreement, "Date of Termination" shall mean (i) if the Agreement is terminated as a result of Employee's death, the date of Employee's death, (ii) if the Agreement is terminated by Employee, the date on which he delivers a Notice of Termination to the Company, (iii) if this Agreement is terminated by the Company for Disability, 30 days after a Notice of Termination is given (provided that Employee shall not have returned to the performance of Employee's duties on a full-time basis during such 30-day period), or (iv) if Employee's employment is terminated by the Company for any other reason, the date on which a Notice of Termination is given; or (v) upon Employee's voluntary resignation.

                  (e) Employee shall have no duty to mitigate the Company's obligations with respect to the payments set forth in this Section 9 by seeking other employment following his termination of employment, nor shall such obligations be subject to offset or reduction by reason of any compensation received by Employee from such other employment.

                  (f) Employee's resignation for "Good Reason" shall mean the resignation of Employee if, without the prior express written consent of
Employee: (i) Employee is assigned duties or responsibilities inconsistent in any material respect with the scope of the duties or responsibilities associated with Employee's titles or positions, as set forth and described in Paragraphs 1 and 8 of this Agreement, or which would require Employee to relocate his principal residence outside of the Dallas-Fort Worth, Texas metropolitan area;
(ii) Employee is not elected as a director on or before June 30, 1998; or (iii) failure by the Company to pay any part of the Earn-Out Payments when due under the terms of the Acquisition Agreement, except as provided in the last sentence of this subparagraph (f), Employee shall give Company prior written notice of such default and Company shall have thirty (30) days to cure such default following notice (except that this subparagraph shall not apply to any portion of an Earn-Out Payment as to which a good faith dispute exists); (iv) the Company terminates Employee's employment for "Cause" and it is determined under the arbitration provisions of this Agreement, that "Cause" did not exist and Employee was improperly terminated or (v) failure by the Company to permit the Texas Division to utilize its equity, including, without limitation, to obtain financing, subject to the terms of the Acquisition Agreement or to provide access to the Texas Division of its Intercompany Receivable as required by the Earn-Out provisions of the Acquisition Agreement and to credit the Pre-Tax Texas Income of the Texas Division with Intercompany Interest as determined under the Earn-Out provisions of the Acquisition Agreement, provided that Employee shall give Company prior written notice of default under this subparagraph (v), and Company shall have 30 days to cure such default following notice; provided further that failure to return the cash represented by a Texas Division Intercompany Receivable by Buyer under the Default Exception (as defined in the Acquisition Agreement) shall not constitute Good Reason if it is needed to cure or prevent default under certain debt instruments referenced in the Acquisition Agreement after Buyer reasonably exhausts its other options. Notwithstanding the notice provisions of subparagraphs (iii) and (v) of the preceding sentence, if the Company has received written notice twice under one or both of such subparagraphs (and has cured within the applicable cure period), and Company thereafter violates either of such subparagraphs, then Employee may resign for "Good Reason," without any further notice and opportunity for the Company to cure.

                  (g) Employee agrees that if he is terminated with or without Cause, resigns for Good Reason, or his employment is terminated with the Company for any reason, he shall resign as a member of the Board of Directors of Company and all its subsidiaries and affiliates immediately, if Employee is at the time of termination serving as a member of such Board or Boards.

         10. Restrictive Covenant. In consideration of the agreement of the Company (which shall include joint ventures (50% or more owned by Company), subsidiaries and parent companies for purposes of Sections 10 and 11, whether in corporate, partnership or other form) to employ Employee, until May , 2001, and for the consideration provided to Employee under that certain Acquisition Agreement and Merger Agreement dated May , 1997, Employee hereby agrees that Employee will not, except in connection with the performance of his duties hereunder, directly or indirectly, either as an employee, partner, owner, director, adviser or consultant or in any other capacity:

                  (a) engage in the homebuilding or mortgage brokerage or banking businesses (a "Competing Business");

                  (b) recruit, hire or discuss employment with any person who is, or within the six month period preceding the date of such activity was, an employee of the Company (other than as a result of a general solicitation for employment);

                  (c) subject to the proviso below, solicit any customer or supplier of the Company for a Competing Business or otherwise attempt to induce any such customer or supplier to discontinue its relationship with the Company; or

                  (d) except solely as a limited partner or other form of passive investment with no management or operating responsibilities, engage in the land banking or lot development business;

provided, however, that the foregoing shall not restrict (i) the ownership of less than 5% of a publicly-traded company or (ii) in the event Employee's employment is terminated, engaging in the custom homebuilding business, including soliciting customers through a general solicitation and soliciting suppliers who serve the Company, but not to inducing them to discontinue their relationship with the Company, or engaging in the production homebuilding business or land banking or lot development business, in each case outside a 100 mile radius of any project of the Company.

                  (e) Employee represents to the Company that he is willing and able to engage in businesses that are not Competing Businesses hereunder and that enforcement of the restrictions set forth in this Section 10 would not be unduly burdensome to Employee. Employee hereby agrees that the period of time provided for in this Section 10 and the territorial restrictions and other provisions and restrictions set forth herein are reasonable and necessary to protect Company and its successors and assigns in the use and employment of the goodwill of the business conducted by Employee prior to the Closing Date and sold to Company pursuant to the Acquisition Agreement. Employee further agrees that damages cannot compensate Company in the event of a violation of this
Section 10 and that, if such violation should occur, injunctive relief shall be essential for the protection of Company and its successors and assigns. Accordingly, Employee hereby covenants and agrees that, in the event any of the provisions of this Section 10 shall be violated or breached, Company shall be entitled to obtain injunctive relief against the party or parties violating such covenants, without bond but upon due notice, in addition to such further or other relief as may be available at equity or law. Obtainment of such an injunction by Company shall not be considered an election of remedies or a waiver of any right to assert any other remedies which Company has at law or in equity. No waiver of any breach or violation hereof shall be implied from forbearance or failure by Company to take action thereof. Employee agrees to pay any and all reasonable costs and expenses, including attorneys' fees, incurred by Company in enforcing this provision if it is determined that Employee breached this provision.

                  (f) Employee hereby agrees that upon the commencement by Employee of employment with any third party during the period in which the terms of this Section 10 are in effect, Employee shall promptly disclose to each such new company the terms of this Section 10, and shall cause such company to maintain such information in confidence. Employee further agrees and authorizes Company to notify others, including customers of Company or Seller and any such future employers of Employee, of the terms of this Section 10 and of Employee's obligations hereunder.

                  (g) Employee hereby agrees that the period of time in which this Section 10 is in effect shall be extended for a period equal to the duration of any breach of this Section 10 by Employee.

                  (h) The restrictive covenants set forth in Paragraph 10 hereof shall terminate in the event Employee is terminated without "Cause" or in the event Employee terminates or resigns his employment for "Good Reason."

         11. Confidential Information and Non-Disclosure.

                  (a) It is understood that in the course of Employee's employment with Company, Employee will become acquainted with Company
Confidential Information. Employee recognizes that Company Confidential Information has been developed or acquired at great expense, is proprietary to Company, and is and shall remain the exclusive property of Company. Accordingly, Employee agrees that he will not, without the express written consent of Company, during Employee's employment with Company and thereafter or until such time as Company Confidential Information becomes generally known, or readily ascertainable by proper means, by persons unrelated to Company, disclose to others, copy, make any use of, or remove from Company's premises any Company Confidential Information, except as Employee's duties may specifically require. In the event of dispute or litigation, Employee shall have the burden of proof by clear and convincing evidence that the Company Confidential Information has become generally known, or readily ascertainable by proper means, by persons unrelated to Company.

                  (b) Employee acknowledges and agrees that a breach by Employee of the provisions of this Section 11 will cause Company irreparable injury and damage that cannot be reasonably or adequately compensated by damages at law. Employee expressly agrees that Company shall be entitled, without posting any bond, to injunctive or other equitable relief to prevent a threatened breach, breach or continued breach of Section 11 hereof in addition to any other remedies legally available to it. Employee agrees to pay any and all reasonable costs and expenses, including attorneys' fees, incurred by Company in enforcing this provision if it is determined that Employee breached this provision.

                  (c) Upon Termination, Employee shall promptly deliver to Company the originals and all copies of any and all materials, documents, notes, manuals, or lists containing or embodying Company Confidential Information, or relating directly or indirectly to the business of Company, in the possession or control of Employee. Employee agrees to pay any and all reasonable costs and expenses, including attorneys' fees, incurred by Company in enforcing this provision if it is determined that Employee breached this provision.

                  (d) "Company Confidential Information" shall mean confidential, proprietary information or trade secrets of Company including without limitation the following: (1) customer lists and customer information as compiled by Company; (2) Company's internal practices and procedures; (3) Company's financial condition and financial results of operation to the extent not generally available to the public; (4) supply of materials information, including sources and costs; (5) information relating to designs or other subject matter related to Company's business, strategic planning, manufacturing, engineering, purchasing, finance, marketing, promotion, distribution, and selling activities, whether now existing, or acquired, developed, or made available anytime in the future to Company; (6) all information which Employee has a reasonable basis to consider confidential or which is treated by Company as confidential; and (7) any and all information having independent economic value to Company that is not generally known to, and not readily ascertainable by proper means by, persons who can obtain economic value from its disclosure or use. Employee acknowledges that such information is Company Confidential Information. Notwithstanding the foregoing provisions of paragraph (d), the following shall not be considered "Company Confidential Information": (i) the general skills and experience of the Employee as an experienced real estate and homebuilding entrepreneur and senior management level employee as evidenced by his prior employment history and business endeavors; (ii) the general skills and experience gained by other executive level employees working for the Company or any of its subsidiaries or joint business ventures; (iii) information generally known by owners and senior management executives within the homebuilding and/or land development industry;
(iv) persons, entities, contacts or relationships of Employee known to Employee prior to the execution of this Agreement, but excluding the Company's customer and supplier lists; and (v) information which becomes available on a non-confidential basis from a source other than Employee which source is not prohibited from disclosing such confidential information by legal, contractual or other obligation.

         12. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any applicable law, then such provision will be deemed to be modified to the minimum extent necessary to render it legal, valid and enforceable, and if no such modification will render it legal, valid and enforceable, then this Agreement will be construed as if not containing the provision held to be invalid, and the rights and obligations of the parties will be construed and enforced accordingly.

         13. Injunctive Relief. Employee acknowledges and agrees that the Company would be irreparably harmed by any violation of Employee's obligations under Sections 10 and 11 hereof and that, in addition to all other rights or remedies available at law or in equity, the Company will be entitled to injunctive and other equitable relief to prevent or enjoin any such violation.

         14. Assignment by Company. Nothing in this Agreement shall preclude Company from consolidating or merging into or with, or transferring all or substantially all of its assets to, another corporation or entity that assumes this Agreement and all obligations and undertakings hereunder. Upon such consolidation, merger or transfer of assets and assumption, the term "Company" as used herein shall mean such other corporation or entity, as appropriate, and this Agreement shall continue in full force and effect.

         15. Entire Agreement. This Agreement embodies the complete agreement of the parties hereto with respect to the subject matter hereof and supersedes any prior written, or prior or contemporaneous oral, understandings or agreements between the parties that may have related in any way to the subject matter hereof. This Agreement may be amended only in writing executed by the Company and Employee.

         16. Governing Law. This Agreement and all questions relating to its validity, interpretation, performance and enforcement, shall be governed by and construed in accordance with the internal laws, and not the law of conflicts, of the State of Texas.

         17. Notice. Any notice required or permitted under this Agreement must be in writing and will be deemed to have been given when delivered personally or by overnight courier service or three days after being sent by mail, postage prepaid, at the address indicated below or to such changed address as such person may subsequently give such notice of:

          if to the Company:            Monterey Homes Corporation
                                        6613 North Scottsdale Road, Suite 200
                                        Scottsdale, Arizona 85250
                                        Attention: Chief Financial Officer

          if to Employee:               John Landon
                                        1508 Eastwick Lane
                                        Plano, Texas 75093

         18. Arbitration. All disputes, claims and other matters in controversy arising directly or indirectly out of or related to this Agreement, or the breach thereof, whether contractual or non- contractual, shall be determined by arbitration and shall be settled by three arbitrators, one of whom shall be appointed by the Company, one by the Employee and the third of whom shall be appointed by the first two arbitrators. Persons eligible to be selected as arbitrators shall be limited to attorneys who have been in practice at least 15 years specializing in employment law matters and who have had both training and experience as arbitrators ("Experienced Arbitrators"). If either such person fails to appoint an arbitrator within ten (10) days of a request in writing by the other such person to do so or if the first two arbitrators cannot agree on the appointment of a third arbitrator within thirty days, then such arbitrator shall be appointed by the American Arbitration Association (which appointment shall not be limited to Experienced Arbitrators if not made within the applicable time period). Except as to the selection of arbitrators which shall be as set forth above, the arbitration shall be conducted promptly and expeditiously at such place in Phoenix, Arizona agreed to between the Company and the Employee in accordance with the Commercial Rules of Arbitration of the American Arbitration Association then in effect so as to enable the arbitrators to resolve the disputes, claims and other matters in controversy within forty-five (45) days of the commencement of the arbitration proceedings. The arbitrators shall base their award on applicable law and judicial precedent and, unless both parties agree otherwise, shall include in such award the findings of fact and conclusions of law upon which the award is based and may award temporary or permanent equitable relief. Judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The arbitrators' resolution of the dispute shall be final, binding and non-appealable. The nonprevailing party shall bear the expenses of the arbitrators and the arbitration, including reasonable attorneys' fees and costs.

         19. Withholding; Release. Employee acknowledges and agrees that the Company may withhold against payments due Employee any such amounts required under the withholding laws, as well as any other amounts payable by Employee to Company.

         The Company's obligation to make any payments hereunder, other than salary payments and expense reimbursements through the date of termination and any Earn-Out Payments due to Employee, shall be subject to receipt by the Company from Employee of an appropriate release applicable to matters and obligations arising under this Agreement in form and substance reasonably acceptable to the Company and its affiliates, directors, officers and employees.




                [REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK]

         IN WITNESS WHEREOF, the Company and Employee have executed and delivered this Agreement as of the date first above written.


                                        MONTEREY HOMES CORPORATION, a
                                        Maryland corporation


                                        By:
                                           -------------------------------------
                                        Name: William W. Cleverly
                                        Title:   Chairman


                                        By:
                                           -------------------------------------
                                        Name: Steven J. Hilton
                                        Title:   President


                                        TEXAS HOME MORTGAGE CORPORATION

                                        By:
                                           -------------------------------------
                                        Name: Steven J. Hilton
                                        Title:   Officer



                                        LEGACY HOMES LIMITED PARTNERSHIP
                                        By:      MTH - Texas GP, Inc.
                                        Its:     General Partner

                                                 By:
                                                    ----------------------------
                                                 Its:
                                                     ---------------------------


                                        EMPLOYEE


                                        ----------------------------------------
                                        John Landon

                                    EXHIBIT A

                         INCENTIVE COMPENSATION SCHEDULE


                  The Company shall pay Employee a performance based cash bonus (the "Bonus") for the calendar years 1997 and 1998 equal to the lesser of: (i) 4% of the Consolidated Pre-Tax Net Income (as defined below), or (ii) $200,000. Thereafter, the annual Bonus for the remaining term of this Agreement shall be equal to the lesser of (i) the percentage payout of the Consolidated Pre- Tax Net Income determined by the compensation committee of the Board of Directors of the Company, or (ii) $200,000.

                  The term "Consolidated Pre-Tax Net Income" shall mean the consolidated net income of the Company before the Bonus payable to Employee, income taxes, or amortization of goodwill or any purchase accounting asset write-up relating to the acquisition of the assets of the Texas Division under the Acquisition Agreement and the cumulative effect of any change in accounting principle for the fiscal year then ended (or the portion of the fiscal year starting on the Effective Date in the case of 1997) as determined from the Company's audited financial statements by the Company's independent auditors. The Bonus will be payable within 90 days after the Company's fiscal year end.

                                                                          5/7/97

                                    EXHIBIT B
                             TO EMPLOYMENT AGREEMENT


                             STOCK OPTION AGREEMENT


         THIS STOCK OPTION AGREEMENT (the "Agreement") is dated as of May __, 1997, (the "Effective Date") between Monterey Homes Corporation, a Maryland corporation (the "Company"), and John Landon ("Optionee").

         WHEREAS, the Company desires to obtain the services of the Optionee, and the Optionee has agreed to provide services to the Company;

         WHEREAS, the Company desires to compensate the Optionee for such services by granting the Optionee an option (the "Option") to purchase shares of the Company's common stock, $.01 par value per share (the "Common Stock"), subject to the terms and conditions of this Agreement;

         NOW, THEREFORE, the parties agree as follows:

         1. Grant of Option. The Company hereby grants to the Optionee, on the terms and subject to the conditions, limitations and restrictions set forth in this Agreement, an Option to purchase 166,667 shares of Common Stock at an exercise price of the greater of (a) the Average Market Price as defined in the Asset Purchase Agreement by and among the Company, Legacy Homes, Ltd., Legacy Enterprises, Inc., Eleanor Landon and the Optionee dated May __, 1997, or (b) $5.25 per share of Common Stock.

         2. Exercise Period, Vesting and Amount. The Option shall be exercisable ratably in equal annual increments over three years commencing on the first anniversary of the Effective Date; provided, however, that the Option shall become exercisable in full if there is a change of control of the Company required to be reported in response to Item l of Form 8-K under the Securities Exchange Act of 1934 as in effect on the date of this Agreement (or any similar or successor form or provisions) on or prior to the third anniversary of the Effective Date. The Option shall expire and become null and void after May __, 2001.

         3. Exercise. In order to exercise the Option, the Optionee must provide written notice (the "Exercise Notice") to the Company at its principal executive office. The Exercise Notice must be signed by the Optionee and must include his complete address and social security number. At the time of exercise, the Optionee must pay to the Company the applicable exercise price per share times the number of shares as to which the Option is being exercised, payable (a) by cash

                                                                          5/7/97

or cash equivalent or (b) at the Company's option, by the delivery of shares of Common Stock having a Fair Market Value (defined below) on the date immediately preceding the exercise date equal to the aggregate exercise price, which may include shares subject to the Option. If the Option is exercised in full, the Optionee will surrender this Agreement to the Company for cancellation. If the Option is exercised in part, the Optionee will surrender this Agreement to the Company so that the Company may make appropriate notation hereon or cancel this Agreement and issue a new agreement (containing the same terms and conditions set forth herein) representing the unexercised portion of the Option. For these purposes, "Fair Market Value" means (i) the average closing price on the New York Stock Exchange or any other exchange or market system on which the Common Stock is primarily traded for the last five trading days ending on the date immediately preceding the exercise date; or (ii) if there is no reported price information for the Common Stock, the fair market value as determined in good faith by the Company's Board of Directors.

         4. Tax Withholding. Any provision of this Agreement to the contrary notwithstanding, the Company may take such steps as it deems necessary or desirable for the withholding of any taxes that it is required by law or regulation of any governmental authority, federal, state or local, domestic or foreign, to withhold in connection with any of the shares of Common Stock subject hereto, including requiring the Optionee to pay to the Company the amount of such withholding tax before the Company issues any shares pursuant to the exercise of the Option.

         5. Dilution. If the number of shares of Common Stock outstanding is changed by reason of a stock dividend, stock split, reclassification or combination of shares, the number of shares of Common Stock then issuable upon exercise of the Option, and the exercise price per share will be appropriately adjusted. In the event of any merger, consolidation, reorganization, or recapitalization of the Company pursuant to which holders of the Common Stock receive securities, other assets or cash (a "Reorganization Transaction"), then upon any subsequent exercise of the Option, the Optionee will be entitled to receive, for each share of Common Stock issuable upon exercise of the Option, the number and kind of securities, other assets or cash received in respect of one share of Common Stock as a result of such Reorganization Transaction.

         6. Termination.

                  (a) If the Company discharges Optionee for Cause (as defined below), then the Option will terminate immediately. For purposes of this Agreement, "Cause" shall have the same meaning as in the Employment Agreement of even date herewith (the "Employment Agreement") between the Company, Monterey Texas, L.P. and Optionee.

                  (b) If Optionee voluntarily terminates his employment with the Company or if Optionee's employment with the Company is terminated as a result of Optionee's death

                                                                          5/7/97

         or Disability (as defined in the Employment Agreement), then the Option will be exercisable for six months following such termination in the event death or Disability, but only in any such case to the extent that the Option was exercisable on the date of termination.

                  (c) If Optionee's employment with the Company is terminated by the Company without Cause, the Option will be immediately exercisable for the aggregate number of Option Shares not previously exercised and issued pursuant to this Agreement until May
         ________, 2001;

         7. Transfer of Option. The Optionee shall not, directly or indirectly, sell, pledge or otherwise transfer ("Transfer") any unexercised portion of the Option or the rights and privileges pertaining thereto, other than pursuant to a qualified domestic relations order. Neither the Option nor the underlying shares of Common Stock is liable for or subject to, in whole or in part, the debts, contracts, liabilities or torts of the Optionee, nor will they be subject to garnishment, attachment, execution, levy or other legal or equitable process, other than pursuant to a qualified domestic relations order.

         8. Certain Legal Requirements. The Company will register or qualify the Optionee's shares of Common Stock under the Securities Act of 1933 and applicable blue sky or state securities laws, and will cause such shares to be listed on any exchange or trading system upon which the Company's Common Stock is listed in accordance with the Registration Rights Agreement of even date herewith.

         9. Arbitration. All disputes, claims and other matters in controversy arising directly or indirectly out of or related to this Agreement, or the breach thereof, shall be determined by arbitration pursuant to the arbitration procedures set forth in Section 18 of the Employment Agreement.

         10. Miscellaneous.

                  (a) The Option is intended to be a non-qualified stock option under applicable tax laws, and it is not to be characterized or treated as an incentive stock option under Section 422 of the Internal Revenue Code of 1986.

                  (b) Neither the Optionee nor any person claiming under or through the Optionee will have any of the rights or privileges of a shareholder of the Company in respect of any of the shares issuable upon exercise of the Option unless and until certificates representing such shares have been issued and delivered, provided that the Company shall ensure that certificates representing shares validly purchased hereunder

                                                                          5/7/97

         shall be issued and delivered promptly to the Optionee or person validly claiming under or through Optionee.

                  (c) All notices and other communications hereunder must be in writing and will be deemed to have been duly given when delivered or mailed in accordance with the provisions of Section 17 of Optionee's Employment Agreement with the Company dated the date hereof.

                  (d) Subject to the limitations in this Agreement on the transferability by the Optionee of the Option and any shares of Common Stock, this Agreement will be binding on and inure to the benefit of the successors and assigns of the parties hereto.

                  (e) If any provision of this Agreement is held to be illegal, invalid or unenforceable under any applicable law, then such provision will be deemed to be modified to the minimum extent necessary to render it legal, valid and enforceable, and if no such modification will render it legal, valid and enforceable, then this Agreement will be construed as if not containing the provision held to be invalid, and the rights and obligations of the parties will be construed and enforced accordingly of this Agreement would cause irreparable harm to the other party and that, in addition to all other rights or remedies available at law or in equity, such party will be entitled to injunctive and other equitable relief to prevent or enjoin any such violation.

                  (g) THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAW, AND NOT THE LAW OF CONFLICTS, OF THE STATE OF ARIZONA.

                  (h) This Agreement may be executed in any number of counterparts, and all such counterparts will be deemed an original, will be construed together and will constitute one and the same instrument.

                  (i) This Agreement embodies the complete agreement and understanding among the parties with respect to the subject matter hereof and supersedes and preempts any prior written, or prior or contemporaneous oral, understandings, agreements or representations by or among any of the parties that may have related to the subject matter hereof in any way.

                                                                          5/7/97

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                        MONTEREY HOMES CORPORATION,
                                        a Maryland corporation


                                        By:
                                           -------------------------------------
                                        Name: William W. Cleverly
                                        Title:    Chairman


                                        By:
                                           -------------------------------------
                                        Name: Steven J. Hilton
                                        Title:    President


                                        OPTIONEE



                                        ----------------------------------------
                                        John Landon

                                    EXHIBIT E
                           TO ASSET PURCHASE AGREEMENT

                          REGISTRATION RIGHTS AGREEMENT


         THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement"), dated June __, 1997, is made by and between Monterey Homes Corporation, a Maryland corporation (the "Company"), Legacy Homes, Ltd., a Texas limited partnership, Legacy Enterprises, Inc., a Texas corporation, John Landon and Eleanor Landon (the Legacy entities along with the Landons shall collectively be referred to as the "Holder").

         The Company and the Holder agree as follows:

         1. Shares. As used herein, the term "Shares" shall mean the shares of common stock, $.01 par value, of the Company, acquired by the Holder pursuant to that certain Agreement of Purchase and Sale of Assets, dated as of May __, 1997, (the "Asset Purchase Agreement") among the Company, Legacy Homes, Ltd., Legacy Enterprises, Inc. and Holder, and that certain Agreement and Plan of Reorganization, dated as of May __, 1997 (the "Merger Agreement") among the Company, Monterey Mortgage Acquisition Corporation and Texas Home Mortgage Corporation (including stock issued pursuant to that certain Stock Option Agreement, dated of even date herewith, by and between the Company and John Landon (the "Option Shares") and any securities issued to Holder as a dividend or distribution in respect of or in exchange for such shares, whether by reclassification, stock split, reverse stock split or otherwise) until their sale under this Agreement or in accordance with Rule 144 (or any similar provision then in force) under the Securities Act of 1933, as amended (the "Securities Act").

         2. Demand Registration.

                  (a) Subject to the provisions of Section 2(b) hereof, the Holder may at any time after December 31, 1997, make up to two written requests to the Company for registration under Form S-3 (or such other appropriate or successor form if Form S-3 is not available) and in accordance with the provisions of Rule 415 promulgated under the Securities Act of all or a portion of his Shares. The Company shall prepare and file with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-3 (or such other appropriate or successor form if Form S-3 is not available) under the Securities Act covering such Shares, shall use its best efforts to cause such registration statement to become effective within ninety (90) days of the Holder's request and shall file such post-effective amendments to such registration statement in order for it to remain effective without lapse until the sale of all the Shares and shall qualify such offering under applicable blue sky or state securities laws.

                  (b) Notwithstanding delivery of any written request referred to in Section 2(a), the Company will have the prior right at any time to conduct public offerings of its common stock for its corporate purposes and may preempt any pending demand registration, in which case Section 3 will apply to the offering. Under these circumstances, the Company will not be obligated to effect the requested demand registration under this Section 2 and such previously requested registration will not count as a demand registration under Section 2(a). In addition, if, prior to the time a written request is delivered under
Section 2(a) the Company has given written notice pursuant to Section 3 (a) of its intention to file a registration statement, the Company shall not be obligated to cause the requested demand registration to become effective until 120 days after the effective date of such registration statement or until the Company ceases to diligently pursue the preparation, filing and effectiveness of such registration statement.

                  (c) The Company shall file a registration statement on Form S-8 with respect to the Option Shares promptly after the date hereof and shall use its best efforts to cause such registration statement to remain effective until the related stock options have been exercised or expired.

                  (d) The Company shall pay the expenses described in Section 6 for the registration pursuant to this Section 2.

         3. Incidental Registration Rights.

                  (a) If at any time the Company shall determine to proceed with the preparation and filling of a registration statement for common stock under the Securities Act in connection with the proposed offer and sale of any of its securities by it or any of its security holders (other than a registration statement on Form S-4, S-8 or other limited purpose form or relating to the Company's warrants or securities issuable thereunder), the Company will give written notice of its determination to the Holder. Upon the written request from the Holder, within ten (10) days after receipt of any such notice from the Company, the Company will, subject to the provisions of Section 3(b), include all Shares requested by the Holder in such registration statement (and any related qualification under blue sky or state securities laws); provided, however, that nothing herein shall prevent the Company from, at any time, abandoning or delaying any registration under this Section 3. If any registration pursuant to this Section 3 shall be underwritten in whole or in part, the Company shall require that the Shares requested for inclusion pursuant to this Section 3 be included in the underwriting on the same terms and conditions, including lock-up provisions, as the securities otherwise being sold through the underwriters.

                  (b) Notwithstanding the foregoing, if the managing underwriter determines and advises that the inclusion of the Shares proposed to be included in the underwritten public offering, together with any other issued and outstanding securities proposed to be included therein by holders of securities other than the Holder who have registration rights which are pari passu to the Holder, would interfere with the successful marketing of such securities, then the number of such Shares that the managing underwriter believes may be sold in such underwritten public offering shall be allocated for inclusion in the registration statement in the following order of priority: (i) first, the securities being offered by the Company, and (ii) secondly, the number of Shares then owned by the Holder and other holders entitled to participate therein who have registration rights which are pari passu to the Holder on a pro rata basis or such other basis as they shall have agreed.

                  (c) The Company shall pay the expenses described in Section 6 for registration statements filed pursuant to this Section 3.

         4. Registration Procedures. If and whenever the Company is required by the provisions of Section 2 or 3 to effect the registration of Shares under the Securities Act, the Company will:

                  (a) prepare and file with the SEC a registration statement with respect to such securities, and use its best efforts to cause such registration statement to become and remain effective for such period as may be reasonably necessary to effect the sale of such securities (the "Effective Period").

                  (b) prepare and file with the SEC such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective for the Effective Period as may be reasonably necessary to effect the sale of such securities.

                  (c) furnish to the Holder and to the underwriters for the securities being registered, such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as the Holder and such underwriters may reasonably request in order to facilitate the public offering of such securities.

                  (d) use reasonable best efforts to register or qualify the Shares covered by such registration statement under such state securities or blue sky laws of such jurisdictions as the Holder may reasonably request in writing within ten (10) days following the original filing of such registration statement, except that the Company shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified or subject itself to taxation in a jurisdiction where it had not previously been subject to taxation, or take any other action that would subject the Company to service of process in a lawsuit other than one arising out of the registration of the Shares.

                  (e) notify the Holder, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed.

                  (f) notify the Holder promptly of any request by the SEC for the amending or supplementing of such registration statement or prospectus or for additional information.

                  (g) prepare and promptly file with the SEC and promptly notify the Holder of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at any time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading; and

                  (h) advise the Holder, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

         5. Underwriting. The Holder agrees that any demand registration involving the issuance of Common Stock by the Company will, at the Company's option, be effected pursuant to an underwritten public offering. The Holder will select the book-running managing underwriter and any additional investment bankers and managers to be used in connection with the demand registration, provided that such underwriter and additional investment bankers and managers are reasonably acceptable to the Company and that the underwriting discounts, fees, discounts and any other compensation proposed to be charged by such persons is competitive with that obtainable from other underwriters, bankers and managers of comparable quality and reputation. The Holder may not participate in an incidental registration hereunder unless such Holder (a) agrees to sell the Shares on the basis provided in the underwriting arrangements, if any, and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, if any, and these registration rights.

         6. Expenses.

                  (a) With  respect to any  registration  requested  pursuant to
Section 2 hereof, and with respect to an inclusion of Shares in a registration statement pursuant to Section 3 hereof, all fees, costs and expenses of such registration, inclusion and public offering (as further specified in paragraph
(b) below) shall be borne by the Company; provided, however, that the Holder shall bear the underwriting discounts and commissions and transfer taxes in respect of the sale of his Shares.

                  (b) The fees, costs and expenses of registration to be borne by the Company as provided in Section 6(a) above shall include, without limitation, all registration, filing, and NASD fees, printing expenses, fees and disbursements of legal counsel and accountants for the Company and all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered and qualified.

         7. Indemnification.

                  (a) The Company will indemnify and hold harmless the Holder and any underwriter (as defined in the Securities Act) for the Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act, from and against and will reimburse the Holder and each such underwriter and controlling person with respect to, any and all loss, damage, liability, cost and expense to which the Holder or any such underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, damage, liability, cost or expenses arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished in writing by the Holder, such underwriter or such controlling person specifically for use in the preparation thereof. The Company will not be subject to any liability for any settlement made without its consent, which consent shall not be unreasonably withheld.

                  (b) The Holder will indemnify and hold harmless the Company, its directors and officers, any controlling person and any underwriter thereof from and against, and will reimburse the Company, its directors and officers, any controlling person and any underwriter thereof with respect to, any and all loss, damage, liability, cost or expense to which the Company or any controlling person and/or any underwriter thereof may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, cost or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in conformity with information furnished in writing by or on behalf of the Holder specifically for use in the preparation thereof. The Holder will not be subject to any liability for any settlement made without its consent, which consent shall not be unreasonably withheld.

                  (c) Promptly after receipt by an indemnified party pursuant to the provisions of paragraph (a) or (b) of this Section 6 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said paragraph
(a) or (b), promptly notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than hereunder, except to the extent that such omission materially and adversely affects the indemnifying party's ability to defend against or compromise such claim. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any action include both the indemnified party and the indemnifying party and there are legal defenses available to the indemnified party and/or other indemnified parties which are different from or in addition to those available to the indemnifying party, or if there is a conflict of interest which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties shall have the right to select separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to an indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said paragraph (a) or (b) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than costs of investigation, unless
(i) the indemnified party shall have employed counsel in accordance with the provisions of the preceding sentence, (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

                  (d) If for any reason the foregoing indemnification is unavailable, or is insufficient to hold harmless an indemnified party, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other in connection with the statement or omission which resulted in the losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         8. Miscellaneous.

                  (a) Notices. Any notice or other communications required or which may be given hereunder shall be in writing and shall be delivered personally, or telegraphed, telexed or telecopied, or sent by certified, registered or express mail postage prepaid, and shall be given when so delivered personally, or telegraphed, telexed or telecopied, or if mailed, two days after mailing, as follows (or to such other address as any party may from time to time specify in writing pursuant to the notice provisions hereof):

                  If to the Company:

                  Monterey Homes Corporation
                  6613 North Scottsdale Road, Suite 200
                  Scottsdale, Arizona 85250
                  Fax:     (602) 998-9162
                  Phone:  (602) 998-8700
                  Attention: Chief Financial Officer

                  If to the Holder:

                  John and Eleanor Landon
                  1508 Eastwick Lane
                  Plano, Texas 75093
                  Fax: (972) 250-6857

                  (b) Entire Agreement. This Agreement contains the entire agreement between the Company and the Holder, in respect of the subject matter hereof, and supersedes all prior agreements, written or oral, with respect thereto.

                  (c) Amendment. This Agreement may be amended, modified, superseded, canceled, renewed or extended, and any term or condition hereof may be waived, only by a written instrument executed by the Company and the Holder, in the case of a waiver, by the party waiving compliance. No delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

                  (d) Governing Law. This Agreement is made in, and shall be governed by and construed in accordance with, the laws of the State of Arizona, without giving effect to the provisions thereof pertaining to conflicts and choices of law.

                  (e) Successors and Assigns. This agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties; notwithstanding the foregoing, neither party shall assign its rights, duties or obligations under this Agreement to any other person, without the other party's express written consent, except that the Holder may assign the benefits of this Agreement to any member of the Holder's "immediate family" as such term is defined in Rule 16a-1(e) or any trust, partnership or other entity created for the benefit of such persons.

                  (f)   Counterparts.   This   Agreement   may  be  executed  in
counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.





              [THE REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK]

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                        MONTEREY HOMES CORPORATION,
                                        a Maryland corporation


                                        By:
                                           -------------------------------------
                                        Name:  William W. Cleverly
                                        Title: Chairman

                                        By:
                                           -------------------------------------
                                        Name:  Steven J. Hilton
                                        Title: President


                                        HOLDER

                                        LEGACY HOMES LTD.,
                                        a Texas limited partnership

                                               By:   Legacy Homes, Inc.
                                               Its:  General Partner


                                        By:
                                           -------------------------------------
                                               Name: John Landon
                                               Its:  President


                                        LEGACY ENTERPRISES, INC.,
                                        a Texas corporation


                                        By:
                                           -------------------------------------

                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                                        JOHN LANDON


                                        ----------------------------------------
                                        John Landon


                                        ELEANOR LANDON


                                        ----------------------------------------
                                        Eleanor Landon

                                    EXHIBIT I
                           TO ASSET PURCHASE AGREEMENT




                      AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                           MONTEREY HOMES CORPORATION

                    MONTEREY MORTGAGE ACQUISITION CORPORATION

                         TEXAS HOME MORTGAGE CORPORATION

                                   JOHN LANDON

                                       AND

                                 ELEANOR LANDON


                            Dated as of May __, 1997

                      AGREEMENT AND PLAN OF REORGANIZATION

ARTICLE I.
         DEFINITIONS..............................................................................................1
         1.1      Definitions.....................................................................................1
                  -----------
         1.2      Other Definitions and Interpretations...........................................................5
                  -------------------------------------

ARTICLE II.
         THE MERGER...............................................................................................6
         2.1      The Merger......................................................................................6
                  ----------
         2.2      Effect of the Merger............................................................................6
                  --------------------
         2.3      Consummation of the Merger......................................................................6
                  --------------------------
         2.4      Articles of Incorporation and Bylaws; Directors and Officers....................................6
                  ------------------------------------------------------------
         2.5      Conversion of Securities........................................................................7
                  ------------------------
         2.6      No Fractional Shares............................................................................8
                  --------------------
         2.7      Exchange for Merger Consideration...............................................................8
                  ---------------------------------
         2.8      Closing of Texas Mortgage Transfer Books........................................................8
                  ----------------------------------------
         2.9      Lost, Stolen or Destroyed Certificates..........................................................8
                  --------------------------------------
         2.10     Taking of Necessary Action; Further Action......................................................8
                  ------------------------------------------

ARTICLE III.
         REPRESENTATIONS AND WARRANTIES OF MONTEREY
         AND MERGER SUB...........................................................................................9
         3.1      Organization and Qualification..................................................................9
                  ------------------------------
         3.2      Authority Relative to this Agreement............................................................9
                  ------------------------------------
         3.3      No Conflicts....................................................................................9
                  ------------
         3.4      No Consents.....................................................................................9
                  -----------
         3.5      SEC Documents..................................................................................10
                  -------------
         3.6      Capitalization.................................................................................10
                  --------------
         3.7      Litigation.....................................................................................10
                  ----------
         3.8      No Material Adverse Changes....................................................................10
                  ---------------------------
         3.9      Merger Sub.....................................................................................11
                  ----------

ARTICLE IV.
         REPRESENTATIONS AND WARRANTIES OF TEXAS MORTGAGE
         AND THE SHAREHOLDERS....................................................................................11
         4.1      Organization and Qualification.................................................................11
                  ------------------------------
         4.2      Authority Relative to this Agreement...........................................................11
                  ------------------------------------
         4.3      Legal Capacity and Authority of Shareholders...................................................12
                  --------------------------------------------
         4.4      No Conflicts...................................................................................12
                  ------------

         4.5      No Consents....................................................................................12
                  -----------
         4.6      Capitalization.................................................................................12
                  --------------
         4.7      Subsidiaries...................................................................................12
                  ------------
         4.8      Financial Statements...........................................................................13
                  --------------------
         4.9      Absence of Undisclosed Liabilities.............................................................13
                  ----------------------------------
         4.10     No Material Adverse Changes....................................................................13
                  ---------------------------
         4.11     Absence of Certain Developments................................................................13
                  -------------------------------
         4.12     Title to Properties............................................................................15
                  -------------------
         4.13     Contracts and Commitments......................................................................16
                  -------------------------
         4.14     Environmental Matters..........................................................................17
                  ---------------------
         4.15     Inventory......................................................................................19
                  ---------
         4.16     Accounts Receivable............................................................................19
                  -------------------
         4.17     Tax Matters....................................................................................20
                  -----------
         4.18     Restrictions on Business Activities............................................................22
                  -----------------------------------
         4.19     Intellectual Property..........................................................................22
                  ---------------------
         4.20     Litigation.....................................................................................22
                  ----------
         4.21     Employees......................................................................................23
                  ---------
         4.22     Employee Benefit Plans.........................................................................23
                  ----------------------
         4.23     Labor Matters..................................................................................24
                  -------------
         4.24     Insurance......................................................................................25
                  ---------
         4.25     Affiliate Transactions.........................................................................25
                  ----------------------
         4.26     Compliance with Laws...........................................................................25
                  --------------------
         4.27     Permits........................................................................................25
                  -------
         4.28     Officers and Directors; Bank Accounts..........................................................26
                  -------------------------------------
         4.29     Minute Books...................................................................................26
                  ------------
         4.30     HSR Act........................................................................................26
                  -------
         4.31     Investment in Monterey Common Stock............................................................26
                  -----------------------------------
         4.32     Disclosure.....................................................................................28
                  ----------

ARTICLE IV(B).
         REPRESENTATIONS AND WARRANTIES RELATING TO PLANO........................................................28
         4B.1     Plano..........................................................................................28
                  -----
         4B.2     Transfer of Business...........................................................................28
                  --------------------
         4B.3     Authority, Etc.................................................................................28
                  --------------
         4B.4     Consents; No Conflicts.........................................................................28
                  ----------------------

ARTICLE V.
         CONDUCT OF TEXAS MORTGAGE AND SHAREHOLDERS
         PENDING THE EFFECTIVE TIME..............................................................................29
         5.1      Conduct of Business Pending the Effective Time.................................................29
                  ----------------------------------------------
         5.2      Business Relationships.........................................................................31
                  ----------------------

         5.3      Access to Information..........................................................................31
                  ---------------------
         5.4      Representations and Warranties at Effective Time...............................................31
                  ------------------------------------------------
         5.5      Tax on Prior Sales.............................................................................31
                  ------------------
         5.6      Notification of Certain Matters................................................................31
                  -------------------------------
         5.7      Transfer of Permits............................................................................31
                  -------------------
         5.8      Effective Time.................................................................................31
                  --------------
         5.9      Shareholder Covenants..........................................................................32
                  ---------------------

ARTICLE VI.
         ADDITIONAL AGREEMENTS...................................................................................32
         6.1      Employment.....................................................................................32
                  ----------
         6.2      No Negotiations................................................................................32
                  ---------------
         6.3      Public Announcements...........................................................................32
                  --------------------
         6.4      Confidentiality................................................................................33
                  ---------------
         6.5      Simultaneous Acquisition.......................................................................33
                  ------------------------
         6.6      Additional Agreements..........................................................................33
                  ---------------------
         6.7      Non-Compete....................................................................................34
                  -----------
         6.8      Broker.........................................................................................34
                  ------
         6.9      Key Employees..................................................................................34
                  -------------
         6.10     Registration Rights Agreement..................................................................34
                  -----------------------------
         6.11     Additional Shares..............................................................................34
                  -----------------
         6.12     Tax Returns....................................................................................34
                  -----------

ARTICLE VII.
         CONDITIONS..............................................................................................35
         7.1      Conditions to Obligations of Each Party To Effect the Merger...................................35
                  -------------------------------
         7.2      Additional Conditions to Obligation of Texas Mortgage and
                  ---------------------------------------------------------
                           the Shareholders......................................................................36
                           ----------------
         7.3      Additional Conditions to Obligations of Monterey and the Merger Sub............................38
                  -------------------------------------------------------------------

ARTICLE VIII.
         THE CLOSING.............................................................................................40
         8.1      Closing........................................................................................40
                  -------
         8.2      Obligations of Texas Mortgage and Shareholders.................................................40
                  ----------------------------------------------
         8.3      Obligations of Monterey and Merger Sub.........................................................41
                  --------------------------------------

ARTICLE IX.
         INDEMNITIES.............................................................................................41
         9.1      Survival of Representations and Warranties.....................................................41
                  ------------------------------------------
         9.2      Nature of Statements...........................................................................41
                  --------------------
         9.3      Liabilities Not Being Assumed By The Surviving Corporation.....................................42
                  ----------------------------------------------------------

         9.4      Indemnification of Parties.....................................................................42
                  --------------------------
         9.5      Arbitration....................................................................................43
                  -----------

ARTICLE X.
         TERMINATION.............................................................................................43
         10.1     Termination....................................................................................43
                  -----------
         10.2     Effect of Termination..........................................................................43
                  ---------------------

ARTICLE XI.
         GENERAL PROVISIONS......................................................................................44
         11.1     Notices........................................................................................44
                  -------
         11.2     Counterparts...................................................................................45
                  ------------
         11.3     Governing Law..................................................................................45
                  -------------
         11.4     Assignment.....................................................................................45
                  ----------
         11.5     Gender and Number..............................................................................45
                  -----------------
         11.6     Schedules and Exhibits.........................................................................45
                  ----------------------
         11.7     Waiver of Provisions...........................................................................45
                  --------------------
         11.8     Costs..........................................................................................46
                  -----
         11.9     Amendment......................................................................................46
                  ---------
         11.10    Expenses.......................................................................................46
                  --------
         11.11    Severability...................................................................................46
                  ------------
         11.12    Extent of Obligations..........................................................................46
                  ---------------------

                               INDEX OF SCHEDULES

Schedule 3.7        Litigation
Schedule 3.8        Material Adverse Changes
Schedule 4.1        Organization and Qualifications
Schedule 4.4        Conflicts
Schedule 4.5        Required Consents
Schedule 4.7        Subsidiaries
Schedule 4.8        Financial Statements
Schedule 4.9        Undisclosed Liabilities
Schedule 4.10       Material Adverse Changes
Schedule 4.11       Certain Developments
Schedule 4.12(a)    Property Liens
Schedule 4.12(b)    Property Leases
Schedule 4.13       Contracts and Commitments
Schedule 4.14       Environmental Matters
Schedule 4.17       Tax Matters
Schedule 4.19       Intellectual Property
Schedule 4.20       Litigation
Schedule 4.21       Employees
Schedule 4.22       Employee Benefit Plans
Schedule 4.24       Insurance
Schedule 4.25       Affiliate Transactions
Schedule 4.26       Compliance with Laws
Schedule 4.27       Permits
Schedule 4.28       Officers and Directors and Bank Accounts
Schedule 4.31       Name and Address of Each Shareholder

                      AGREEMENT AND PLAN OF REORGANIZATION
                      ------------------------------------

         This AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made as of May __, 1997 by and among MONTEREY HOMES CORPORATION, a Maryland corporation ("Monterey"); MONTEREY MORTGAGE ACQUISITION CORPORATION, a Texas corporation ("Merger Sub"); TEXAS HOME MORTGAGE CORPORATION, a Texas corporation ("Texas Mortgage"); and JOHN and ELEANOR LANDON (the "Shareholders").

                                    RECITALS

         A. Monterey, Texas Mortgage, and the Shareholders are parties to a letter agreement dated May 6, 1997 (the "Letter Agreement"), which contemplates the acquisition by Monterey, either directly or through an affiliated Texas entity, of all of the outstanding stock of Texas Mortgage.

         B. Monterey has caused the formation of Merger Sub for the purpose of effecting the acquisition in a plan of reorganization through a reverse triangular merger with Texas Mortgage.

         C. The parties have determined that it is in their respective best interests to merge Merger Sub with and into Texas Mortgage (the "Merger") and to undertake such other actions described herein, all on the terms and subject to the conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, the parties agree as follows:


                                   ARTICLE I.
                                   DEFINITIONS

         1.1 Definitions. The following terms shall have the meanings set forth below where used in this Agreement and identified with initial capital letters.

         "Aboveground Storage Tank" shall have the meaning ascribed to such term in Section 6901 et seq., as amended, of RCRA, or any applicable state or local statute, law, ordinance, code, rule, regulation, order ruling, or decree governing Aboveground Storage Tanks.

         "Asset Agreement" shall mean the Agreement of Purchase and Sale of Assets by and among Monterey, Legacy Homes, Ltd., Legacy Enterprises, Inc. and Shareholders.

         "Audited  Financial  Statements"  shall have the  meaning  set forth in
         Section 4.8.

         "Average Market Price" shall mean the average per share closing price of Monterey's common stock, as reported on the New York Stock Exchange for the ten (10) most recent trading days ending one day prior to the public announcement of this Agreement.

         "Business" shall mean the mortgage brokerage and banking business.

         "Closing" shall have the meaning set forth in Section 8.1.

         "Closing Date" means the date and time as of which the Closing actually takes place.

         "Code" shall mean the Internal Revenue Code of 1986, as amended. All references to sections of the Code shall include any amendments or any successor provisions thereof.

         "Constituent Corporations" shall have the meaning set forth in Section 2.2.

         "Current  Financial  Statements"  shall have the  meaning  set forth in
         Section 4.8.

         "Discharge" means any manner of spilling, leaking, dumping, discharging, releasing, or emitting, as any of such terms may further be defined in any Environmental Law, into any medium including, without limitation, ground water, surface water, soil, or air.

         "Dispute Resolution Procedures" shall mean the Dispute Resolution Procedures attached as Exhibit G to the Asset Purchase Agreement.

         "Effective Time" shall have the meaning set forth in Section 2.3.

         "Employment Agreement" shall mean the Employment Agreement to be entered into by Monterey, Texas Home Mortgage Corporation and J. Landon, attached as Exhibit B to the Asset Purchase Agreement.

         "Environmental Laws" means all federal, state, regional, or local statutes, laws, rules, regulations, codes, orders, plans, injunctions, decrees, rulings, and changes or ordinances or judicial or administrative interpretations thereof, or similar laws of foreign jurisdictions where Texas Mortgage conducts business, whether currently in existence or hereafter enacted or promulgated, any of which govern (or purport to govern) or relate to pollution, protection of the environment, public health and safety, air emissions, water discharges, hazardous or toxic substances, solid or hazardous waste, or occupational health and safety, as any of these terms are or may be defined in such statutes, laws, rules, regulations, codes, orders, plans, injunctions, decrees, rulings, and changes or ordinances, or judicial or administrative interpretations thereof, including, without limitation: the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as
         amended by the Superfund Amendment and Reauthorization Act of 1986, 42 U.S.C. Section 9601, et seq. (collectively "CERCLA"); the Solid Waste Disposal Act, as amended by the Resource Conversation and Recovery Act of 1976 and subsequent Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. Section 6901 et seq. (collectively "RCRA"); the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Section 1801 et seq.; the Clean Water Act, as amended, 33 U.S.C. Section 1311 et seq.; the Clean Air Act, as amended, 42 U.S.C. Section 7401-642; the Toxic Substances Control Act, as amended, 15 U.S.C. Section 2601 et seq.; the Federal Insecticide, Fungicide, and Rodenticide Act as amended, 7 U.S.C. Section 136-136y ("FIFRA"); the Emergency Planning and Community Right-to-Know Act of 1986 as amended, 42 U.S.C. Section 11001 et seq. (Title III of SARA) ("EPCRA"); and the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. Section 651 et seq. ("OSHA").

         "ERISA" shall mean Title IV of the Employee Retirement Income Security Act of 1974, as amended.

         "Handle" means any manner of generating, accumulating, storing, treating, disposing of, transporting, transferring, labeling, handling, manufacturing, or using, as any of such terms may further be defined in any Environmental Law, of any Hazardous Substances.

         "Hazardous Substances" shall be construed broadly to include any toxic or hazardous substance, material, or waste, and any other contaminant, pollutant, or constituent thereof, whether liquid, solid, semi-solid, sludge, and/or gaseous, including without limitation, chemicals, compounds, by-products, pesticides, asbestos containing materials, petroleum or petroleum products, and polychlorinated biphenyls, the presence of which requires investigation or remediation under any Environmental Laws or which are or become regulated, listed, or controlled by, under, or pursuant to any Environmental Laws, including, without limitation, RCRA, CERCLA, the Hazardous Materials Transportation Act, the Toxic Substances Control Act, the Clean Air Act, the Clean Water Act, FIFRA, EPCRA, and OSHA, or any similar state statute, or any future amendments to, or regulations implementing such statutes, laws, ordinances, codes, rules, regulations, orders, rulings, or decrees, or which has been or shall be determined or interpreted at any time by any Governmental Authority to be a hazardous or toxic substance regulated under any other statute, law, regulation, order, code, rule, order, or decree.

         "Homebuilding  Business"  shall have the  meaning  set forth in Section
         6.5.

         "H-S-R" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "Indemnification Agreement" shall mean the Indemnification Agreement between Monterey, Legacy Homes, Ltd., Legacy Enterprises, Inc. and Shareholders, attached as Exhibit D to the Asset Purchase Agreement.

         "Insiders" shall have the meaning set forth in Section 4.25.

         "Intellectual  Property"  shall have the  meaning  set forth in Section
         4.19.

         "Knowledge" with respect to a company, shall mean knowledge after reasonable investigation by the company with respect to any matters that the company has made inquiry of employees and officers of the company who have within their job responsibilities the duty to monitor such matters.

         "Leases" shall have the meaning set forth in Section 4.12(b).

         "March 1997 Balance Sheet" shall have the meaning set forth in Section 4.9.

         "Monterey Common Stock" shall have the meaning set forth in Section 2.5(a).

         "Monterey Financials" shall have the meaning set forth in Section 3.5.

         "Non-Compete Agreement" shall mean the Non-Compete Agreement to be entered into between Monterey, Legacy Homes, Ltd., Texas Home Mortgage Corporation and Eleanor Landon, attached as Exhibit A to the Asset Purchase Agreement.

         "Notices" shall have the meaning set forth in Section 4.14(b).

         "Permits" shall have the meaning set forth in Section 4.27.

         "Plano" shall mean Texas Home Mortgage - Plano, Ltd., a Texas limited partnership.

         "Proceeding" shall mean claims, suits, actions, judgments, penalties, fines or administrative or judicial investigations or proceedings.

         "Property Transfer" shall have the meaning set forth in Section 4B.2

         "Real Property" shall have the meaning set forth in Section 4.12(b).

         "Registration Rights Agreement" shall mean the Registration Rights Agreement to be entered into between Monterey and John Landon and Eleanor Landon, attached as Exhibit C to the Asset Purchase Agreement.

         "SEC Documents" shall have the meaning set forth in Section 3.5.

         "Shareholders" shall have the meaning set forth in the Preamble.

         "Subsidiary" shall have the meaning set forth in Section 4.7.

         "Surviving  Corporation"  shall have the  meaning  set forth in Section
         2.1.

         "Taxes"  shall  mean any and all  federal,  state,  local,  or  foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, payroll, employment, recapture, disability, real property, personal property, sales, use, transfer, registration, value-added, alternative or add-on minimum, estimated, or any other taxes, assessments, or government charges of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

         "Tax Returns" shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         "Threatened"  shall have the  meaning  ascribed to it in Section 3.7 or
         Section 4.20, as the case may be.

         "Underground Storage Tank" shall have the meaning ascribed to such term in Section 6901 et seq., as amended, of RCRA, or any applicable state or local statute, law, ordinance, code, rule, regulation, order ruling, or decree governing Underground Storage Tanks.

         1.2 Other Definitions and Interpretations. For purposes of this Agreement (except where the context otherwise requires), the term "parties" means Monterey, Merger Sub, Texas Mortgage and Shareholders and the term "person" includes any natural persons, firms, association, partnerships, corporation, governmental agency, or other entity other than the parties. The table of contents and the headings of the Articles and Sections of this Agreement have been included herein for convenience of reference only and shall not be deemed to affect the meaning of the operative provisions of this Agreement. All dollar amounts referred to herein are in United States Dollars.

                                   ARTICLE II.
                                   THE MERGER

         The respective boards of directors of Monterey, Merger Sub and Texas Mortgage have, by resolutions duly adopted, approved the following provisions of this Article II as the plan/agreement of merger required by Article 5.03 of the Texas Business Corporation Act, as amended (the "Texas Merger Statute"), in connection with the Merger:

         2.1 The Merger. At the Effective Time (as defined in Section 2.3), in accordance with this Agreement and the Merger Statute, Merger Sub shall be merged with and into Texas Mortgage, the separate corporate existence of Merger Sub (except as such existence may be continued by operation of law) shall cease, and Texas Mortgage shall continue as the surviving corporation under the corporate name it possesses immediately prior to the Effective Time. Texas Mortgage, in its capacity as the corporation surviving the Merger, sometimes is referred to herein as the "Surviving Corporation."

         2.2 Effect of the Merger. At the Effective Time, the Surviving Corporation shall possess all the rights, privileges, immunities and franchises, of a public as well as of a private nature, of each of Merger Sub and Texas Mortgage (collectively, the "Constituent Corporations"); all property, real, personal and mixed, and, except for those liabilities set forth in Section 9.3, all debts, liabilities and duties due on whatever account, and all and every other interest of or belonging to or due to each of the Constituent Corporations shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed; and the Surviving Corporation shall be responsible and liable for all liabilities and obligations of each of the Constituent Corporations, in each case in accordance with the Texas Merger Statute.

         2.3 Consummation of the Merger. As soon as is practicable after the satisfaction or waiver of the conditions set forth in Article VII, the parties hereto shall cause a certificate of merger relating to the Merger to be delivered to the Secretary of State of the State of Texas, in such form as required by and executed in accordance with the Texas Merger Statute. The Merger shall be effective at such time as such certificates of merger are duly filed with the Secretary of State of the State of Texas. The date and time when the Merger shall become effective is referred to as the "Effective Time."

         2.4 Articles of Incorporation and Bylaws; Directors and Officers. The Articles of Incorporation of Merger Sub, as amended pursuant to the certificate of merger, and the Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation and Bylaws of the Surviving Corporation immediately after the Effective Time and shall thereafter continue to be its Articles of Incorporation and Bylaws until amended as provided therein and under Texas law. The directors of Merger Sub holding office immediately prior to the Effective Time, together with John Landon, shall be the directors of the Surviving Corporation immediately after the Effective Time. The officers of Merger Sub holding office immediately prior to the Effective Time shall be the officers (holding the same offices as they held with Merger Sub, except that John Landon shall become the President and Chief Executive Officer) of the Surviving Corporation immediately after the Effective Time.

         2.5 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, Texas Mortgage or the holders of any of the following securities:

                  (a) The shares of Common Stock, $1.00 par value per share, of Texas Mortgage (the "Texas Mortgage Common Stock") issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holders thereof, automatically be canceled and extinguished and be converted into and become a right to receive $1,000,000 of Common Stock, $.01 par value per share, of Monterey (the "Monterey Common Stock"), payable to the shareholders of Texas Mortgage pro rata. The number of shares of Common Stock to be issued hereunder shall be based upon the Average Market Price.

                  (b) Any option to purchase a share of Texas Mortgage Common Stock shall be canceled.

                  (c) Each share of Texas Mortgage Common Stock issued and outstanding immediately prior to the Effective Time and held in the treasury of Texas Mortgage shall automatically be canceled and extinguished and no payment shall be made with respect thereto.

                  (d) Each share of common stock, par value $ ___per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall automatically be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $___ per share, of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

                  (e) The shares set forth in subsection (a) above shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Monterey Common Stock or Texas Mortgage Common Stock), reorganization, recapitalization or other like change with respect to Monterey Common Stock or Texas Mortgage Common Stock occurring after the date hereof and prior to the Effective Time.

         2.6 No Fractional Shares. No fractional shares of Monterey Common Stock shall be issued. Fractional shares of such stock shall be rounded to the nearest whole share.

         2.7 Exchange for Merger Consideration. At the Effective Time, each of the Shareholders shall surrender the certificate or certificates representing shares of Texas Mortgage Common Stock to Monterey. Promptly following surrender, Monterey shall issue the Monterey Common Stock payable to the Shareholders pursuant to Section 2.5. The certificates of Texas Mortgage Common Stock surrendered to Monterey shall be duly endorsed and otherwise in proper form for transfer as Monterey may require. Monterey shall not be obligated to deliver the consideration to which any Shareholder is entitled as a result of the Merger until such Shareholder surrenders his or her certificate or certificates representing the shares of Texas Mortgage Common Stock to be exchanged. After the Effective Time, each outstanding certificate or certificates that represented shares of Texas Mortgage Common Stock as of the Effective Time shall be deemed for all corporate purposes to evidence only the right of the holder thereof to receive such person's share of the consideration calculated pursuant to Section 2.5 in exchange therefor. No interest shall be paid or accrued on any consideration payable upon the surrender of the certificates.

         2.8 Closing of Texas Mortgage Transfer Books. At the Effective Time, the stock transfer books of Texas Mortgage shall be closed and no transfer of shares of Texas Mortgage Common Stock issued and outstanding immediately prior to the Effective Time shall thereafter be made (except as provided for or contemplated in Section 2.5 above).

         2.9 Lost, Stolen or Destroyed Certificates. In the event any certificates representing shares of Texas Mortgage Common Stock shall have been lost, stolen or destroyed, Monterey shall issue in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Monterey Common Stock as required pursuant to Section 2.5; provided, however, that Monterey may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver a bond or indemnity agreement in such form as Monterey may reasonably direct as indemnity against any claim that may be made against Monterey with respect to the certificates alleged to have been lost, stolen or destroyed.

         2.10 Taking of Necessary Action; Further Action. Monterey and Merger Sub, on the one hand, and Texas Mortgage and the Shareholders on the other hand, shall use reasonable best efforts to take all such actions (including without limitation actions to cause the satisfaction of the conditions of the other to effect the Merger) as may be necessary or appropriate in order to effectuate the Merger as promptly as possible. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full possession of all the rights, privileges, immunities and franchises of the Constituent Corporations, or fully subject the Surviving Corporation to all liabilities and obligations of the Constituent Corporations, the officers and directors of the Surviving

Corporation are fully authorized in the name of the Constituent Corporations or otherwise to take, and shall take, all such lawful and necessary actions.

                                  ARTICLE III.
                   REPRESENTATIONS AND WARRANTIES OF MONTEREY
                                 AND MERGER SUB


                  As of the date hereof and as of the Effective Time, Monterey and Merger Sub hereby represent and warrant to Texas Mortgage and the Shareholders each of the following:

         3.1 Organization and Qualification. Each of Monterey and Merger Sub is a corporation duly organized, validly existing, and in good standing under the laws of the State of Maryland and the State of Texas, respectively, and has the requisite corporate power and authority to own and operate its properties and to carry on its business as now conducted in every jurisdiction where the failure to do so would have a material adverse effect on its business, properties, or ability to conduct the business currently conducted by it.

         3.2 Authority Relative to this Agreement. Each of Monterey and Merger Sub has the requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by Monterey and Merger Sub and the consummation by Monterey and Merger Sub of the transactions contemplated hereby have been duly authorized by Monterey and Merger Sub, and no other corporate proceedings on the part of Monterey or Merger Sub are necessary to authorize this Agreement and such transactions. This Agreement has been duly executed and delivered by Monterey and Merger Sub and constitutes a valid and binding obligation of each enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, or other similar laws relating to the enforcement of creditors' rights generally and by general principles of equity.

         3.3 No Conflicts. Neither Monterey nor Merger Sub is subject to, or obligated under, any provision of (a) its Certificate or Articles of Incorporation or Bylaws, (b) any material agreement, arrangement, or understanding (other than its lending arrangements) (c) any material license, franchise, or permit, or (d) any law, regulation, order, judgment, or decree, which would be breached or violated, or in respect of which a right of termination or acceleration would arise, or pursuant to which any encumbrance on any of its or any of its subsidiaries' material assets would be created, by its execution, delivery, and performance of this Agreement and the consummation by it of the transactions contemplated hereby.

         3.4 No Consents. Except for such filings to be made pursuant to federal or state securities or other laws and regulations and except for consents to be obtained of Monterey and the Merger Sub's lenders, no authorization, consent, or approval of, or filing with, any public body, court, or authority is necessary on the part of Monterey or Merger Sub for the consummation by Monterey and Merger Sub of the transactions contemplated by this Agreement.

         3.5 SEC Documents. Monterey has delivered to Texas Mortgage and its Shareholders true and correct copies of its Annual Report on Form 10-K for the fiscal year ended December 31, 1996, its Form 10-Q for period ended March 31, 1997, all as filed with the United States Securities and Exchange Commission ("SEC"), and a draft preliminary Proxy Statement relating to its Annual Meeting of Shareholders scheduled for July 24, 1997 (collectively, "SEC Documents"). The SEC Documents contain an audited balance sheet of Monterey as of December 31, 1996 and the related audited statements of income and cash flow for the year then ended and the audited balance sheet of the Monterey as of March 31, 1997 and the related audited statements of income and cash flow for the period then ended (the "Monterey Financials"). The Monterey Financials are correct in all material respects and have been prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated and consistent with each other. The Monterey Financials present fairly the financial condition and operating results and cash flows of Monterey as of the dates and during the periods indicated therein.

         3.6 Capitalization. The authorized equity capitalization of Monterey consists of fifty million (50,000,000) shares of Monterey Common Stock. As of the date hereof, 4,580,611 shares of Monterey Common Stock are issued and outstanding, including 53,046 shares held in treasury, all of which shares are validly issued, fully paid and nonassessable. Except as disclosed in any SEC Documents or pursuant to any plan described therein, there are no options, warrants, conversion privileges or other rights agreements, arrangements or commitments obligating Monterey to issue or sell any shares of capital stock of Monterey or of any other corporation, nor are there any stock appreciation, phantom stock or similar rights outstanding based upon the book value or any other attribute of Monterey. No holders of outstanding shares of Monterey Common Stock are entitled to any preemptive or other similar rights.

         3.7 Litigation. Except as set forth on Schedule 3.7, there are no suits, claims, actions, arbitrations, investigations, or proceedings entered against, now pending, or to the best of Monterey's Knowledge Threatened against Monterey before any court, arbitration, administrative or regulatory body, or any governmental agency which may result in any judgment, order, award, decree, liability, or other determination which will or could reasonably be expected to have any material effect upon Monterey. "Threatened" shall include those threats made in writing against Monterey or verbally to officers or senior management of Monterey by attorneys or government personnel who have identified themselves as such.

         3.8 No Material Adverse Changes. Except as set forth in Schedule 3.8 hereto, since the date of the Monterey Financials, there has not been any material adverse change in the assets, financial condition, or operating results, customer, employee, or supplier relations, business condition or prospects, or financing arrangements of Monterey.

         3.9 Merger Sub. Merger Sub is not subject to liabilities, obligations, claims, whether absolute or contingent, liquidated or unliquidated, except for its obligations under this Agreement. Merger Sub has 100 shares of common stock outstanding, all of which are owned by Monterey. Merger Sub was formed solely for the purpose of consummating the transactions contemplated by this Agreement and has not engaged in any business or other activities for any other purpose.


                                   ARTICLE IV.
                REPRESENTATIONS AND WARRANTIES OF TEXAS MORTGAGE
                              AND THE SHAREHOLDERS

         As of the date hereof and as of the Effective Time, Texas Mortgage and Shareholders hereby represent and warrant to Monterey and Merger Sub, each of the following:

         4.1 Organization and Qualification. Texas Mortgage is a corporation duly organized, validly existing, and in good standing under the laws of the State of Texas, and has the requisite corporate power and authority to own and operate its properties and to carry on its business as now conducted. Texas Mortgage has delivered to Monterey complete and correct copies of its Articles of Incorporation and Bylaws, each as amended to the date hereof, and all recorded actions and minutes of the Shareholders and the Board of Directors of Texas Mortgage and the committees thereof. Texas Mortgage is duly qualified to do business and is in good standing in each jurisdiction where the failure to be so qualified would have a material adverse effect on its business, properties, or ability to conduct the business currently conducted by it. Schedule 4.1 lists each jurisdiction in which Texas Mortgage is qualified to do business.

         4.2 Authority Relative to this Agreement. Texas Mortgage has the requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by Texas Mortgage and the consummation by Texas Mortgage of the transactions contemplated hereby has been duly authorized by the Board of Directors of Texas Mortgage, and has been duly approved by all of the shareholders of Texas Mortgage, and no other corporate proceedings on the part of Texas Mortgage are necessary to authorize this Agreement and such transactions. This Agreement has been duly executed and delivered by Texas Mortgage and constitutes a valid and binding obligation of Texas Mortgage, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, or other similar laws relating to the enforcement of creditors' rights generally and by general principles of equity.

         4.3 Legal Capacity and Authority of Shareholders. The Shareholders possess the legal capacity to execute and deliver each document to which they are a party, to perform their obligations thereunder, and to consummate the transactions contemplated thereby. The Shareholders are not subject to or obligated under, any provision of any agreement, arrangement or understanding or any law, regulation, order, judgment or decree, which would be breached or violated or in respect of which a right to termination or acceleration would arise, or pursuant to which any encumbrance on any of their assets would be created by the execution, delivery, and performance of this Agreement and the consummation by each Shareholder of the transactions contemplated hereby. No authorization, consent, or approval to, or filing with, any public body, court, or authority is necessary on the part of Shareholders for the consummation by Shareholders of the transaction contemplated by this Agreement. With respect to each document to which Shareholders are a party, at the Effective Time, Shareholders will duly execute and deliver such documents which will be a valid, legal and binding obligation of Shareholders enforceable against each Shareholder in accordance with its terms.

         4.4 No Conflicts. Except as set forth in Schedule 4.4 hereto, Texas Mortgage is not subject to, or obligated under, any provision of (a) its Articles of Incorporation or Bylaws, (b) any material agreement, arrangement, or understanding, (c) any material license, franchise, or permit or (d) any law, regulation, order, judgment, or decree, which would be breached or violated, or in respect of which a right of termination or acceleration would arise, or pursuant to which any encumbrance on any of its assets would be created, by its execution, delivery, and performance of this Agreement and the consummation by it of the transactions contemplated hereby.

         4.5 No Consents. Except as set forth in Schedule 4.5 hereto, no authorization, consent, or approval of, or filing with, any public body, court, or authority is necessary on the part of Texas Mortgage for the consummation by Texas Mortgage of the transactions contemplated by this Agreement.

         4.6 Capitalization. All of the issued and outstanding shares of capital stock of Texas Mortgage are owned free and clear by the Shareholders and there are no other shares of capital stock of Texas Mortgage outstanding. There are no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating Texas Mortgage to issue or to transfer from treasury any additional shares of its capital stock.

         4.7 Subsidiaries. Except as disclosed in Schedule 4.7 hereto, Texas Mortgage does not have, nor has it ever had, any Subsidiaries and Texas Mortgage does not own, and has never otherwise owned, any stock, partnership interest, joint venture interest, or any other security issued by or equity interest in any other corporation, organization, association, or entity. For purposes of this Agreement, the term "Subsidiary" means any corporation of which securities having a majority of the ordinary voting power in electing directors are owned by Texas Mortgage directly or through another Subsidiary. Each Subsidiary listed on Schedule 4.7 is duly organized, validly existing and in good standing under the laws of its respective state, and has the requisite power and authority to carry on its business as now conducted in every jurisdiction where the failure to do so would have a material adverse effect on its business.

         4.8 Financial Statements. The audited financial statements of Texas Home Mortgage - Plano, Ltd. for and as of the fiscal years ended December 31, 1995 and 1996 (the "Audited Financial Statements"), the unaudited financial statements of Plano for and as of the fiscal year ended December 31, 1994, and Texas Mortgage's unaudited balance sheet as of March 31, 1997 (the "March 1997 Balance Sheet") and the related unaudited statements of income for the three month period then ended (collectively, the "Current Financial Statements") have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved and fairly present the financial position of Plano or Texas Mortgage, as the case may be, as of the dates thereof and the results of its operations for the periods then ended, provided, however, that the Current Financial Statements give pro forma effect to the Property Transfer as if it had been transferred on January 1, 1997. The Audited Financial Statements and the Current Financial Statements have been delivered to Monterey and are attached hereto on Schedule 4.8.

         4.9 Absence of Undisclosed Liabilities. Except as set forth in Schedule
4.9 hereto, Texas Mortgage has no obligations or liabilities (whether accrued, absolute, contingent, liquidated, unliquidated, or otherwise, whether due or to become due and regardless of when asserted), except (a) liabilities reflected on the March 1997 Balance Sheet, (b) liabilities which have arisen in the ordinary course of business after the date of the March 1997 Balance Sheet and (c) liabilities specifically disclosed in any Schedule to this Agreement.

         4.10 No Material Adverse Changes. Except as set forth in Schedule 4.10 hereto, since the date of the Audited Financial Statements, there has not been any material adverse change in the assets, financial condition, or operating results, customer, employee, or supplier relations, business condition or prospects, or financing arrangements of Texas Mortgage.

         4.11 Absence of Certain  Developments.  Except as set forth in Schedule
4.11 hereto or except as contemplated in and consistent with the terms of this Agreement, since the date of the December 31, 1996 Balance Sheet, except for the Property Transfer, Texas Mortgage has not:

                  (a) Changed its accounting methods or practices (including any change in depreciation or amortization policies or rates) or revalued any of its assets;

                  (b) Redeemed or purchased,  directly or indirectly, any shares of its capital stock, or declared or paid any dividends or distributions with respect to any shares of its capital stock except such distributions as permitted under Section 6.5;

                  (c) Issued or sold any equity securities, securities convertible into or exchangeable for equity securities, warrants, options, or other rights to acquire equity securities, or bonds or other debt securities;

                  (d) Borrowed any amount under existing lines of credit, or otherwise incurred or become subject to any material indebtedness, except as is reasonably necessary for the ordinary operation of its business and in a manner and in amounts that are in keeping with its historical practice, or except as is permitted under Section 6.5;

                  (e) Discharged or satisfied any lien or encumbrance or paid any material liability, other than current liabilities (or current installments due on intermediate or long-term liabilities) paid in the ordinary course of business;

                  (f) Except as is reasonably necessary for the ordinary operation of its business and in a manner and in amounts that are in keeping with its historical practice, mortgaged, pledged, or subjected to any lien, charge, or other encumbrance, any of its assets with a fair market value in excess of $25,000, except liens for current property taxes not yet due and payable;

                  (g) Sold, assigned, or transferred (including, without limitation, transfers to any employees, shareholders, or affiliates of
         it) any assets, except in the ordinary course of business, or canceled any debts or claims;

                  (h) Sold, assigned, or transferred (including, without limitation, transfers to any employees, shareholders, or affiliates) any patents, trademarks, trade names, copyrights, trade secrets, or other intangible assets, except in the ordinary course of business, or disclosed any proprietary or confidential information to any person other than Monterey;

                  (i) Suffered any extraordinary loss or waived any right or claim, whether or not in the ordinary course of business or consistent with past practice, including any write-off or compromise of any contract or other account receivable;

                  (j) Taken any other action or entered into any other transaction other than in the ordinary course of business and in accordance with past custom and practice, or entered into any transaction with any related party of Texas Mortgage or the Shareholders;

                  (k) Suffered any theft, damage, destruction, or loss of or to any material property or properties owned or used by it, whether or not covered by insurance;

                  (l) Increased the annualized level of compensation of or granted any extraordinary bonuses, benefits, or other forms of direct or indirect compensation to any employee, officer, director, or consultant, or increased, terminated, or amended or otherwise modified any plans for the benefit of employees, except in the ordinary course of business and consistent with historical adjustments to such compensation and benefits;

                  (m) Except as is reasonably necessary for the ordinary operation of its business and in a manner and in amounts that are in keeping with its historical practice, made any capital expenditures or commitments therefor that aggregate in excess of $50,000;

                  (n) Engaged or agreed to engage in any extraordinary transactions or distributions, or entered into any contract, written or oral, that involves consideration or performance by it of a value exceeding $50,000 or a term exceeding six months;

                  (o) made any loans or advances to, or guarantees for the benefit of, any persons; or

                  (p) made charitable contributions or pledges which in the aggregate exceed $5,000.

         4.12 Title to Properties.

                  (a) Texas Mortgage owns good and marketable title to the properties and assets reflected on the March 1997 Balance Sheet or acquired since the date thereof, free and clear of all liens and encumbrances, except for (i) liens for current taxes not yet due and payable, (ii) liens set forth under the caption "Liens" in Schedule 4.12(a) hereto, (iii) the properties subject to the leases set forth under the caption "Leases" in Schedule 4.12(b) hereto, and (iv) assets disposed of since March 31, 1997 in the ordinary course of business.

                  (b) (i) The properties subject to the leases described under the caption "Leases" in Schedule 4.12(b) constitute all of the real estate used or occupied by Texas Mortgage (the "Real Property") and
         (ii) the Real Property has access, sufficient for the conduct of Texas Mortgage's business, to public roads and to all utilities, including electricity, sanitary and storm sewer, potable water, natural gas and other utilities, used in the operations of Texas Mortgage. Texas Mortgage does not and has never owned any real property.

                  (c)  The  leases  described  under  the  caption  "Leases"  in
         Schedule 4.12(b) are in full force and effect, and Texas Mortgage has a valid and existing leasehold interest under each such lease for the term set forth therein. Texas Mortgage has delivered to Monterey complete and accurate copies of each of the leases described under such caption and none of such leases has been modified in any respect, except to the extent that such modifications are disclosed by the copies delivered to Monterey. Texas Mortgage is not in default, and no circumstances exist which could result in such default, under any of such leases, nor, to the Knowledge of Texas Mortgage, is any other party to any of such leases in default.

                  (d) All of the buildings, machinery, equipment and other tangible assets necessary for the conduct of Texas Mortgage's Business are in good condition and repair, ordinary wear and tear excepted, and are usable in the ordinary course of business. As a result of the Property Transfer, Texas Mortgage owns, or leases under valid leases, all buildings, machinery, equipment and other tangible assets necessary for the conduct of the Business. The Shareholders do not directly or indirectly own any assets, licenses, permits or other authorizations relating to the Business, other than the assets or authorizations held by Texas Mortgage.

                  (e) Texas Mortgage is in material compliance with applicable zoning ordinances and other laws, regulations and requirements relating to the operation of the properties used in the operation of the Business, including without limitation applicable environmental protection and occupational health and safety laws and regulations. There are no condemnation proceedings pending, or to the Knowledge of Texas Mortgage or the Shareholders, threatened, with respect to any properties owned or leased by Texas Mortgage.

         4.13 Contracts and Commitments.

                  (a) Except as set forth in Schedule 4.13, Texas Mortgage is not a party to any: (i) contract for the employment of any officer, employee, or other person on a full-time or consulting basis or relative to severance pay or change-in-control benefits for any such person; (ii) agreement or indenture relating to the borrowing of money in excess of $25,000 or to mortgaging, pledging or otherwise placing a lien on any assets of Texas Mortgage which has a fair market value in excess of $25,000 in the aggregate; (iii) guaranty of any obligation for borrowed money or otherwise, other than endorsements made for collection, or any indemnity agreement; (iv) lease or agreement under which it is lessor of, or permits any third party to hold or operate, any property, real or personal; (v) contract or group of related contracts with the same party for the purchase or sale of products, services, mortgages or deeds of trust under which the undelivered balance of such items has a purchase price in excess of $25,000; (vi) any other contract or group of related contracts with the same party continuing over a period of more than six (6) months from the date or dates thereof or involving more than $25,000; or (vii) other agreement material to Texas Mortgage's business not entered into in the ordinary course of business.

                  (b) Texas Mortgage has attached to the Schedule 4.13 or otherwise furnished to Monterey a true and correct copy of each written contract or commitment, and a written description of each oral contract or commitment, referred to in this Section 4.13, together with all amendments, waivers or other changes thereto.

                  (c) Except as specifically disclosed in Schedule 4.13: (i) since the date of the March 1997 Balance Sheet, no significant customer or supplier has indicated that it will stop or decrease the rate of business done with Texas Mortgage, except for changes in the ordinary course of Texas Mortgage's Business; (ii) Texas Mortgage has performed all material obligations required to be performed by it in connection with the contracts or commitments described herein and Texas Mortgage has not been advised of or received any claim of default under any such contract or commitment; (iii) Texas Mortgage has no present expectation or intention of not fully performing any obligation pursuant to any contract or commitment; and (iv) Texas Mortgage has no Knowledge of any breach or anticipated breach by any other party to any contract or commitment.

         4.14 Environmental Matters.

                  (a) Texas Mortgage has at all times been in material compliance with all Environmental Laws governing its Business, operations, properties, and assets, including, without limitation: (i) all requirements relating to the Discharge and Handling of Hazardous Substances; (ii) all requirements relating to notice, record keeping, and reporting; (iii) all requirements relating to obtaining and maintaining Permits for the ownership of its properties and assets and the operation of the Business, including Permits relating to the Handling and Discharge of Hazardous Substances; or (iv) all applicable writs, orders, judgments, injunctions, governmental communications, decrees, informational requests, or demands issued pursuant to, or arising under, any Environmental Laws.

                  (b) There are no (and to the Knowledge of the Shareholders and Texas Mortgage there is no basis for any) orders, warning letters, notices of violation (collectively "Notices") or Proceedings pending or, to Texas Mortgage's and Shareholders' Knowledge, threatened against or involving Texas Mortgage or the

         Business issued by any Governmental Authority or third party with respect to any Environmental Laws or Permits issued to Texas Mortgage thereunder in connection with, related to, or arising out of the ownership by Texas Mortgage of its properties or assets or the operation of the Business which have not been resolved to the satisfaction of the issuing Governmental Authority or third party in a manner that would not impose any material obligation, burden, or continuing liability on Monterey or the Surviving Corporation in the event that the transactions contemplated by this Agreement are consummated, or which could have a material adverse effect on Texas Mortgage's Business, financial condition, or results of operations including, without limitation: (i) Notices or Proceedings related to Texas Mortgage being a potentially responsible party for a federal or state environmental cleanup site or for corrective action under any applicable Environmental Laws; (ii) Notices or Proceedings in connection with any federal or state environmental cleanup site, or in connection with any real property where Texas Mortgage has transported, transferred, or disposed of Hazardous Substances; (iii) Notices or Proceedings relating to Texas Mortgage being responsible to undertake any response or remedial actions or clean-up actions of any kind; or
         (iv) Notices or Proceedings related to Texas Mortgage being liable under any Environmental Laws for personal injury, property damage, natural resource damage, or clean up obligations.

                  (c) Except as set forth on Schedule 4.14(c), Texas Mortgage has not Handled or Discharged, nor to the Knowledge of Shareholders or Texas Mortgage, allowed or arranged for any third party to Handle or Discharge, Hazardous Substances to, at, or upon: (i) any location other than a site lawfully permitted to receive such Hazardous Substances;
         (ii) any of Texas Mortgage's Real Property; or (iii) any site (x) which, pursuant to CERCLA or any similar state law has been placed on the National Priorities List or its state equivalent; or (y) with respect to which the Environmental Protection Agency or the relevant state agency or other Governmental Authority has notified Texas Mortgage that such Governmental Authority has proposed or is proposing to place on the National Priorities List or its state equivalent. There has not occurred, nor is there presently occurring, a Discharge, or threatened Discharge, of any Hazardous Substance on, into, or beneath the surface of, or to the Knowledge of Shareholders or Texas Mortgage, adjacent to, any of Texas Mortgage's Real Property in an amount or otherwise requiring a Notice or report to be made to a Governmental Authority or in violation of any applicable Environmental Laws.

                  (d) Schedule 4.14(d) identifies the operations and activities, and locations thereof, which have been conducted and are being conducted by Texas

         Mortgage, on any Real Property which have involved the Handling or Discharge of Hazardous Substances.

                  (e) Except as set forth on Schedule 4.14(e), Texas Mortgage does not use, and has never used, any Aboveground Storage Tanks or Underground Storage Tanks, and there are not now nor have there ever been any Underground Storage Tanks beneath any Real Property that are required to be registered and/or upgraded under applicable Environmental Laws.

                  (f) Schedule 4.14(f) identifies (i) all environmental audits, assessments, or occupational health studies undertaken since January 1, 1994 by Texas Mortgage or its agents or undertaken by any Governmental Authority or any third party, relating to or affecting Texas Mortgage or any Real Property; (ii) the results of any ground, water, soil, air, or asbestos monitoring undertaken by Texas Mortgage, Plano or their agents or undertaken by any Governmental Authority or any third party, relating to or affecting Texas Mortgage, Plano or any Real Property which indicate the presence of Hazardous Substances at levels requiring a notice or report to be made to a Governmental Authority or in violation of any applicable Environmental Laws; (iii) all material written communications between Texas Mortgage, Plano or Shareholders and any Governmental Authority arising under or related to Environmental Laws; and (iv) all outstanding citations issued under OSHA, or similar state or local statutes, laws, ordinances, codes, rules, regulations, orders, rulings, or decrees, relating to or affecting either Texas Mortgage, Plano or any Real Property.

         4.15 Inventory. Texas Mortgage's inventory is adequate for the conduct of its Business. The inventory level of Texas Mortgage is not in excess of the normal operating requirements of Texas Mortgage's Business, consistent with past practices.

         4.16 Accounts Receivable. Texas Mortgage's notes and accounts receivable recorded in the Current Financial Statements and those arising since the date thereof, are valid and collectible in accordance with their terms, subject to no valid counterclaims or setoffs other than the reserve for uncollectible accounts reflected on the balance sheet included therein. All such accounts receivable of Texas Mortgage arose in the ordinary course of business and are carried at values determined in accordance with generally accepted accounting principles consistently applied. No request for deduction or discount has been made with respect to any of such accounts receivable.

         4.17 Tax Matters.

                  (a) Except for current filings which are the subject of extensions under applicable procedures and which are identified in
         Schedule 4.17, Texas Mortgage has filed all Tax Returns that Texas Mortgage was required to file prior to the date hereof. All such Tax Returns were correct and complete in all material respects. Except as set forth in Schedule 4.17, all Taxes owed by Texas Mortgage (whether or not shown on any Tax Return) with respect to Tax Returns the due date of which preceded the date hereof have been paid. Except as set forth in Schedule 4.17, all other Taxes due and payable by Texas Mortgage with respect to periods ending on or as of the date of the Effective Time (whether or not a Tax Return is due on such date) have been paid or are accrued on the applicable Current Financial Statements or will be accrued on the books and records of Texas Mortgage as of the Effective Time and made available to the Monterey.

                  (b) Except as set forth on Schedule 4.17, with respect to each taxable period for Texas Mortgage ending prior to the date hereof or prior to the Effective Time, (i) either such taxable period has been audited by the relevant taxing authority or the time for assessing or collecting Taxes with respect to each such taxable period has closed and each taxable period is not subject to review by a relevant taxing authority; (ii) no deficiency or proposed adjustment which has not been settled or otherwise resolved for any amount of Taxes has been asserted or assessed by any taxing authority against Texas Mortgage; (iii) Texas Mortgage has not consented to extend the time in which any Taxes may be assessed or collected by any taxing authority; (iv) Texas Mortgage has not requested or been granted an extension of the time for filing any Tax Return; (v) there is no action, suit, taxing authority proceeding, or audit or claim for refund now in progress, pending or threatened against or with respect to Texas Mortgage regarding Taxes; (vi) Texas Mortgage has not made an election or filed a consent under Section 341(f) of the Code (or any corresponding provision of state, local or foreign law); (vii) there are no liens on the assets of Texas Mortgage relating or attributable to Taxes (other than liens for sales and payroll Taxes not yet due and payable) and Texas Mortgage and the Shareholders have no Knowledge of any reasonable basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any lien on the assets of Texas Mortgage; (viii) Texas Mortgage will not be required (A) as a result of a change in method of accounting for a taxable period ending on or prior to the Effective Time, to include any adjustment under Section 481 of the Code (or any corresponding provision of state, local or foreign law) in taxable income for any taxable period (or portion thereof) beginning after the Effective Time or (B) as a result of any "closing agreement," as described in Section 7121 of the Code (or any corresponding provision of state, local or foreign law) to include any item of income or exclude any item of deduction from any taxable period (or portion thereof) beginning after the Effective Time; (ix) Texas Mortgage has not been a member of an affiliated group (as defined in Section 1504 of the Code) or filed or been included in a combined, consolidated or unitary income Tax
         Return; (x) Texas Mortgage is not a party to or bound by any tax allocation or tax sharing agreement and has no current or potential contractual or other obligation to indemnify any other person or entity with respect to Tax or pay the Taxes of any other person or entity under Treasury Regulations Section 1.1502-6 (or any similar provisions of state, local, or foreign law) as a transferee, or successor, by contract or otherwise; (xi) no taxing authority will claim or assess any additional Taxes against Texas Mortgage for any period for which Tax Returns have been filed; (xii) no claim has ever been made by a taxing authority in a jurisdiction where Texas Mortgage does not file Tax Returns that Texas Mortgage is or may be subject to Taxes assessed by such jurisdiction; (xiii) Texas Mortgage does not have a permanent establishment in any foreign country, as defined in the relevant tax treaty between the United States of America and such foreign country;
         (xiv) Texas Mortgage has not been a "U.S. real property holding corporation" within the meaning of Code Section 897(c)(2), during the applicable period specified in Code Section 897(c)(1)(A)(ii); (xv) true, correct and complete copies of all income and sales Tax Returns filed by or with respect to Texas Mortgage for the past three (3) years have been furnished or made available to Monterey; (xvi) Texas Mortgage has disclosed on each Tax Return filed by Texas Mortgage all positions taken thereon that could give rise to a substantial understatement of penalty of federal income Taxes within the meaning of Code Section 6662; (xvii) Texas Mortgage was not acquired in a qualified stock purchase under Code Section 338(d)(3) and no elections under Code
         Section 338(g), protective carryover basis elections, or offset prohibition elections are applicable to Texas Mortgage; (xviii) Texas Mortgage has made no payments, is not obligated to make any payments, and is not a party to any agreement that under any circumstances could obligate it to make any payments, that will not be deductible under Code Sections 280G or 162; (xix) Texas Mortgage has in effect, and has had in effect commencing with its first taxable year, a valid election as an S corporation under Code Section 1361 et. seq. (and any corresponding provisions of all applicable state and local laws) and Texas Mortgage will be treated as an "S corporation" under the Code (and all such state and local laws) through the Effective Time; (xx) Texas Mortgage has no unpaid liabilities for Taxes under Code Sections 1363(d), 1374, or 1375 and Texas Mortgage has or will have as of the date of the Effective Time no exposure to liabilities for Taxes under Code Sections 1363(d), 1374, or 1375 (and any corresponding provisions of all applicable state and local laws); and (xxi) no sales or use tax will be payable by Texas Mortgage as a result of this transaction, and there will be no non-recurring intangible tax, documentary stamp tax, or other excise tax (or comparable tax imposed by an governmental entity) as a result of this transaction.

                  (c) Any reference to the term "Texas Mortgage" in this Section
         4.17 shall refer to Texas Mortgage, Plano, any predecessor entity, and any subsidiary of Texas Mortgage (whether or not such subsidiary qualifies as a "qualified subchapter S subsidiary" (within the meaning of Code Section 1361(b)(3)(B)).

         4.18 Restrictions on Business Activities. There is no agreement (non-compete or otherwise), commitment, judgment, injunction, order, or decree to which Texas Mortgage or any Shareholders are a party or otherwise binding on Texas Mortgage which has or reasonably could be expected to have the effect of prohibiting or impairing any business practice of Texas Mortgage, any acquisition of property (tangible or intangible) by Texas Mortgage, or the conduct of the Business.

         4.19 Intellectual Property. Texas Mortgage has the full legal, right, title, and interest in and to all trade secrets, sales forms and promotional and advertising materials, copyrights, patents, trademarks and applications, registrations, and renewals with respect thereto (collectively, the "Intellectual Property") used in the conduct of the Business and set forth on
Schedule 4.19. The conduct of Texas Mortgage's Business as presently conducted and the unrestricted conduct and the unrestricted use and exploitation of the Intellectual Property does not infringe or misappropriate any rights held or asserted by any person, and to the Knowledge of Shareholders or Texas Mortgage no person is infringing on the Intellectual Property. No payments are required for the continued use of the Intellectual Property. None of the Intellectual Property has ever been declared invalid or unenforceable, or is the subject of any pending or threatened action for opposition, cancellation, declaration, infringement, invalidity, unenforceability, or misappropriation or like claim, action, or proceeding. Schedule 4.19 sets forth a list of all Intellectual Property owned by Texas Mortgage and lists all trademark, trade name, and patent applications that are currently pending.

         4.20 Litigation. Except as set forth on Schedule 4.20, there are no suits, claims, actions, arbitrations, investigations, or proceedings entered against, now pending, or to the Knowledge of Shareholders or Texas Mortgage Threatened against Texas Mortgage before any court, arbitration, administrative or regulatory body, or any governmental agency which may result in any judgment, order, award, decree, liability, or other determination which will or could reasonably be expected to have any material effect upon Texas Mortgage or the Business. Texas Mortgage is not subject to any continuing court or administrative order, writ, injunction, or decree applicable to it or the Business, or to its property or employees, and Texas Mortgage is not in default with respect to any order, writ, injunction, or decree of any court or federal, state, municipal, or other governmental department, commission, board, agency, or instrumentality. "Threatened" shall include only those threats made in writing against Texas Mortgage or verbally to officers or senior management of Texas Mortgage by attorneys or government personnel who have identified themselves as such.

         4.21 Employees. Attached hereto as Schedule 4.21 is a list of names, current annual rates of salary, bonus, employee benefits, accrued vacation and sick time, sick pay, and other compensation and benefits and perquisites, including the provision of company owned automobiles, of all the employees and agents of Texas Mortgage whose work relates, directly or indirectly, to the operation of the Business and who will be employed by Monterey. To the Knowledge of Shareholders, no key employee of Texas Mortgage, and no group of Texas Mortgage's other employees, has any plans to terminate his, her, or its employment, Texas Mortgage has no material labor relations problems pending, and Texas Mortgage's labor relations are satisfactory in all material respects. Texas Mortgage has complied in all material respects with all laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining, and the payment of social security and other taxes. Except as set forth in Schedule 4.21, Texas Mortgage may terminate any employee, with or without cause, without liability or obligation other than for salary accrued through the date of any such termination.

         4.22 Employee Benefit Plans.

                  (a) With respect to all employees and former employees of Texas Mortgage, except as set forth in Schedule 4.22 hereto, Texas Mortgage does not presently maintain, contribute to, or have any liability (including current or potential multi-employer plan withdrawal liability under ERISA) under any: (i) non-qualified deferred compensation or retirement plan or arrangement which is an "employee pension benefit plan" as such term is defined in Section 3(2) of ERISA;
         (ii) defined contribution retirement plan or arrangement designed to satisfy the requirements of section 401(a) of the Code, which is an employee pension benefit plan, (iii) defined benefit pension plan or arrangement designed to satisfy the requirements of section 401(a) of the Code, which is an employee pension benefit plan; (iv) "multi-employer plan" as such term is defined in Section 3(37) of ERISA; (v) unfunded or funded medical, health, or life insurance plan or arrangement for present or future retirees or present or future terminated employees which is an "employee welfare benefit plan" as such term is defined in Section 3(1) of ERISA, except as required by section 4980B of the Code or sections 601 through 609 of ERISA; or (vi) any other employee welfare benefit plan.

                  (b) With respect to each of the employee  benefit plans listed in hereto, Texas Mortgage has furnished to Monterey true and complete copies of: (i) the plan documents (including any related trust agreements); (ii) the most recent determination letter received from the Internal Revenue Service; (iii) the latest actuarial valuation; (iv) the latest financial statement;
         (v) the last Form 5500 Annual Report; and (vi) all related trust agreements, insurance contracts, or other funding agreements which implement such employee benefit plan. Neither Texas Mortgage, nor any of its respective directors, officers, employees or any other "fiduciary", as such term is defined in Section 3(21) of ERISA, has any liability for failure to comply with ERISA or the Code for any action or failure to act in connection with the administration or investment of such plans.

                  (c) With respect to each plan listed in Schedule  4.22 hereto:
         (i) Texas Mortgage has performed all obligations required to be performed by it under each such plan and each such plan has been established and maintained in accordance with its terms and in compliance with all applicable laws, statutes, rules, and regulations, including but not limited to the Code and ERISA; (ii) there are no actions, suits, or claims pending or threatened or anticipated (other than routine claims for benefits) against any such plan; (iii) each such plan can be amended or terminated after the Effective Time in accordance with its terms, without liability to Texas Mortgage or Monterey; and (iv) there are no inquiries or proceedings pending or threatened by the Internal Revenue Service or the Department of Labor with respect to any such plan.

                  (d) With respect to the insurance contracts or funding agreements which implement any of the employee benefit plans listed in
         Schedule 4.22, such insurance contracts or funding agreements are fully insured or the reserves under such contracts are sufficient to pay claims incurred.

                  (e) Each plan listed in Schedule 4.22 hereto that is intended to be qualified under section 401(a) of the Code has been determined by the Internal Revenue Service to so qualify and each trust created thereunder has been determined by the Internal Revenue Service to be exempt from tax under section 501(a) of the Code and nothing has occurred since the date of the most recent determination that would be reasonably likely to cause any such plan or trust to fail to qualify under section 401(a) of the Code.

         4.23 Labor Matters. Texas Mortgage is not a party to any collective bargaining agreement with any labor union or association. There are no discussions, negotiations, demands, or proposals that are pending or that have been conducted or made with or by any labor union or association, and there are no pending or threatened labor disputes, strikes, or work stoppages that may have a material and adverse effect upon Texas Mortgage, or the Business. Texas Mortgage is in material compliance with all federal and state laws respecting employment and employment practices, terms and conditions of employment, and wages and hours, and is not engaged in any unfair labor practices.

         4.24 Insurance. Schedule 4.24 hereto lists and briefly describes each insurance policy and fidelity bond maintained by Texas Mortgage with respect to its respective properties, assets, employees, officers, and directors and sets forth the date of expiration of each such insurance policy. All of such insurance policies are in full force and effect and Texas Mortgage is not in default with respect to its obligations under any of such insurance policies. There is no claim of Texas Mortgage pending under any of such policies or bonds as to which coverage has been questioned, denied, or disputed by the underwriters of such policies or bonds and there has been no threatened termination of, or material premium increase with respect to, any of such policies. To the Knowledge of Shareholders or Texas Mortgage, the insurance coverage of Texas Mortgage is customary for entities of similar size engaged in similar lines of business.

         4.25 Affiliate Transactions. Except as set forth on Schedule 4.25, no officer, director, or shareholder of Texas Mortgage or any member of the immediate family of any such officer, director, or shareholder, or any entity in which any of such persons owns any beneficial interest (other than a publicly held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than 1% of the stock of which is beneficially owned by any of such persons) (collectively "Insiders") has any agreement with Texas Mortgage or any interest in any property (real, personal, or mixed, tangible or intangible) used in or pertaining to the Business. For purposes of the preceding sentence, the members of the immediate family of an officer, director, or, shareholder shall consist of the spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law of such officer, director, or shareholder.

         4.26 Compliance with Laws. Texas Mortgage and its officers, directors, agents, and employees have complied in all material respects with all applicable laws and regulations of foreign, federal, state, and local governments and all agencies thereof which affect the Business and to which Texas Mortgage may be subject, and no claims have been filed against Texas Mortgage alleging a violation of any such law or regulation, except as set forth in Schedule 4.26 hereto. Without limiting the generality of the foregoing, Texas Mortgage has not violated, or received a notice or charge asserting any violation of, the Occupational Safety and Health Act of 1970, or any other state or federal acts (including rules and regulations thereunder) regulating or otherwise affecting employee health and safety. Texas Mortgage has not given or agreed to give any money, gift, or similar benefit (other than incidental gifts of articles of nominal value) to any actual or potential customer, supplier, governmental employee, or any other person in a position to assist or hinder Texas Mortgage in connection with any actual or proposed transaction.

         4.27 Permits. Texas Mortgage possesses all approvals, authorizations, certificates, consents, franchises, licenses, permits, rights, variances, and waivers necessary for the lawful conduct of its Business, the absence of which would materially adversely affect the Business (collectively, the "Permits"). Schedule 4.27 sets forth a list (including the expiration dates thereof) of each Permit. Texas Mortgage has made available to Monterey each permit for Monterey's review. All Permits are in full force and effect, no violations have occurred with respect thereto, and no basis exists for any limitation, revocation, or withdrawal thereof or any denial of any extension or renewal with respect thereto. Except as indicated on Schedule 4.27, each Permit will remain in full force and effect upon consummation of the transactions contemplated hereby.

         4.28 Officers and Directors; Bank Accounts. Schedule 4.28 hereto lists all officers and directors of Texas Mortgage and all of Texas Mortgage's bank accounts (designating each authorized signer).

         4.29 Minute Books. The minute books of Texas Mortgage made available to counsel for Monterey are the only minute books of Texas Mortgage and contain an accurate summary of all meetings of directors (or committees thereof) and shareholders or actions by written consent since the time of incorporation of Texas Mortgage.

         4.30 HSR Act. Neither Texas Mortgage, Shareholders, or any "acquired person" of which Texas Mortgage may be deemed to be a part has $100 million or more in assets or annual net sales, all as determined in accordance with the HSR Act as of Texas Mortgage's latest reporting date.

         4.31 Investment in Monterey Common Stock. Each Shareholder represents that:

                  (a) They have been advised that the Monterey Common Stock have not been registered under the Securities Act of 1933 ("1933 Act") nor qualified under any state securities laws on the grounds that no distribution or public offering of the Monterey Common Stock is to be effected, and that in this connection Monterey is relying in part on the representations of Texas Mortgage and each Shareholder set forth herein.

                  (b) The Monterey Common Stock is being acquired for each Shareholder's account for the purpose of investment and not with a view to distribution or resale thereof, and that neither has any present intention of selling, granting any participation in, or otherwise distributing the Monterey Common Stock that he or she acquires.

                  (c) Each Shareholder is able to bear the economic risks of an investment in the Monterey Common Stock acquired by him or her pursuant to this Agreement and without materially impairing his or her financial condition, can hold the Monterey Common Stock for an indefinite period of time and can afford to suffer complete loss on his or her investment.

                  (d) Each Shareholder is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the 1933 Act, and has such knowledge and experience in financial and business matters as to be capable of evaluating the risks and merits of acquiring the Monterey Common Stock. No Shareholder has been formed or organized for the specific purpose of acquiring the Monterey Common Stock. Each Shareholder has received all the information it has requested from Monterey it considers necessary or appropriate for deciding whether to accept the Shares of Monterey's Common Stock.

                  (e) Each Shareholder is aware that the Shares may be resold without registration or qualification under the Securities Act and applicable state securities laws only in certain limited circumstances and if certain conditions are met. Each Shareholder is also aware that none of the Shares may be sold pursuant to Rule 144 adopted under the 1933 Act unless certain conditions have been met and until Shareholders have held the Shares for at least the holding period required by such rule.

                  (f) Each Shareholder acknowledges that the certificates representing the Shares, when issued, shall contain the following legend, as well as any legends regarding applicable state securities laws:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933; THEY HAVE BEEN ACQUIRED BY THE HOLDER FOR INVESTMENT AND MAY NOT BE PLEDGED, HYPOTHECATED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT AS MAY BE AUTHORIZED UNDER THE SECURITIES ACT OF 1933, THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

                  (g) Each Shareholder represents that the address or addresses set forth below its name on Schedule 4.31 hereto is or are the true and correct addresses of each Shareholder, as the case may be, and, if not the principal place of business of Shareholders, then it is the address from which Shareholders negotiated the investment of the Shares.

         4.32 Disclosure. Neither this Agreement nor any of the Schedules or Exhibits hereto contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading, and there is no fact which has not been disclosed to Monterey which materially adversely affects or could reasonably be anticipated to materially adversely affect the assets financial condition or results of operations, customer, employee or supplier relations, business condition, prospects, or financing arrangements of Texas Mortgage.


                                 ARTICLE IV(B).
                REPRESENTATIONS AND WARRANTIES RELATING TO PLANO


         As of the date hereof and as of the Effective Time, Texas Mortgage and the Shareholders hereby jointly and severally represent and warrant to Monterey and Merger Sub, each of the following:

         4B.1 Plano. The Business was previously operated by Texas Home Mortgage-Plano, Ltd. ("Plano"), a Texas limited partnership of which Texas Mortgage was the general partner and the Shareholders were the limited partners. During its operation of the Business, Plano possessed all requisite power and authority to own and operate its properties and to carry on the Business, including the possession of all necessary permits, licenses and similar authorizations, and complied in all material respects with applicable laws, rules and regulations pertinent to the Business.

         4B.2 Transfer of Business. Prior to the date hereof, Plano has transferred all assets and licenses, permits and similar authorizations to Texas Mortgage (the "Property Transfer"), free and clear of all sales or similar taxes and liens and encumbrances, other than those liens disclosed pursuant to Section 4.12(a) which have been assumed by Texas Mortgage, and other obligations or liabilities disclosed or permitted under this Agreement .

         4B.3 Authority, Etc. Plano had the requisite power and authority to effect the Property Transfer, the execution and delivery of all documentation relating to the Property Transfer was duly authorized by Plano, and all instruments of transfer were duly executed and constitute valid and binding obligations of Plano, enforceable in accordance with their terms, except as enforceability thereof may be limited by bankruptcy insolvency, reorganization or other similar laws relating to the enforcement of creditors' rights generally and by general principles of equity.

         4B.4 Consents; No Conflicts. Plano, Texas Mortgage and the Shareholders obtained all consents, authorizations and approvals required for the consummation of the Property Transfers. Plano was not subject to, or obligated under, any provision of (a) its Limited Partnership

Agreement, (b) any material agreement, arrangement, or understanding, (c) any material license, franchise, or permit or (d) any law, regulation, order, judgment, or decree, which was breached or violated, or in respect of which a right of termination or acceleration arose, or pursuant to which any encumbrance on any of its assets was created, by its consummation of the Property Transfer.


                                   ARTICLE V.
                   CONDUCT OF TEXAS MORTGAGE AND SHAREHOLDERS
                           PENDING THE EFFECTIVE TIME

         Texas Mortgage and Shareholders hereby covenant and agree that from the date hereof to the Effective Time:

         5.1  Conduct  of  Business  Pending  the  Effective  Time.   Except  as
specifically contemplated in this Agreement, from the date hereof to the Effective Time, the Business of Texas Mortgage shall be conducted only in, and Texas Mortgage shall take no action except in, the ordinary course, on an arm's length basis, and in accordance with all applicable laws, rules, and regulations and past custom and practice, including, without limitation, making any loans or any cash payments, or transferring any other assets or properties of Texas Mortgage to any employee, officer, shareholder, or director of Texas Mortgage; and Texas Mortgage shall maintain its facilities in good operating condition, ordinary wear and tear excepted; and Texas Mortgage will not, directly or indirectly, do or permit to occur any of the following:

                  (a) Cancel or terminate or permit to be canceled or terminated its current insurance (or reinsurance) policies or permit any of the coverage thereunder to lapse, unless simultaneous with such termination, cancellation, or lapse, replacement policies providing coverage equal to or greater than the coverage under the canceled, terminated, or lapsed policies for substantially similar premiums are in full force and effect;

                  (b)   Default   under  any   material   contract,   agreement,
commitment, or undertaking;

                  (c) Knowingly violate or fail to comply with any laws applicable to it or the Business;

                  (d) Commit any act or permit the occurrence of any event or the existence of any condition of the type described in Section 4.11 hereof;

                  (e) Fail to maintain and repair its assets and properties in accordance with good standards of maintenance and as required in any leases or other agreements pertaining thereto;

                  (f) Except in the ordinary course of business consistent with historical practices enter into or modify any employment, severance, or similar agreements or arrangements with, or grant any bonuses, salary increases, or severance or termination pay to, any officers, directors, employees, or consultants, or adopt or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment, or other benefit plan, trust, fund, or group arrangement for the benefit or welfare of any officers, directors, or employees;

                  (g) Directly or indirectly, enter into or modify any contract, agreement, or understanding, written or oral, that involves consideration or performance of a value exceeding $25,000 or a term exceeding six months, or enter into any contract, commitment, or transaction not in the ordinary course of business;

                  (h) Cancel, without full payment, any note, loan, or other obligation owing to Texas Mortgage relating to the Business except in the ordinary course of business;

                  (i) Acquire (by merger, exchange, consolidation, acquisition of stock or assets, or otherwise) any corporation, partnership, joint venture, or other business organization or division or material assets thereof;

                  (j)  Amend  Texas  Mortgage's  Articles  of  Incorporation  or
Bylaws;

                  (k) Issue any additional shares of Texas Mortgage's capital stock or declare any dividends thereon except as consistent with Section 6.5 hereof;

                  (l) Issue or create any warrants, obligations, subscriptions, options, convertible securities, or other commitments under which any additional shares of its capital stock of any class might be directly or indirectly authorized, issued, or transferred from treasury, or incur any indebtedness for borrowed money or issue any debt securities except the borrowing of working capital in the ordinary course of business and consistent with past practice or except as consistent with Section 6.5 hereof;

                  (m) Pay any obligation or liability, fixed or contingent, other than current liabilities;

                  (n) Waive or compromise any right or claim (other than as required to resolve any pending or Threatened litigation disclosed in the Schedules attached hereto);

                  (o) Agree to do any of the actions described in the preceding clauses (a) through (n).

         5.2 Business Relationships. Texas Mortgage will exercise its best efforts to preserve intact its business organization and goodwill, keep available the services of its officers and employees as a group, and maintain satisfactory relationships with suppliers, distributors, customers, and others having business relationships with it.

         5.3 Access to Information. Monterey and its counsel, accountants, and other representatives and Texas Mortgage and its counsel, accountants and other representatives have had the opportunity to make a due diligence review of the books, records, business, and affairs of each other prior to the execution of this Agreement. Each party shall cooperate to provide continued access to its books, records, business and affairs as may be necessary to consummate this Agreement. Such due diligence review shall not interfere with Monterey or Texas Mortgage's business.

         5.4 Representations and Warranties at Effective Time. Texas Mortgage and Shareholders shall exercise best efforts to ensure that all representations and warranties of Texas Mortgage and Shareholders set forth in this Agreement and in any written statements delivered to Monterey by Texas Mortgage under this Agreement will also be true and correct as of the Effective Time as if made on that date.

         5.5 Tax on Prior Sales. To the extent such certificates are prepared by the applicable state taxing authority, Texas Mortgage agrees to furnish to Monterey certificates from the state taxing authorities and any related certificates that Monterey may reasonably request as evidence that all sales and use tax liabilities of Texas Mortgage accruing before the Effective Time have been fully satisfied or provided for.

         5.6 Notification of Certain Matters. Texas Mortgage shall (i) confer on a regular basis with representatives of Monterey and report operational matters and the general status of ongoing operations, (ii) notify Monterey of any material adverse change in the normal course of its business or in the operation of its properties and of any governmental or third party complaints, investigations, or hearings (or communications indicating that the same may be contemplated); and (iii) promptly notify Monterey if Texas Mortgage shall discover that any representation or warranty made by it in this Agreement was when made, or has subsequently become, untrue.

         5.7 Transfer of Permits. Texas Mortgage will use its best efforts to assist Monterey to effect the direct or indirect assignment or other transfer of Permits from Texas Mortgage to the Surviving Corporation as of or as soon as practicable after the Effective Time.

         5.8 Effective Time. Texas Mortgage shall use its best efforts to cause the conditions specified in Section 8.1 hereof to be satisfied at or prior to the Effective Time hereof.

         5.9 Shareholder Covenants. Shareholders shall exercise best efforts to ensure compliance with all covenants applicable to them and shall use responsible best efforts to ensure compliance by Texas Mortgage of all of its covenants and agreements hereunder.


                                   ARTICLE VI.
                              ADDITIONAL AGREEMENTS

         6.1 Employment. Monterey hereby agrees to engage John Landon as an employee of Monterey pursuant to the terms of that certain Employment Agreement, to be entered into, by and between Monterey and John Landon.

         6.2 No Negotiations. Neither Texas Mortgage nor Shareholders shall, directly or indirectly, through any officer, director, agent, or otherwise, solicit, initiate, or encourage submission of any proposal or offer from any person or entity (including any of its or their officers or employees) relating to any liquidation, dissolution, recapitalization, merger, consolidation, or acquisition or purchase of all or a material portion of the assets of, or any equity interest in, Texas Mortgage or other similar transaction or business combination involving Texas Mortgage, or participate in any negotiations regarding, or furnish to any other person any information with respect to, or otherwise cooperate in any way with, or assist, participate in, facilitate, or encourage, any effort or attempt by any other person or entity to do or seek any of the foregoing. Texas Mortgage or Shareholders shall promptly notify Monterey if any such proposal or offer, or any inquiry from or contact with any person with respect thereto, is made and shall promptly provide Monterey with such information regarding such proposal, offer, inquiry, or contact as Monterey may request. Neither Monterey nor its officers, employees, agents or representatives shall solicit, encourage, or participate in any manner in discussions or negotiations with any person or entity operating in the State of Texas in connection with the possible acquisition of a business similar to Texas Mortgage's prior to the termination of this Agreement.

         6.3 Public Announcements. The parties hereto shall not issue any press release or public announcement, including announcements by any party for general reception by or dissemination to employees, agents, or customers, with respect to this Agreement and the other transactions contemplated by this Agreement without the prior written consent of the other parties hereto (which consent shall not be withheld unreasonably); provided, however, that Monterey may make any disclosure or announcement of only that information, which, in the opinion of its counsel, it is obligated to make pursuant to applicable law or regulation of the New York Stock Exchange or any national securities exchange, as applicable, in which case Monterey shall reasonably consult with Texas Mortgage prior to making such disclosure or announcement; provided further, that, upon the last of the execution of this Agreement, receipt by Monterey of its fairness opinion, or satisfaction of Section 8.3(g) of the Asset Agreement, Monterey may make a public announcement of such occurrence in a press release reviewed by Texas Mortgage prior to publication which shall contain only that information which Monterey, in the opinion of its counsel, is obligated to make.

         6.4 Confidentiality. Each party hereto, and its officers, directors, agents, and affiliates, will hold in strict confidence, and will not divulge, communicate, use to the detriment of any other party hereto or for the benefit of any other person or persons, or misuse in any way, any financial information or other data obtained in connection with this Agreement, including, without limitation, any confidential information or trade secrets of such other party, personnel information, secret processes, know how, customer lists, formulas, or other technical data; and if the transactions contemplated by this Agreement are not consummated, each party hereto, and its officers, directors, agents, and affiliates, will return to each other party all such data and information, including, without limitation, work sheets, test reports, manuals, lists, memoranda, and other documents prepared by or made available in connection with this transaction (and all copies of same). The parties hereto may disclose such information to their respective attorneys, accountants and other agents so long as they agree to keep such information confidential.

         6.5 Simultaneous Acquisition. Concurrently herewith, Monterey is acquiring the homebuilding business and assets (the "Homebuilding Business") of Legacy Homes Ltd. and Legacy Enterprises, Inc. As part of such acquisition, the parties thereto have made various agreements relating to the combined book value of Texas Mortgage and the Homebuilding Business at closing, the ability of the seller of the Homebuilding Business and Texas Mortgage to make distributions to the Shareholders and to borrow money to facilitate such distributions, and the payment of additional consideration to the Shareholders based upon the future profitability of the Business and the Homebuilding Business, as more fully set forth in Section 2.5 to the Asset Agreement and related defined terms. Each party to this Agreement agrees to comply with such provisions to the extent applicable to it, and to the incorporation of such provisions into this Agreement as if fully set forth herein.

         6.6 Additional Agreements. Subject to the terms and conditions herein provided, each of the parties hereto agrees to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper, or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, including obtaining all necessary waivers, consents, and approvals and effecting all necessary registrations and filings and submissions of information requested by governmental authorities. Texas Mortgage and the Shareholders at any time before or after the Effective Time, will execute, acknowledge, and deliver any further deeds, assignments, conveyances, and other assurances, documents, and instruments of transfer reasonably requested by Monterey, and will take any other action consistent with the terms of this Agreement that may reasonably be requested by Monterey, for the purpose of assigning, transferring, granting, conveying, and confirming to Monterey, or reducing to possession, any or all property to be conveyed and transferred by this Agreement.

If requested by Monterey, Texas Mortgage and the Shareholders further agrees to prosecute or otherwise enforce in its own name for the benefit of Monterey, any claims, rights, or benefits that are transferred to Monterey by this Agreement and that require prosecution or enforcement in Texas Mortgage's name. Any prosecution or enforcement of claims, rights, or benefits under this Section shall be solely at Monterey's expense, unless the prosecution or enforcement is made necessary by a breach of this Agreement by Texas Mortgage or the Shareholders.

         6.7 Non-Compete. E. Landon shall enter into a Non-Compete Agreement with Monterey or the surviving corporation.

         6.8 Broker. Neither Texas Mortgage or the Shareholders nor Monterey or Merger Sub have dealt with any broker, finder, or other person entitled to any brokerage commissions, finders' fees, or similar compensation in connection with the transactions contemplated by this Agreement.

         6.9 Key Employees. Texas Mortgage shall use commercially reasonable efforts to cause those employees of Texas Mortgage designated by Monterey to enter into employment agreements with Monterey or the Merger Sub on mutually satisfactory terms and conditions.

         6.10 Registration Rights Agreement. Shareholders and Monterey shall have entered into the Registration Rights Agreement.

         6.11 Additional Shares. Shareholders covenant and agree that, except for the Shares of Monterey acquired in connection with this Agreement, the Asset Agreement and the Stock Option Agreement, to be executed at the Effective Time, between John Landon and Monterey (the "Stock Option Agreement"), they will not directly or indirectly, alone or with others, acquire beneficial ownership (as defined and interpreted under Section 13(d) of the Securities and Exchange Act of 1934) of any shares of voting securities of Monterey, whether on the open market or otherwise which would adversely affect the use of Monterey's net operating loss carryovers pursuant to the Internal Revenue Code of 1986, as amended; provided Monterey shall cooperate with and inform Shareholders from time to time (upon request by Shareholders) regarding any purchase limitations applicable on account of the Monterey's net operating loss carryovers.

         6.12 Tax Returns. In connection with the Merger contemplated hereby:

                  (a) The books of Texas Mortgage shall, consistent with Section 1362(e)(6)(D) of the Code, close effective as of the day preceding the date of the Closing and, accordingly, a separate and distinct accounting period of Texas Mortgage shall commence on the date of the Closing;

                  (b) Texas Mortgage shall file two tax returns for the taxable year in which the Closing occurs, one return covering Texas Mortgage's "S short year" (within the meaning of Section 1362(e)(1)(A) of the
         Code) and a second covering Texas Mortgage's "C short year" (within the meaning of Section 1362(e)(1)(B) of the Code). The Shareholders shall have sole and exclusive authority for the preparation and filing of all tax returns relating to Texas Mortgage's S short year and Monterey shall have the right to review and approve the returns prior to filing. Monterey shall have the sole and exclusive authority for the preparation and filing of the tax returns relating to Texas Mortgage's C short year.

                  (c) Monterey, Texas Mortgage and the Shareholders shall make available to each other, as reasonably requested, all information, records, or documents necessary for the filing of all tax returns for Texas Mortgage's S short year and C short year, and shall preserve all such information, records, or documents until the expiration of any applicable statute of limitations.


                                  ARTICLE VII.
                                   CONDITIONS

         7.1 Conditions to Obligations of Each Party To Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

                  (a) There shall not be threatened, instituted or pending any action or proceeding, before any court or governmental authority or agency, domestic or foreign, (i) challenging or seeking to make illegal, or to delay or otherwise directly or indirectly to restrain or prohibit, the consummation of the Merger, or seeking to obtain damages in connection with the Merger, (ii) seeking to prohibit direct or indirect ownership or operation by Monterey or Merger Sub of all or a material portion of the Business or assets of Texas Mortgage, or to compel Monterey or any of its subsidiaries to divest of or to hold separately all or a material portion of the Business or assets of Texas Mortgage, as a result of the Merger, (iii) seeking to impose or confirm limitations on the ability of Monterey or Merger Sub effectively to exercise directly or indirectly full rights of ownership of any shares of common stock of the Surviving Corporation or Texas Mortgage, (iv) seeking or causing any material diminution in the direct or indirect benefits expected to be derived by Monterey or Merger Sub as a result of the transactions contemplated by this Agreement, (v) invalidating or rendering unenforceable any material provision of this Agreement (including without limitation any of the Exhibits or Schedules hereto) or the Letter Agreement, or (vi) which otherwise might materially adversely affect Texas Mortgage or Monterey and its subsidiaries;

                  (b) There shall not be any action taken, or any statute, rule, regulation, judgment, order or injunction proposed, enacted, entered, enforced, promulgated, issued or deemed applicable to the Merger by any federal, state or foreign court, government or governmental authority or agency, which may, directly or indirectly, result in any of the consequences referred to in (a) above or otherwise prohibit consummation of the Merger;

                  (c) No party hereto shall have terminated this Agreement as permitted herein.

                  (d) There shall not have occurred any of the following events having a material adverse effect on Monterey or Texas Mortgage: (i) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation by United States authorities on the extension of credit by lending institutions;
         (ii) a commencement of war, armed hostilities, or other international or national calamity directly or indirectly involving the United States; (iii) any suspension of trading of Monterey's Common Stock or any material adverse change in the United States' stock markets generally; or (iv) in the case of any of the foregoing existing at the date hereof, a material acceleration or worsening thereof.

                  (e) Consummation of the transactions set forth in the Asset Purchase Agreement, which shall be deemed to occur simultaneously herewith.

         7.2 Additional Conditions to Obligation of Texas Mortgage and the Shareholders. The obligation of Texas Mortgage and the Shareholders to effect the Merger is also subject to the fulfillment at or prior to the Effective Time of the following conditions:

                  (a) The representations and warranties of Monterey and the Merger Sub set forth in Article 3 shall be true and correct as of the Effective Time as if made at and as of the Effective Time, and each of Monterey and the Merger Sub shall in all material respects have performed each obligation and agreement and complied with each covenant to be performed and complied with by it hereunder at or prior to the Effective Time;

                  (b)  Monterey   shall  have  furnished  to  Texas  Mortgage  a
         certificate in which Monterey and the Merger Sub shall certify that the conditions set forth in Section 7.2(a) have been fulfilled;

                  (c) Monterey shall have furnished to Texas Mortgage (i) a copy of the text of the resolutions by which the corporate action on the part of Monterey and the Merger Sub necessary to approve this Agreement and the Merger were taken, together with copies of Monterey's and
         Merger Sub's Articles or Certificate of Incorporation and all amendments thereto, and Bylaws and all amendments thereto; and (ii) certificates executed on behalf of Monterey and Merger Sub by their respective corporate secretaries or one of their respective assistant corporate secretaries certifying to Texas Mortgage, in each case, that such copy is a true, correct and complete copy of such resolutions and the Articles or Certificate of Incorporation and Bylaws, and that such resolutions and the Articles or Certificate of Incorporation and Bylaws were duly adopted and have not been amended or rescinded;

                  (d) Texas Mortgage shall have received from the chief financial officer of Monterey, a letter, dated the Effective Time, that on the basis of a review (not an audit) of the latest available accounting records of Monterey, consultations with other responsible officers of Monterey, and other pertinent inquiries that he or she may deem necessary, he or she has no reason to believe that during the period from the date of the Company Financials to the Effective Time, except as may otherwise be set forth on any Schedule hereto, there has been any change in the financial condition or results of operations of the business, except changes incurred in the ordinary and usual course of business during that period that in the aggregate are not materially adverse, and other changes or transactions, if any, contemplated by this Agreement.

                  (e) Texas Mortgage and the Shareholders shall have received an opinion of counsel to Monterey addressed to Texas Mortgage and the Shareholders in a form reasonably acceptable to Texas Mortgage and Shareholders.

                  (f) Monterey shall have obtained a fairness opinion, satisfactory in form and substance to Monterey and shall have delivered to Texas Mortgage a copy of same and a written acknowledgment by Monterey of its satisfaction with same.

                  (g) Monterey and Merger Sub shall have obtained all necessary consents and prerequisites to the transactions contemplated hereby, including, without limitation, the following: (i) the approval of the transaction by all governmental authorities exercising jurisdiction over Monterey and Merger Sub; (ii) the approval by all governmental authorities with respect to the assumption by Monterey or the Surviving Corporation of all assets and permits of the Business, and (iii) each other consent and approval necessary in order that the transactions contemplated herein not constitute a breach or violation of, or result in a right of termination or acceleration with respect to, or result in any encumbrance on any of Monterey's or Merger Sub's assets, pursuant to the provisions of any agreement, arrangement, or understanding or any license or permit of Texas Mortgage.

                  (h) There shall have been no damage, destruction or loss of or to any property or properties owned or used by Monterey, whether or not covered by insurance, which in the aggregate has a material adverse effect on the business, financial condition, or results of operation of Monterey.

                  (i) The form and substance of all certificates, instruments, opinions, and other documents delivered to Texas Mortgage and Shareholders under this Agreement shall be reasonably satisfactory in all respects to Texas Mortgage and Shareholders and their counsel.

         7.3 Additional Conditions to Obligations of Monterey and the Merger Sub. The obligations of Monterey and Merger Sub to effect the Merger are also subject to the fulfillment at or prior to the Effective Time of the following conditions:

                  (a) The representations and warranties of Texas Mortgage and the Shareholders in this Agreement and in any certificate or other instrument delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby shall be true and correct as of the Effective Time as if made at and as of the Effective Time, and Texas Mortgage and the Shareholders shall in all material respects have performed each obligation and agreement and complied with each covenant to be performed and complied with by it hereunder at or prior to the Effective Time;

                  (b) Texas Mortgage and Shareholders shall have furnished to Monterey and Merger Sub a certificate in which it or they, as appropriate, shall certify that the conditions set forth in Section 7.3(a) have been fulfilled;

                  (c) Texas Mortgage shall have furnished to Monterey and Merger Sub (i) a copy of the text of the resolutions by which the Board of Directors and Shareholders of Texas Mortgage approved this Agreement (including, without limitation, the plan of merger contained herein) and the Merger, together with copies of Texas Mortgage's Articles or Certificate of Incorporation and all amendments thereto and Texas Mortgage's Bylaws and all amendments thereto; and (ii) a certificate executed on behalf of Texas Mortgage by its corporate secretary certifying to Monterey and Merger Sub that such copy is a true, correct and complete copy of such resolutions and Articles or Certificate of Incorporation and Bylaws and that such resolutions and Articles or Certificate of Incorporation and Bylaws were duly adopted and have not been amended or rescinded;

                  (d)  Monterey  shall have  received  from the chief  financial officer of Texas Mortgage a letter, dated the Effective Time, that on the basis of a review (not an audit) of the latest available accounting records of Texas Mortgage, consultations with other responsible officers of Texas Mortgage, and other pertinent inquiries that he or she may deem necessary, he or she has no reason to believe that during the period from the date of the March 1997 Balance Sheet to the Effective Time, except as may otherwise be set forth on any Schedule hereto, there has been any change in the financial condition or results of operations of the Business, except changes incurred in the ordinary and usual course of business during that period that in the aggregate are not materially adverse, and other changes or transactions, if any, contemplated by this Agreement.

                  (e) This Agreement and the transactions contemplated hereby shall be subject to receipt of a fairness opinion, satisfactory in form and substance to Monterey and Merger Sub.

                  (f) Monterey and Merger Sub shall have received an opinion of counsel to Shareholders and Texas Mortgage addressed to Monterey and Merger Sub reasonably acceptable to Monterey and Merger Sub.

                  (g) Texas Mortgage shall have obtained all necessary consents to the transactions contemplated hereby, including, without limitation, the following: (i) the approval of the transaction by all governmental authorities exercising jurisdiction over the ownership of the assets of Texas Mortgage; (ii) the approval by all governmental authorities with respect to the assumption by Monterey or the Surviving Corporation of all permits or licenses required to operate the Business; and (iii)
         each other consent and approval necessary in order that the transactions contemplated herein not constitute a breach or violation of or result in a right of termination or acceleration with respect to, or result in any encumbrance on any of the Surviving Corporation's assets, pursuant to the provisions of any agreement, arrangement, or understanding or any license or permit.

                  (h) There shall have been no damage, destruction or loss of or to any property or properties owned or used by Texas Mortgage, whether or not covered by insurance, which in the aggregate has a material adverse effect on the Business, financial condition or results of operations of Texas Mortgage.

                  (i) The form and substance of all certificates, instruments, opinions, and other documents delivered to Monterey and Merger Sub under this Agreement shall be reasonably satisfactory in all respects to Monterey and Merger Sub and their counsel.


                                  ARTICLE VIII.
                                   THE CLOSING

         8.1 Closing. The closing (the "Closing") of the transactions contemplated herein shall be held on or before June 30, 1997, unless extended pursuant to Section 8.3(g) of the Asset Purchase Agreement (the "Closing Date"), or on such other date at a time and place as the parties shall mutually agree.

         8.2 Obligations of Texas Mortgage and Shareholders. In addition to any other documents required to be delivered by Texas Mortgage and Shareholders at Closing, Texas Mortgage and Shareholders shall deliver to Monterey and Merger Sub at Closing the following documents:

                  (a) All issued and outstanding Stock Certificates of Texas Mortgage, duly endorsed, and the Stock Register of Texas Mortgage;

                  (b) Executed  counterparts  of the Employment  Agreement,  the
         Indemnification   Agreement,   the   Non-Compete   Agreement   and  the
         Registration Rights Agreement;

                  (c) The certificate(s) as provided for in Section 7.3(b) hereof;

                  (d) A  certified  copy  of  the  Resolutions  provided  for in
         Section 7.3(c) hereof;

                  (e) A certified copy of the Articles of Incorporation of Texas Mortgage and a copy of the Bylaws of Texas Mortgage certified by its corporate secretary as provided for in Section 7.3(c) hereof;

                  (f) The Certificate from Texas Mortgage's Chief Financial Officer as provided for in Section 7.3(d) hereof;

                  (g) The opinion letter as provided for in Section 7.3(e);

                  (h) The consents contemplated by Section 7.3(g) hereof; and

                  (i)  The tax  certificates  as  provided  for in  Section  5.5 hereof.

         8.3 Obligations of Monterey and Merger Sub. Monterey and Merger Sub shall deliver to Texas Mortgage and Shareholders at Closing the following documents:

                  (a) The consideration as set forth in Section 2.5(a);

                  (b) Executed counterparts of the closing documents of Texas Mortgage and Shareholders including, without limitation, the Employment Agreement, the Indemnification Agreement, the Non-Compete Agreement and the Registration
         Rights Agreement;

                  (c) The certificate(s) provided for in Section 7.2(b);

                  (d) A  certified  copy  of  the  Resolutions  provided  for in
         Section 7.2(c) hereof;

                  (e) A copy of the Articles or Certificate of Incorporation and Bylaws as provided for in Section 7.2(c) hereof;

                  (f) The Certificate from Monterey's Chief Financial Officer as provided for in Section 7.2(d) hereof;

                  (g) The opinion letter as provided for in Section 7.2(e) hereof; and

                  (h) The consents contemplated by Section 7.2(g) hereof.

                                   ARTICLE IX.
                                   INDEMNITIES

         9.1 Survival of Representations and Warranties. Regardless of any investigation at any time made by or on behalf of any party hereto, or of any information any party may have in respect thereof, all representations, and warranties made hereunder or pursuant hereto or in connection with the transactions contemplated hereby shall survive for two (2) years except for a breach of a representation or warranty related to litigation, Taxes or title to property which are excluded as liabilities assumed hereunder pursuant to Section
9.3 and which shall survive indefinitely.

         9.2 Nature of Statements. All statements contained herein, in any Schedule or Exhibit hereto, or in any certificate or other written instrument delivered by or on behalf of Texas Mortgage, Shareholders, Monterey or Merger Sub pursuant to this Agreement, or in connection with the transactions contemplated hereby, shall be deemed representations and warranties by Texas Mortgage, Shareholder, Monterey or Merger Sub, as the case may be.

         9.3 Liabilities Not Being Assumed By The Surviving Corporation. Anything contained herein to the contrary notwithstanding, Shareholders shall remain responsible for and neither Monterey nor Merger Sub shall assume the following liabilities or obligations, whether fixed or contingent, known or unknown, matured or unmatured, executory or non-executory, of Texas Mortgage (including liabilities of Plano assumed by Texas Mortgage by operation of law or otherwise), which liabilities and obligations shall at and after the Effective Time remain the exclusive responsibility of Shareholders ("Excluded Liabilities"):

                  (a) All liabilities and obligations of Texas Mortgage under this Agreement or with respect to or arising out of the consummation of the transactions contemplated by this Agreement;

                  (b) All liabilities and obligations of Texas Mortgage for Texas Mortgage's fees and expenses and taxes incurred by Texas Mortgage in connection with, relating to, or arising out of the consummation of the transactions contemplated by this Agreement, except as specifically contemplated herein;

                  (c)(i) Any liabilities, obligations or expenses for Taxes of Texas Mortgage or Shareholders (regardless of when incurred) or of any other person (regardless of when incurred) or of any other person (regardless of when incurred) under Treas. Reg. 1502-6 (or any similar provision of state, local, or foreign law) as a transferee or successor, by contract or otherwise; (ii) any liabilities or obligations or expenses of Texas Mortgage or Shareholders related to pending or Threatened litigation of Texas Mortgage or the Shareholders or otherwise related to the Business as of the Effective Time and disclosed on Schedule 4.20 (or that should have been disclosed pursuant to Section 4.20); and (iii) any liabilities, obligations or expenses relating to or consisting of any lien, encumbrance or claim affecting the title to the assets of or capital stock in Texas Mortgage and (iv) any liabilities, obligations or expenses relating to any environmental matter or condition not disclosed in Schedule 4.14 (but, based on the Knowledge of Shareholders and Texas Mortgage, should have been disclosed pursuant to Section 4.14). Shareholders shall discharge all Excluded Liabilities and if necessary, shall pay, post security for, or otherwise make provision for all such liabilities.

         9.4 Indemnification of Parties. After the Effective Time, the parties agree that the Indemnification Agreement to be entered among the parties shall contain the sole and exclusive remedies of the parties hereunder for any breach of any representation or warranty (and certain covenants as referenced in the Indemnification Agreement) made by the parties under this Agreement.

         9.5 Arbitration. Except for the provisions of the Indemnification Agreement which shall govern certain rights and remedies of the parties after the Effective Time, any other dispute, controversy or claim, whether contractual or non-contractual, between Monterey or Merger Sub and Texas Mortgage or Shareholders arising directly or indirectly out of or connected with this Agreement, relating to the breach or alleged breach of any representation, warranty, agreement, or covenant under this Agreement or otherwise relating to this Agreement unless mutually settled by Monterey or Merger Sub and Texas Mortgage or Shareholders, shall be resolved in accordance with the dispute resolution procedures attached as Exhibit G to the Asset Purchase Agreement which are incorporated herein by this reference.


                                   ARTICLE X.
                                   TERMINATION

         10.1 Termination. This Agreement may be terminated at any time prior to the Effective Time:

                  (a) By mutual written consent of duly authorized officers of Monterey and Texas Mortgage;

                  (b) By either Monterey or by Texas Mortgage or Shareholders if the other party breaches any of its material representations, warranties, or covenants contained herein and, if such breach is curable, such breach is not cured within ten (10) business days after notice thereof and the notifying party is not then in a similar breach situation;

                  (c) By either Monterey or by Texas Mortgage or Shareholders if the transactions contemplated herein and in the Asset Agreement shall not have been consummated on or before June 30, 1997 (or upon written notice of Monterey to extend the Closing in order to satisfy Section 8.3(g) of the Asset Purchase Agreement, on or before July 31, 1997), or such later date as may be mutually agreed upon by the parties.

         10.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 10.1(a), this Agreement shall become void and there shall be no liability or further obligation hereunder on the part of Shareholders or Texas Mortgage or Monterey or Merger Sub or its respective shareholders, partners, officers, or directors, except as set forth in Sections
11.8 and 11.10 hereof and except that (i) if a party terminates the Agreement under Section 10.1(b), or this Agreement, terminates under Section 10.1(c) because a party has failed to satisfy its conditions to closing hereunder unless the party used good faith efforts to satisfy such condition, the nonbreaching party (Shareholders on the one hand and Monterey on the other hand) shall be entitled to the prompt payment of $500,000 as liquidated damages and not as a penalty; provided, however, if either party fails to satisfy its conditions it shall pay $400,000 to the other party plus the $100,000 in Escrow according to the terms and conditions of that certain letter of intent dated May 6, 1997. Any payment due hereunder shall be offset by only similar payment due under the Asset Agreement, and vice-versa.


                                   ARTICLE XI.
                               GENERAL PROVISIONS

         11.1 Notices. All notices, consents, and other communications hereunder shall be in writing and deemed to have been duly given when (i) delivered by hand, (ii) sent by telecopier (with receipt confirmed), provided that a copy is mailed by registered mail, postage pre-paid return receipt requested, or (iii) when received by the addressee, if sent by Express Mail, Federal Express, or other express delivery service (postage pre-paid return receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate as to itself by notice to the other):

          If to Monterey or
          Merger Sub:                   Monterey Homes Corporation
                                        6613 North Scottsdale Road, Suite 200
                                        Scottsdale, Arizona 85250
                                        Phone: (602) 998-8700
                                        FAX:   (602) 998-9162
                                        Attn: Chief Financial Officer

          With a copy to:               Snell & Wilmer L.L.P.
                                        One Arizona Center
                                        Phoenix, Arizona 85004-0001
                                        Phone: (602) 382-6252
                                        FAX:  (602) 382-6070
                                        Attn:  Steven D. Pidgeon, Esq.

          If to Texas Mortgage          John Landon
          or Shareholders:              1508 Eastwick Lane
                                        Plano, Texas 75093
                                        FAX:   (972) 250-6857

          With a copy to:               Kroney Silverman Mincey, Inc.
                                        1210 Three Forest Plaza
                                        12221 Merit Drive
                                        Dallas, Texas 75251
                                        FAX:   (972) 701-0307
                                        Attn: James M. Mincey, Jr.

         11.2 Counterparts. This Agreement may be executed in any number of counterparts, and each counterpart shall constitute an original instrument, but all such separate counterparts shall constitute one and the same agreement.

         11.3 Governing Law. The validity, construction, and enforceability of this Agreement shall be governed in all respects by the laws of the State of Arizona, without regard to its conflict of laws rules, except for the merger provisions, which shall be governed by the Texas Merger Statute.

         11.4 Assignment. This Agreement shall not be assigned by operation of law or otherwise, except that Monterey or Merger Sub may assign all or any portion of its rights under this Agreement to any wholly owned subsidiary, but no such assignment shall relieve Monterey or Merger Sub of its obligations hereunder, and except that this Agreement may be assigned by operation of law to any corporation or entity with or into which Monterey or Merger Sub may be merged or consolidated or to which Monterey transfers all or substantially all of its assets, and such corporation or entity assumes this Agreement and all obligations and undertakings of Monterey or Merger Sub hereunder.

         11.5 Gender and Number. The masculine, feminine, or neuter pronouns used herein shall be interpreted without regard to gender, and the use of the singular or plural shall be deemed to include the other whenever the context so requires.

         11.6 Schedules and Exhibits. The Schedules and Exhibits referred to herein and attached hereto are incorporated herein by such reference as if fully set forth in the text hereof. At Effective Time, Texas Mortgage shall update all Schedules, specifically identifying any variance from the original Schedules delivered hereunder.

         11.7 Waiver of Provisions. The terms, covenants, representations, warranties, and conditions of this Agreement may be waived only by a written instrument executed by the party waiving compliance. The failure of any party at any time to require performance of any provisions hereof shall, in no manner, affect the right at a later date to enforce the same. No waiver by any party of any condition, or breach of any provision, term, covenant, representation, or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or of the breach of any other provision, term, covenant, representation, or warranty of this Agreement.

         11.8 Costs. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees, accounting fees, and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

         11.9 Amendment. This Agreement may not be amended except by an instrument in writing approved by the parties to this Agreement and signed on behalf of each of the parties hereto.

         11.10 Expenses. Except as otherwise expressly provided herein, Monterey on the one hand, and the Shareholders on the other hand, shall bear their own expenses (which shall, in the case of Shareholders, include those of Plano and Texas Mortgage) incident to this Agreement and the transactions contemplated hereby, including without limitation, all fees of counsel, consultants, and accountants.

         11.11 Severability. If any term, provision, covenant, or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants, and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired, or invalidated and the court shall modify this Agreement or, in the absence thereof, the parties shall negotiate in good faith to modify this Agreement to preserve each party's anticipated benefits under this Agreement.

         11.12 Extent of Obligations. All covenants, representations, warranties, indemnities, and agreements made by Texas Mortgage and Shareholders herein shall be deemed joint and several as to each of them, provided that following the Closing, Shareholders shall be solely responsible for the obligations of such parties arising prior to the Closing made herein.

         IN  WITNESS   WHEREOF,   Monterey,   Merger  Sub,  Texas  Mortgage  and
Shareholders have caused this Agreement to be executed on the date first written above by their respective officers thereunder duly authorized.


                                        MONTEREY HOMES CORPORATION,
                                        a Maryland corporation


                                        By:
                                           -------------------------------------
                                        Name: William W. Cleverly
                                        Title:   Chairman


                                        By:
                                           -------------------------------------
                                        Name:  Steven J. Hilton
                                        Title:    President


                                        MONTEREY MORTGAGE ACQUISITION
                                        CORPORATION, a Texas corporation


                                        By:
                                           -------------------------------------
                                        Name: William W. Cleverly
                                        Title:   Chairman


                                        By:
                                           -------------------------------------
                                        Name:  Steven J. Hilton
                                        Title:    President


                                        TEXAS HOME MORTGAGE CORPORATION,
                                        a Texas corporation


                                        By:
                                           -------------------------------------
                                        Name:  John Landon
                                        Title:    President

                                        ----------------------------------------
                                        JOHN LANDON

                                        ----------------------------------------
                                        ELEANOR LANDON
                                       48